UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Eversource Energy
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2025 ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholders:
On behalf of the Board of Trustees and employees of Eversource Energy, it is my pleasure to invite you to attend the 2025 Annual Meeting of Shareholders of Eversource Energy.
In 2024, Eversource’s dedicated and engaged employees again provided safe, reliable energy and water service, top-class customer service, and focused storm response to our 4.6 million customers. We invested more than $4.6 billion into our core businesses in 2024 to improve our already strong reliability and customer service, harden our systems against the impact of extreme weather, and enable additional clean energy resources to connect to the grid. We completed the sale of our offshore wind assets, enhancing our balance sheet and reducing corporate risk. And we completed the Phase II divestiture process for our water distribution business, leading to the execution in January 2025 of a definitive agreement to sell Aquarion Water Company. These initiatives are positioning the Company to move forward as a pure-play electric and natural gas utility company with considerable and attractive opportunities for investment.

We also continued our work as a catalyst and an enabler of New England’s clean energy transition. We received approval for our Massachusetts Electric Sector Modernization Plan, a roadmap for the investments needed to enable the Commonwealth’s clean energy future, achieve decarbonization goals, and accommodate growth in electric demand. We advanced our first-in-the-nation networked geothermal pilot project; received approval for additional solar energy projects coupled with battery storage; completed the first phase of our Cape Cod Solution transmission upgrade; and received federal grant commitments supporting our proposed Huntsbrook clean energy hub in Connecticut and an expansion of capabilities of our Battery Energy Storage System in Provincetown, Massachusetts. At year’s end, we also announced the acquisition of property in Everett, Massachusetts, that offers great promise as a potential future clean energy hub. We’ll work with state and community stakeholders to plan and design a future use that benefits all parties.
The past year brought positive developments on the regulatory and legislative front. In Massachusetts, we applauded the passage of climate legislation that included infrastructure siting reform. In New Hampshire, we received a positive interim rate decision while the Public Utilities Commission reviews our electric rate case. Unfortunately, a continued challenging regulatory environment in Connecticut directly contributed to credit rating downgrades for the state’s electric and natural gas utilities, including Eversource, which will increase the costs customers bear for system investments. We continue to work with all stakeholders in Connecticut to emphasize the need for a more constructive regulatory approach. We also understand that energy affordability is an increasing concern in all the areas we serve, and we are engaged in discussions on this topic with regulators and other stakeholders, while also offering extensive customer assistance programs.
Eversource continues to lead by example in the areas of responsibility and sustainability, and to make progress toward meeting our region’s carbon reduction targets. We maintained industry-leading ratings from top sustainability and governance evaluators and continued to deepen our company-wide commitment to employee engagement and collaboration with communities.
We strongly supported our communities throughout the year and were proud to receive independent national recognition for excellence in a variety of areas. These honors included Newsweek’s list of Most Responsible Companies; the JUST Capital list of Most JUST Companies; TIME magazine’s list of World’s Best Companies; USA Today and Statista’s list of America’s Climate Leaders; and Healthiest Employer’s list of the 100 Healthiest Workplaces in America. We were also honored to receive the U.S. Department of Labor’s Hire Vets Medallion, as well as honors from the Environmental Business Council of New England, American Council for an Energy-Efficient Economy, and others.
On behalf of your Board of Trustees, we thank you for your continued support of Eversource Energy.
Very truly yours,
Joseph R. Nolan, Jr.
Chairman of the Board, President and Chief Executive Officer
March [•], 2025

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Notice of Annual
Meeting of Shareholders
DATE:	Thursday, May 1, 2025
TIME:	10:30 a.m. Eastern Time
PLACE:	Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199
Business Items/Agenda
1.
Elect the nine nominees named in the proxy statement as Trustees to hold office until the 2026 Annual Meeting.

2.
Consider an advisory proposal approving the compensation of our Named Executive Officers.

3.
Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

4.
Approve proposed amendments to our Declaration of Trust to eliminate supermajority voting requirements and allow virtual annual meetings of shareholders.

5.
Consider a shareholder proposal titled “Support an Independent Board Chairman,” if properly brought before the meeting.

6.
Consider other matters that may properly come before the meeting.

Adjournments and Postponements
The business items to be considered at the Annual Meeting may be considered at the meeting or following any adjournment or postponement of the meeting.
Record Date
You or your proxy are entitled to vote at the Annual Meeting or at any adjournment or postponement if you were an Eversource Energy shareholder at the close of business on March 4, 2025.
Voting
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting and Voting” beginning on page 88. This Notice of Annual Meeting of Shareholders and our proxy statement are first being made available to shareholders on or about March [•], 2025.
Meeting Attendance Information
You or your proxy are entitled to attend the Annual Meeting or any adjournment or postponement if you were an Eversource Energy shareholder at the close of business on March 4, 2025 or hold a valid proxy to vote at the Annual Meeting. Please be prepared to present photo identification to be admitted to the meeting. If your shares are not registered in your name but are held in “street name” through a bank, broker or other nominee, and you plan to attend, please bring proof of ownership.
By Order of the Board of Trustees,
James W. Hunt, III
Executive Vice President and Secretary
March [•], 2025

Important Notice Regarding the Availability of Proxy Statement Materials for the Annual Meeting of Shareholders to be held on May 1, 2025. The Proxy Statement for the Annual Meeting of Shareholders to be held on May 1, 2025 and the 2024 Annual Report are available on the Internet at www.envisionreports.com/ES

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2025 Proxy Statement i

Forward-Looking Statements
This proxy statement may contain forward-looking statements that are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “estimate,” “expect,” “pending,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “would,” “should,” “could,” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made and speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including, but not
ii 2025 Proxy Statement

limited to, those discussed under “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 14, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this proxy statement and in our periodic filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
2025 Proxy Statement iii

Information Summary
This summary highlights information contained elsewhere in this proxy statement. This is only a summary, and we encourage you to review the entire proxy statement, as well as our 2024 Annual Report. A Notice of Internet
Availability of Proxy Materials, our 2024 Annual Report, and a form of proxy or voting instruction card are first being made available to shareholders on or about March [•], 2025.

Annual Meeting of Shareholders
Time and Date:	10:30 a.m., Eastern Time, on Thursday, May 1, 2025
Location:	Ropes & Gray LLP, 800 Boylston Street, Boston, MA 02199
Record Date:	March 4, 2025
2024 Performance Highlights

We achieved several positive financial, operational and sustainability performance results in 2024. The following are brief summaries of some of our most important accomplishments. Please also refer to “Summary of 2024 Accomplishments and Compensation” found on page 37 of this proxy statement.
Financial
•
2024 earnings per share equaled $2.27 per share, and non-GAAP earnings equaled $4.57, which excludes charges related to the loss on the sale of our offshore wind investments and the loss on the pending sale of our Aquarion water distribution business. Please see Exhibit A to the Compensation Discussion and Analysis.

•
Our Board of Trustees increased the annual dividend rate by 5.9 percent for 2024 to $2.86 per share, exceeding the Edison Electric Institute (EEI) Index companies’ median dividend growth rate of 5.1 percent.

•
Eversource completed the sale of our offshore wind investments under difficult economic conditions and significant project challenges. We completed the sale of the Sunrise Wind Project to Ørsted in July and the sale of the Revolution Wind and South Fork Wind Projects to Global Infrastructure Partners closed in September. Construction is proceeding ahead of a revised schedule for our onshore construction commitments.

•
We completed Phase II of the sale process for our Aquarion water distribution business and these efforts led to the execution in January 2025 of a definitive agreement to sell Aquarion.

•
Eversource achieved many constructive regulatory outcomes in 2024, including approval of our Massachusetts Electric Sector Modernization Plan (ESMP), which provides for incremental capital spending of $600 million, paving the way for the energy roadmap of the future; the Connecticut Public Utilities Regulatory Authority (PURA) approval of the CT Rate Adjustment Mechanism (RAM) Order for $873 million, as well as $70 million in electric vehicle costs incurred from 2021-2024; the Massachusetts Department of Public Utilities (DPU) approval of Eversource Gas Company of

Massachusetts’s First Rate Base roll-in for $140 million as agreed upon in the 2020 Columbia Gas Company settlement agreement; successfully reached a settlement with the New Hampshire Public Utilities Commission (NHPUC) for $61.2 million in temporary rates; and successfully implemented our storm cost recovery strategy by making regulatory filings in each jurisdiction including $806 million in Connecticut, $222 million in Massachusetts and $232 million in New Hampshire.
Operational
•
On average, 2024 customer power interruptions were 21.2 months apart, ranking us in the top decile in our industry; and average service restoration time was 63.5 minutes; this performance ranks us in the top decile of our New England and Mid-Atlantic peers and in the industry.

•
Our on-time response to gas customer emergency calls was 98.1 percent, which continues to exceed mandated emergency response requirements.

•
We successfully scaled decarbonization offerings for customers to support increased energy efficiency goals in Massachusetts and Connecticut.

•
We achieved success in several operational and customer focused areas, including the migration to a new customer information system (the OMNI Phase II project) in Massachusetts.

•
Technology planning and development for our Massachusetts Advanced Metering Infrastructure (AMI or smart meters) continued throughout 2024 and we are on track to begin implementing smart meter technology for customers in 2025.

2025 Proxy Statement 1

Information Summary
ESG/Sustainability
•
We qualified for $89 million in federal funding from the U.S. Department of Energy (DOE) for the Huntsbrook clean energy interconnection hub that will be constructed in Connecticut.

•
The Company marked the commissioning of our geothermal pilot in Framingham, Massachusetts by converting most participating customers’ homes to geothermal. We are one of 11 companies nationwide that will receive federal funding through a grant to explore the feasibility of expanding this pilot.

•
We advanced utility-owned solar and electric vehicle infrastructure projects in Connecticut, Massachusetts and New Hampshire.

•
We are continuing to mitigate climate change impacts through reductions in greenhouse gas (GHG) emissions.

•
Our 2024 Trustee nominees include seven who have served on the Board for seven or fewer years.

•
We were again recognized by a significant number of organizations for our leadership in ESG, women’s equality, energy efficiency, veterans and equal opportunity hiring, and workplace wellness.

•
We continued our strong support of our communities through our corporate philanthropy and employee volunteer programs. Our 2024 charitable giving and community economic development support totaled $27 million.

2 2025 Proxy Statement

Information Summary
Corporate Governance Highlights

We maintain effective corporate governance standards:
✓
All Trustees are elected annually by a majority vote of the common shares issued and outstanding.

✓
All of the nominees are independent other than the Chief Executive Officer.

✓
We have a Lead Independent Trustee and hold at least three independent Trustee meetings every year.

✓
We adopted a proxy access provision in 2017.

✓
Each of our Trustees attended at least 75 percent of the aggregate number of Board and Committee meetings during 2024.

✓
We require that Trustees retire at the Annual Meeting following the Trustee’s 75th birthday.

✓
We hold shareholder engagement meetings throughout the year among management and our shareholders at which we discuss executive compensation governance, our financial performance, ESG, climate change and sustainability, and overall corporate governance.

✓
We conduct annual Board and Committee self-assessments and other Board refreshment actions.

✓
Our shareholders have the right to call a special meeting upon the request of the holders of 10 percent of the Company’s outstanding shares.

✓
We practice confidential proxy voting for shareholder meetings.

Executive Compensation Governance Highlights

What we DO:
✓
Focus on Pay for Performance.

✓
Maintain share ownership and holding guidelines.

✓
Utilize balanced incentive metrics including both absolute and relative measures.

✓
Deliver the majority of incentive compensation opportunity in long-term equity.

✓
Maintain double-trigger change in control vesting provisions.

✓
Maintain a broad financial and personal misconduct clawback policy relating to incentive compensation.

✓
Tie 75 percent of long-term incentive compensation to performance and grant 100 percent of long-term incentive compensation in equity.

✓
Engage an independent compensation consultant.

✓
Hold an annual Say-on-Pay vote.

✓
Impose payout limitations on incentive awards.

✓
Maintain a limited Trustee and executive trading window.

What we DON’T do:
X
Include tax gross-ups in any new or materially amended executive compensation agreements.

X
Allow hedging, pledging or similar transactions by Trustees and executives.

X
Provide for liberal share recycling within long term compensation grants.

X
Pay dividends on equity awards before vesting.

X
Allow for discounts or repricing of options or stock appreciation rights.

2025 Proxy Statement 3

Information Summary
Voting Items and Board Recommendations

2025 Business Items
The Board of Trustees of Eversource Energy is asking you to vote on five items:
Item 1 — Election of Trustees

The Board has nominated nine Trustees for re-election to our Board of Trustees. Each of the nominees was elected to the Board by at least 86.96 percent of the shares voted at the 2024 Annual Meeting. The following table provides summary information about each nominee:

				Board Committees
Trustee	Age	Trustee Since	Independent	Audit	Compensation	Governance, Environmental and Social Responsibility	Executive	Finance
Cotton M. Cleveland	72	1992	Y			C	M	M
Linda Dorcena Forry	51	2018	Y	M		M
Gregory M. Jones	67	2020	Y	M		M
Loretta D. Keane	66	2023	Y	C			M	M
John Y. Kim	64	2018	Y		M		M	C
David H. Long	64	2019	Y		M	M
Joseph R. Nolan, Jr.	61	2021	N				C
Daniel J. Nova	63	2023	Y		C		M	M
Frederica M. Williams	66	2012	Y	M	M

C:
Committee Chair

M:
Committee member

Board Composition
Of our nine nominees eight are independent and seven have served on the Board for seven or fewer years. Please see the sections in Item 1 Election of Trustees, under the captions “Election of Trustees,” “Selection of Trustees,”
“Trustee Qualifications, Skills and Experience,” and “Evaluation of Board and Board Refreshment” beginning on page 8.

Item 2 — Advisory Vote to Approve the Compensation of our Named Executive Officers

We are asking shareholders to approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (SEC). As noted in the Summary of 2024 Accomplishments and elsewhere in this proxy statement, except for the effects of the loss on the sale of our offshore wind investments and the loss on the pending sale of our Aquarion water distribution business, we achieved excellent performance results in 2024. Our Board is committed to executive compensation programs that reflect market-based incentive compensation and that align the interests of our executives with those of our shareholders, and we believe that the compensation paid to our Named Executive Officers in 2024 reflects that alignment between pay and performance. Please see pages 78 – 79.

Item 3 — Ratify the Selection of the Independent Registered Public Accounting Firm for 2025

Our Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2025. The Board is seeking shareholder ratification of this selection. Please see pages 80 – 82.

4 2025 Proxy Statement

Information Summary
Item 4 — Approve Amendments to Declaration of Trust to Eliminate Supermajority Voting Provisions and Allow Virtual Annual Meetings of Shareholders

Shareholders are being asked to approve proposed amendments to our Declaration of Trust to revise all provisions that currently call for more than a majority vote to a majority only vote and to add language which allows virtual annual meetings of shareholders to be held. At the 2024 Annual Meeting, a majority of votes cast by Eversource shareholders supported a proposal requesting that the Board take the steps necessary to eliminate the supermajority voting requirements in Eversource’s Declaration of Trust. Please see page 83.
The Board of Trustees recommends that shareholders vote FOR Items 1, 2, 3 and 4.

Item 5 — Shareholder Proposal titled “Support an Independent Chairman”

The Company has received a shareholder proposal from John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, which asks that the Eversource Energy Board of Trustees adopt an enduring policy requiring that two separate people hold the office of the Chairman of the Board and the office of the CEO and that whenever possible, the Chairman of the Board be an independent Trustee. Please see page 84.
The Board of Trustees recommends that shareholders vote AGAINST Item 5.

2025 Proxy Statement 5

Proxy Statement
Annual Meeting of Shareholders
May 1, 2025
Introduction

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Trustees of Eversource Energy for use at the Annual Meeting of Shareholders (the Annual Meeting). We are holding the Annual Meeting on Thursday, May 1, 2025, at 10:30 a.m. Eastern Time, at the offices of Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199.
We have provided our shareholders with a Notice of Internet Availability of Proxy Materials or a printed copy of materials, with instructions on how to access them online and how to vote. We will continue to provide printed materials to those shareholders who have requested them. If you are a record holder and would like to change the method of delivery of your proxy materials, please contact our transfer agent, Computershare Investor Services, P. O. Box 43078, Providence, Rhode Island 02940-3078; toll free: 800-999-7269; or login to your online account at www.computershare.com/investor to update your delivery preferences. You may do the same as a beneficial owner by contacting the bank, broker, or other nominee where your shares are held.
We are making this proxy statement available to solicit your proxy to vote on the matters presented at the Annual Meeting. Our Board requests that you submit your proxy by the Internet, telephone or at the Annual Meeting so that your shares will be represented and voted at our Annual
Meeting. The proxies will vote your common shares as you direct. For each item, you may vote “FOR” or “AGAINST” a nominee or item or you may abstain from voting on the item.
If you submit a signed proxy card without any instructions, the proxies will vote your common shares consistent with the recommendations of our Board of Trustees as stated in this proxy statement. If any other matters are properly presented at the Annual Meeting for consideration, the proxies will have discretion to vote your common shares on those matters. As of the date of this proxy statement, we did not know of any other matters to be presented at the Annual Meeting.
Only holders of common shares of record at the close of business on March 4, 2025 (the record date) are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date, there were 27,587 holders of record and 367,081,902 common shares outstanding and entitled to vote. You are entitled to one vote on each matter to be voted on at the Annual Meeting for each common share that you held on the record date.
The principal office of Eversource Energy is located at 300 Cadwell Drive, Springfield, Massachusetts 01104. The general offices of Eversource Energy are located at 800 Boylston Street, Boston, Massachusetts 02199 and 56 Prospect Street, Hartford, Connecticut 06103-2818.

6 2025 Proxy Statement

Item 1: Election of Trustees
Our Board of Trustees oversees the business affairs and management of Eversource Energy. The Board currently consists of nine Trustees, one of whom, Joseph R. Nolan, Jr., our Chairman of the Board, President and Chief Executive Officer, is a member of management.
The Board has nominated each of the incumbent nine Trustees for re-election at the Annual Meeting to hold office until the next Annual Meeting or otherwise until the succeeding Board of Trustees has been elected and at least a majority of the succeeding Board is qualified to act. The number of Trustees was last set at 14; this provides the Board with flexibility to add Trustees when appropriate. Shareholders may vote for up to nine nominees. Unless you specify otherwise in your vote, we will vote the enclosed proxy to elect the nine nominees named on pages 8 – 12 as Trustees.
We describe on the following pages each nominee’s name, age, and date first elected as a Trustee, Committees served on, and a brief summary of the nominee’s business experience, including the nominee’s particular qualifications, skills and experience that led the Board to conclude that the nominee should continue to serve as a
Trustee. Please see the Trustees’ biographies below and the sections captioned “Selection of Trustees,” “Trustee Qualifications, Skills and Experience” and “Evaluation of Board and Board Refreshment” beginning on page 13. Each nominee has indicated to our Lead Independent Trustee that they will stand for election and will serve as a Trustee if elected. The affirmative vote of the holders of a majority of the common shares outstanding as of the record date will be required to elect each nominee. This means that each nominee must receive the affirmative vote of the holders of more than 50 percent of the total common shares outstanding. You may either vote “FOR” or “AGAINST” all, some, or none of the Trustees, or you may abstain from voting. Broker non-votes and abstentions will be counted in the determination of a quorum and will have the same effect as a vote against a nominee.
The Board of Trustees recommends that shareholders vote FOR the election of the nominees listed below.

2025 Proxy Statement 7

Item 1: Election of Trustees
Cotton M. Cleveland

Age: 72
Trustee since 1992
Committees: Executive, Finance, and
Governance,
Environmental and Social Responsibility
BACKGROUND
Ms. Cleveland has served as President of Mather Associates, a firm specializing in leadership and organizational development for business, public and nonprofit organizations since 2012. She is former director of Ledyard National Bank and Main Street America Holdings, Inc., and was the founding Executive Director of the state-wide Leadership New Hampshire program. She has served on the Board of Directors of the Bank of Ireland and as Interim President and Chief Executive Officer of the New Hampshire Women’s Foundation. Ms. Cleveland has also served as Chair, Vice Chair and a member of the Board of Trustees of the University System of New Hampshire, as Co-Chair of the Governor’s Commission on New Hampshire in the 21st Century, and as an incorporator for the New Hampshire Charitable Foundation. Ms. Cleveland received a B.S. degree magna cum laude from the University of New Hampshire, Whittemore School of Business and Economics. For fourteen years she was a certified and practicing Court Appointed Special Advocate/Guardian ad Litem (CASA/GAL) volunteer for abused and neglected children.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Ms. Cleveland founded and serves as President of her own consulting firm. She has experience serving on the boards of directors of numerous companies. She also benefits from her policy-making level experience in education at the university level as the Chair, Vice Chair and member of the Board of Trustees of the University System of New Hampshire. In addition, she has policy-making level experience in financial and capital markets as a result of her service as a director of Ledyard National Bank and Bank of Ireland. Her ties to the State of New Hampshire also provide the Board with valuable perspective. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Cleveland should continue to serve as a Trustee.
Linda Dorcena Forry

Age: 51
Trustee since 2018
Committees: Audit and Governance,
Environmental and Social Responsibility
BACKGROUND
Ms. Forry is the Principal of LDF Holdings, LLC and co-publisher of Reporter Newspapers, an award-winning community journalism company with various online platforms such as the Dorchester Reporter, the Boston Irish Magazine (previously Boston Irish Reporter) and Boston Haitian Reporter. She served as Vice President of Diversity, Inclusion and Community Relations at Suffolk Construction from 2018 – 2022. Ms. Forry served in the Massachusetts Senate from 2013 to 2018, where she was appointed Assistant Majority Whip in 2017 and served in the Massachusetts House of Representatives from 2005 to 2013. She also served on the Executive Staff of the Department of Neighborhood Development for the City of Boston. Ms. Forry serves on numerous boards and civic organizations, including the Edward M. Kennedy Institute, John F. Kennedy Library Advisory Board, Boys and Girls Club of Dorchester, Make-A-Wish Foundation Massachusetts and Rhode Island, BIDMC Trustee Advisory Board, Rappaport Institute for Greater Boston at Harvard Kennedy School of Government, and National Haitian American Elected Officials Network (NHAEON). Ms. Forry received her B.A. degree from Boston College Carroll School of Management in 1998 and her M.P.A. from Harvard University’s Kennedy School of Government in 2014.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Ms. Forry’s significant policy-making level experience from her tenure in state and local government in Massachusetts provides the Board with valuable insight and perspective. She also has experience serving on the boards of directors of several non-profit boards. Her experience and expertise as former Vice President of Diversity, Inclusion and Community Relations at Suffolk Construction provide the Board and the Company with insight into how Eversource can continue its important work in fostering an engaged and collaborative workforce and maintaining a close relationship with our customer communities. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Forry should continue to serve as a Trustee.

8 2025 Proxy Statement

Item 1: Election of Trustees
Gregory M. Jones

Age: 67
Trustee since 2020
Committees: Audit and Governance,
Environmental and Social Responsibility
BACKGROUND
Mr. Jones has served as the Vice President, Community Health and Engagement for Hartford Healthcare since 2017. In April of 2012 he established The Legacy Foundation of Hartford, Inc. and continues to serve as its Chairman. He was the Founder and served as Principal of the Corporate Development Group from 2008 to 2012. In 2011, Mr. Jones joined Tyco Fire & Security as director of North American mergers and acquisitions until 2012. Mr. Jones also serves on several charitable non-profit boards, including the Greater Hartford Community Foundation, Inc. and the Southside Institutions Neighborhood Alliance, and served on the Hartford Hospital Board of Directors from 2012 – 2017. Mr. Jones received his B.S. degree in accounting from Morgan State University, his M.P.M. from Carnegie Mellon University and his M.B.A. from the Wharton School at the University of Pennsylvania.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Mr. Jones has considerable experience in business and management, including experience in financial markets and mergers and acquisitions. In his current position as Vice President, Community Health and Engagement for Hartford Healthcare, Mr. Jones provides his company with the tools to build a bridge between healthcare providers and community members. He also has experience serving on the boards of directors of non-profit boards. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Jones should continue to serve as a Trustee.
Loretta D. Keane

Age: 66
Trustee since 2023
Committees: Audit, Executive and Finance
BACKGROUND
Ms. Keane has served as Chief Financial Officer of Arcadia Solutions, LLC, a Boston based healthcare data platform service provider, since 2018. During the previous 20 years she served as Chief Financial Officer at information, data and technology companies focused on organic and strategic growth in the United States and internationally, including Decision Resource Group (today doing business as Clarivate) and Clarity Software Solutions. Ms. Keane received her B.S. degree in business administration in accounting from Suffolk University and her M.S. degree from Bentley University. She has been active in Financial Executives International, the CFO Leadership Council, the National Association for Corporate Directors and has lectured at Bentley University.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Ms. Keane has more than 25 years of Chief Financial Officer leadership experience, including, information technology and cyber security experience from her positions at high growth software and technology companies. She has worked with executive management teams throughout the Eversource service territory, with focus on strategy and shareholder growth. She is a Certified Public Accountant. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Keane should continue to serve as a Trustee.

2025 Proxy Statement 9

Item 1: Election of Trustees
John Y. Kim

Age: 64
Trustee since 2018
Committees: Executive, Finance and Compensation
BACKGROUND
Mr. Kim has served as the founder and Managing Partner of Brewer Lane Ventures, LLC a technology-focused venture firm since 2019. Mr. Kim served as President of New York Life Insurance Company from 2015 until his retirement in 2018 and also served in a variety of other management positions at New York Life, including as the company’s Chief Investment Officer. Mr. Kim serves on the Board of Directors of Franklin Resources, Inc., a publicly held company and serves on the board of seven privately-held technology startup companies: Avibra, Inc., Ease Capital, EvolutionIQ, Exos Financial, Kingfield Corp., Ladder Financial Inc., and Socotra, Inc. He has served as the vice chair of the Connecticut Business and Industry Association, as a member of the MetroHartford Alliance, Inc., and as chairman of the University of Connecticut Foundation. He has also been active with the Greater Hartford Arts Council, The Hartford Stage Company, and the Connecticut Opera Association. Mr. Kim received his B.A. degree from the University of Michigan in 1983 and his M.B.A. degree from the University of Connecticut in 1987.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Mr. Kim has more than 30 years of experience in the financial services area. His varied and comprehensive accounting, financial, technology, risk and financial reporting experience acquired at several nationally known insurance companies, including New York Life Insurance Company, Prudential Retirement, CIGNA Retirement and Investment Services and Aetna, provides the Board and its Committees with valuable insight and perspective. He also has been closely associated with several important Connecticut business and non-profit groups and is an experienced public company director. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Kim should continue to serve as a Trustee.
David H. Long

Age: 64
Trustee since 2019
Committees: Compensation and Governance,
Environmental and Social Responsibility
BACKGROUND
Mr. Long currently serves as the Chairman of Liberty Mutual Holding Company, Inc. He was elected President and a Director of Liberty Mutual Holding Company, Inc. in 2010, became Chief Executive Officer in 2011 and was elected Chairman in 2013. He serves on numerous boards and civic organizations, including Hartwick College, Massachusetts General Hospital, Massachusetts General Hospital’s President’s Council, Ford’s Theatre, Massachusetts Competitive Partnership, Board of Governors for the Boston College, Chief Executives Club of Boston, MIT President’s CEO Advisory Board, Greater Boston Chamber of Commerce, Jobs for Massachusetts, Inc., Tamarack Technologies and as Chairman of Massachusetts General Hospital’s annual fundraiser, Aspire, which provides social services and development opportunities for children and young adults on the Autism spectrum. He also serves as a director and officer of The Common Room, a non-profit organization. Mr. Long received his B.A. degree from Hartwick College in 1983 and his M.S. in finance from Boston College in 1989, and was awarded an honorary Doctorate degree from Hartwick College in 2014, an honorary Doctorate of Commercial Science degree from Bentley University in 2017 and an honorary Doctor of Business and Commerce degree from Merrimack College in 2018.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Mr. Long has over 35 years of experience in the financial services area. His comprehensive accounting, financial and financial reporting experience acquired in a regulated industry at Liberty Mutual Holding Company, Inc. provides the Board and its Committees with valuable insight and perspective. Mr. Long also acquired important management and leadership skills that provide additional value and support to the Board. He has served on numerous boards of for-profit and non-profit companies and their committees. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Long should continue to serve as a Trustee.

10 2025 Proxy Statement

Item 1: Election of Trustees
Joseph R. Nolan, Jr.

Age: 61
Chairman since 2022
Trustee since 2021
Committee: Executive
BACKGROUND
Mr. Nolan is Chairman of the Board, President and Chief Executive Officer of Eversource Energy and is Chairman and a director of Eversource’s principal subsidiaries, excepting The Connecticut Light and Power Company. Mr. Nolan was elected President and Chief Executive Officer in 2021 and elected Chairman in 2022. Previously, Mr. Nolan served as Executive Vice President-Strategy, Customer and Corporate Relations of Eversource Energy since February 5, 2020. Prior to that, Mr. Nolan served as Executive Vice President-Customer and Corporate Relations of Eversource Energy from August 8, 2016 to February 5, 2020. Mr. Nolan also serves on the Boards of Directors of the NB Bancorp. Inc., Needham Bank; President’s Council, MGH Institute of Health Professionals; New England Council, Chairman’s Council; Boston Children’s Hospital; Intercontinental Real Estate Corporation, Long Island, New York Association; Francis Ouimet Scholarship Fund; and Camp Harbor View Foundation. He received both his B.A. degree in communications and M.B.A. degree from Boston College.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Mr. Nolan is Chairman of the Board, President and Chief Executive Officer. His extensive experience in the energy industry and diverse communications and management skills provide the necessary background to lead the Company. He also serves our customer community through his service on and work with many non-profit boards. Since becoming Chief Executive Officer, he has continued the Company’s financial and operational success and continued to position Eversource as a national clean energy leader. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Nolan should continue to serve as a Trustee.
Daniel J. Nova

Age: 63
Lead Independent Trustee since 2024 and Trustee since 2023
Committees: Compensation, Executive and Finance
BACKGROUND
Mr. Nova has been a General Partner at Highland Capital Partners LLP, a global venture capital firm with offices in Boston, Silicon Valley and San Francisco, since 1996. From October 2020 to December 2022, Mr. Nova served as a director of Highland Transcend Partners I Corp., a publicly-traded company. Mr. Nova currently serves as a director and member of the Compensation Committee of ThredUp Inc., a publicly-traded online resale platform. He also serves on the boards of directors of several privately held companies, including Catalant Technologies, Inc., Kyruus, Inc., and RapidSOS, Inc. He serves on the Board of Directors of the American Repertory Theater. Mr. Nova holds a B.S. degree in Computer Science and Marketing from Boston College and an M.B.A. degree from Harvard Business School.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Mr. Nova has more than 25 years of leadership, financial, and information technology and cyber security experience derived from his serving as a General Partner and as a director. He also provides in-depth experience to the Board from his service as a director of several public companies, including service on board committees, and has also served on area non-profit boards, all of which continue to provide the Board with valuable knowledge and insight. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Nova should continue to serve as a Trustee.

2025 Proxy Statement 11

Item 1: Election of Trustees
Frederica M. Williams

Age: 66
Trustee since 2012
Committees: Audit and Compensation
BACKGROUND
Ms. Williams has served as President and Chief Executive Officer of Whittier Street Health Center in Boston, an urban community health care facility serving residents of Boston and surrounding communities, since 2002. Prior to joining Whittier Street Health Center, she served as the Senior Vice President of Administration and Finance and Chief Financial Officer of the Dimock Center, a large health care and human services facility in Boston. Ms. Williams is a member of the Board of Trustees of Dana Farber Cancer Institute, the Massachusetts League of Community Health Centers and Boston Health Net. She is a Fellow of the National Association of Corporate Directors, a member of the Massachusetts Women’s Forum, International Women’s Forum, and Women Business Leaders of the U.S. Health Care Industry Foundation. Ms. Williams attended the London School of Accountancy, passed the examinations of the Institute of Chartered Secretaries and Financial Administrators (United Kingdom) (ICSA) and of the Institute of Administrative Management (United Kingdom) with distinction, and was elected a Fellow of the ICSA in 2000. She obtained a graduate certificate in Administration and Management from the Harvard University Extension School and an M.B.A. degree with a concentration in Finance from Anna Maria College.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Ms. Williams has more than 25 years of experience in a regulated industry, and has served as the President and Chief Executive Officer of Whittier Street Health Center, a national model for providing broader access to high quality and cost-effective health care, for more than twenty years. This service has provided her with a broad base of financial, leadership, management and community experience and skills. She also has significant experience serving on several non-profit boards. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Williams should continue to serve as a Trustee.

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Governance of Eversource Energy
Board’s Leadership Structure

Joseph R. Nolan, Jr. is our Chairman of the Board, President and Chief Executive Officer. Daniel J. Nova serves as our Lead Independent Trustee.
As Lead Independent Trustee, Mr. Nova presides at executive sessions of the independent Trustees; facilitates communication between the Chief Executive Officer and the Trustees; participates with the Compensation Committee, which he chairs, in its evaluation of the Chief Executive Officer; and provides ongoing information to the Chief Executive Officer about his performance.

Selection of Trustees

This section and the next two sections discuss how we select individuals to become Trustees and how we continually ensure that we have a fully-qualified and effective Board with a diversity of viewpoints and experience.
As set forth in its charter, it is the responsibility of the Governance, Environmental and Social Responsibility Committee to identify individuals qualified to become Trustee and to recommend to the Board a slate of Trustee nominees to be submitted to a vote of our shareholders at the Annual Meeting of Shareholders. The Committee has from time to time retained the services of a third party executive search firm to assist it in identifying and evaluating such individuals.
As provided in our Corporate Governance Guidelines, the Governance, Environmental and Social Responsibility Committee seeks nominees with the following qualifications:

Trustees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board should represent diverse experience at policy-making levels in business, government, education, community and charitable organizations, as well as areas that are relevant to our business activities. The Governance, Environmental and Social Responsibility Committee also seeks diversity in personal background when considering Trustee candidates.

Applying these criteria and those noted elsewhere in this proxy statement, the Governance, Environmental and Social Responsibility Committee also considers Trustee candidates suggested by its members as well as by management and shareholders.
As part of the annual nomination process, the Governance, Environmental and Social Responsibility Committee reviews the independence, qualifications, skills and experience of each nominee for Trustee and reports its findings to the Board. At meetings held on January 29, 2025, the Governance, Environmental and Social Responsibility Committee and the Board of Trustees determined that each Trustee (except our Chairman of the Board, President and Chief Executive Officer) is independent, that each Trustee possesses the highest personal and professional ethics, integrity and values, and that each Trustee remains committed to representing the long-term interests of our shareholders. The Committee’s review also focused on each Trustee’s experience at policy-making levels in business, government, education, community and charitable organizations, and other areas relevant to our business activities, as described below. Based on this review, the Committee advised the Board on January 29, 2025, that each of the Trustees was qualified to serve on the Board under the Corporate Governance Guidelines.
The Governance, Environmental and Social Responsibility Committee and the Board annually review the skills and qualifications that they determine are necessary for the proper oversight of the Company by the Trustees in furtherance of their fiduciary duties. The Committee and the Board remain focused on ensuring that the individual and collective abilities of the Trustees continue to meet the changing needs of the Company and its constituencies. The Board is committed to nominating individuals who satisfy the applicable criteria for outstanding service to our Company and who together comprise the appropriate and diverse Board composition in light of evolving business demands. The Board evaluates the effectiveness of each Trustee in contributing to the Board’s work and the potential contributions of each new nominee.

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Governance of Eversource Energy
Trustee Qualifications, Skills and Experience

Eversource Energy is a holding company with electric, gas and water utility subsidiaries that provide service to customers in Connecticut, Massachusetts and New Hampshire. The Company is a leader in enabling the development of clean energy. Combined with our successful and effective energy efficiency programs, the Company is positioned at the forefront in the fight against climate change. We stress great reliability and customer service for our customers, solid financial performance for our shareholders, a safe, respectful workplace for our employees that provides good wages and benefits, and continuous involvement with and support of our communities. Eversource has set a goal to be carbon neutral by 2030. To help us achieve this goal, we seek Trustees with both overall skills and experience and some that are specialized. We describe here and elsewhere the qualifications, skills and experience that we feel are necessary and that our Trustees possess.
Set forth below is a list of the qualifications, skills and experience we seek, followed by a description noting how these qualifications, skills and experience are particularly important to our Board:
Accounting and Financial Experience. As a publicly traded electric, gas and water utility holding company whose companies are subject to substantial federal, state and accounting industry rules, it is especially important that the Board members have significant accounting experience. Accurate and complete financial reporting, financing, auditing and internal controls are critical to our success. We expect all of our Trustees to be literate in financial statements and financial reporting processes. Several of our Trustees are career accounting and financial executives who provide us with superior strength in the Board’s oversight of this important element of the Board’s responsibilities.
Community and Charitable Organization Experience. Public utility companies have a unique position and role in the communities they serve beyond that of most companies. The Board supports and encourages community involvement and development and philanthropic goals and activities. The Eversource Energy Foundation, Inc. was established in 1998 to focus on our community investments and to provide grants to our non-profit community partners. Consistent with our business strategy and core values, the Foundation invests primarily in projects that address issues of economic and community development and the environment. Each Trustee has experience in one or more community or charitable organizations. We operate New England’s largest energy delivery system in three different states. Because a majority of our Trustees also reside in our service territory, they not only have ties to local communities, but they also understand our customers’ needs.
Environmental, Social and Governance, and Sustainability Experience. We prioritize the importance of strong environmental, social and governance practices, implementing measures to reduce the GHG emissions of both the Company and our region. We focus on the wellbeing of our customers and communities, through excellent customer service and continuing corporate philanthropy programs. We are committed to the health, safety and advancement of our employees, through our many pay, benefit and overall human capital management programs and through our sound, highly-rated governance practices. Experience in corporate responsibility and sustainability is important, as it assists the Board in its oversight of our ESG and sustainability practices so that Eversource is able to continue its commitment to protection of the environment, to the communities where our customers live and work, to our employees, and to society overall. Our Trustees have experience in all facets of corporate responsibility and sustainability, understand this critical part of our business, and are able to help us in maintaining our position as an ESG and sustainability leader.
Management, Senior Executive and Director Experience. Many of our Trustees serve or have served as senior executives or directors of other companies, providing us with unique insights. These individuals possess extraordinary leadership qualities as well as the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, long-term strategic planning, risk management and corporate governance, and know how to drive change and growth.
Regulatory Experience. Each of our utility subsidiaries is regulated in virtually all aspects of its business by various federal and state agencies, including the SEC, the Federal Energy Regulatory Commission (FERC), and various state and/or local regulatory authorities with jurisdiction over the industry and the service areas in which we operate. Accordingly, the Board values the policy-making experience in a heavily regulated industry that several of our Trustees possess.
Risk Management Experience. Assessing and managing risk in a rapidly changing clean energy environment is critical to our success. Several of our Trustees have served in leadership positions and have the experience to understand and evaluate the most significant risks we face and the experience and leadership to provide effective oversight of risk management processes, including Information Technology, Cyber and Physical Security.

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Governance of Eversource Energy
2025 Proxy Statement 15

Governance of Eversource Energy
Evaluation of Board and Board Refreshment

The Governance, Environmental and Social Responsibility Committee annually reviews and evaluates the performance of the Board of Trustees, Board Committees and individual Board members. The Committee periodically assesses the Board’s contribution as a whole and identifies areas in which the Board or senior management believes a better contribution can be made. The Committee also reviews the attributes and skills of the Board members as a way to refresh and continually ensure that the Board has the proper mix of skills. The Board and each of the Committees, other than the Executive Committee, also conduct annual performance self-evaluations to increase the effectiveness of the Board and its Committees; the results of these are reviewed and discussed with the Board. Our self-evaluation program includes the completion of Board and Committee questionnaires, interviews by the Lead Independent Trustee with each Board member, interviews by each Committee Chair with each Committee member, and discussions by the Board and each Committee of the Board and Committee effectiveness and any issues raised by our Board members during the self-evaluation process. In addition to the Committee reviews and the annual self-evaluations conducted by the Committee and the Board, the Committee and the Board also annually review the independence, performance and qualifications of each Trustee prior to nominations being made for an additional term. These reviews are discussed by the Committee, following which it makes recommendations to the Board regarding nominees for election as Trustees.
Shareholders who desire to suggest potential candidates for election to the Board of Trustees may address such information, in writing, to our Secretary at the mailing address set forth on page 87 of this proxy statement. The communication must identify the writer as a shareholder of the Company and provide sufficient detail about the nominee for the Governance, Environmental and Social Responsibility Committee to consider the individual’s qualifications. Our Declaration of Trust also includes provisions for proxy access.

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Governance of Eversource Energy
Board Committees and Responsibilities

The Board of Trustees has five standing committees, described below. The Board has adopted charters for each of these committees. These charters can be found at
https://www.eversource.com/content/general/about/
investors/corporate-governance/board-committee-charters.

Audit Committee
Members: Loretta D. Keane, Chair Linda Dorcena Forry Gregory M. Jones Frederica M. Williams
The Audit Committee is responsible for oversight of the Company’s financial statements, the internal audit function, and compliance by the Company with legal and regulatory requirements. The Committee also oversees:
•
The appointment, compensation, retention and oversight of our independent registered public accounting firm.

•
The independent registered public accounting firm’s qualifications, performance and independence, as well as the performance of our internal audit function.

•
The review of guidelines and policies that govern management’s processes in assessing, monitoring and mitigating major financial risk exposures.

•
Financial reporting and review of accounting standards and systems of internal control.

•
Significant accounting policies, management judgments and accounting estimates, and earnings releases.

•
All matters that may have a material impact on the financial statements or the Company’s compliance policies and practices.

The Audit Committee has sole authority to appoint or replace the independent registered public accounting firm (for which it seeks shareholder ratification), and to approve all audit engagement fees and terms.
The Committee meets independently with the internal audit staff, the independent registered public accounting firm, management, and then solely as a Committee, at least quarterly. Following each Committee meeting, the Audit Committee reports to the full Board. The Audit Committee met six times during 2024, including the annual joint meeting with the Finance Committee.
Additional information regarding the Audit Committee is contained in Item 3 of this proxy statement beginning on page 80.
Financial Expertise: Each member of the Audit Committee meets the financial literacy requirements of the SEC, the New York Stock Exchange (NYSE) and our Corporate Governance Guidelines. The Board has affirmatively determined that Ms. Keane is an “audit committee financial expert,” as defined by the SEC.
Independence: The Board has determined that each member of the Audit Committee meets the independence requirements of the SEC, the NYSE and our Corporate Governance Guidelines.

2025 Proxy Statement 17

Governance of Eversource Energy
Compensation Committee
Members: Daniel J. Nova, Chair John Y. Kim David H. Long Frederica M. Williams
The Compensation Committee is responsible for the compensation and benefit programs for all executive officers of Eversource Energy and has overall authority to establish and interpret our executive compensation programs. The Compensation Committee also:
•
Reviews our executive compensation strategy, evaluates components of total compensation, assesses performance against goals, market competitive data and other appropriate factors, and makes compensation-related decisions based upon Company and executive performance.

•
Reviews and recommends to the Board of Trustees the compensation of the non-employee members of the Board.

•
Reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation and subject to the further review and approval of the independent Trustees, evaluates the performance of the Chief Executive Officer in light of those goals and objectives.

•
In collaboration with the Chief Executive Officer, oversees the evaluation of executive officers and engages in the succession planning process for the Chief Executive Officer and other executives.

•
Has the sole authority to select and retain experts and consultants in the field of executive compensation to provide advice to the Committee with respect to market data, competitive information, and executive compensation trends; retains an independent compensation consulting firm to provide compensation consulting services solely to the Compensation Committee.

Following each Committee meeting, the Compensation Committee reports to the full Board. The Compensation Committee met four times during 2024.
For additional information regarding the Compensation Committee, including the Committee’s processes for determining executive compensation, see the Compensation, Discussion and Analysis beginning on page 37.
Independence: The Board has affirmatively determined that each member of the Compensation Committee meets the independence requirements of the SEC, the NYSE and our Corporate Governance Guidelines.

Executive Committee
Members: Joseph R. Nolan, Jr., Chair Cotton M. Cleveland Loretta D. Keane John Y. Kim Daniel J. Nova
The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations set forth in our Declaration of Trust, during the intervals between meetings of the Board.
Following each Committee meeting, the Executive Committee reports to the full Board. The Executive Committee met two times in 2024.
Independence: Except for Mr. Nolan, who is the Company’s Chairman of the Board, President and Chief Executive Officer, each member of the Executive Committee is independent.

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Governance of Eversource Energy
Finance Committee
Members: John Y. Kim, Chair Cotton M. Cleveland Loretta D. Keane Daniel J. Nova
The Finance Committee assists the Board in fulfilling its oversight responsibilities relating to financial plans, policies and programs for Eversource Energy and its subsidiaries. The Finance Committee also:
•
Reviews the Company’s plans and actions to assure liquidity; its financial goals and proposed financing programs modifying the Company’s capital structure; its financing programs, including but not limited to the issuance and repurchase of common and preferred shares, long-term and short-term debt securities and the issuance of guarantees; and its operating plans, budgets and capital expenditure forecasts.

•
Reviews the Company’s Enterprise Risk Management (ERM) program and in conjunction with other Committees of the Board, practices to monitor and mitigate cyber, physical security, artificial intelligence and other risk exposures.

•
Reviews and recommends the Company’s dividend policy, as well as new business ventures and initiatives which may result in substantial expenditures, commitments and exposures.

•
Conducts an annual review of counter-party credit policy, insurance coverages and pension plan performance.

Following each Committee meeting, the Finance Committee reports to the full Board. The Finance Committee met five times during 2024, including the annual joint meeting with the Audit Committee.
Independence: While the Committee is not subject to the same independence requirements of the Audit, Compensation and Governance, Environmental and Social Responsibility Committees, the Board has affirmatively determined that each member of the Finance Committee is independent.

2025 Proxy Statement 19

Governance of Eversource Energy
Governance, Environmental and Social Responsibility Committee
Members: Cotton M. Cleveland, Chair Linda Dorcena Forry Gregory M. Jones David H. Long
The Governance, Environmental and Social Responsibility Committee is responsible for developing, overseeing and regularly reviewing our Corporate Governance Guidelines and related policies. The Governance, Environmental and Social Responsibility Committee also:
•
Serves as a nominating committee, establishing criteria for new Trustees and identifying and recommending prospective Board candidates and the appointment of Trustees to Board Committees.

•
Annually reviews the independence and qualifications of the Trustees and recommends to the Board appointments of the Committee members, the Lead Independent Trustee, and the Executive Chairman of the Board and the election of officers of the Company.

•
Annually evaluates the performance of the Board and its Committees.

•
Annually reviews the charters of the Board Committees.

•
Oversees the Company’s climate, environmental, human capital management and social responsibility strategy, programs, policies, risks, targets and performance, as well as related public reporting, in coordination with other Committees or the Board as necessary or appropriate.

Following each Committee meeting, the Governance, Environmental and Social Responsibility Committee reports to the full Board. The Governance, Environmental and Social Responsibility Committee met four times in 2024.
Independence: The Board has affirmatively determined that each member of the Governance, Environmental and Social Responsibility Committee meets the independence requirements of the SEC, the NYSE and our Corporate Governance Guidelines.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is employed by Eversource Energy or any of its subsidiaries. No executive officer of Eversource Energy serves as a member of the compensation committee or on the board of directors of any company at which a member of the Eversource Energy Compensation Committee or Board of Trustees serves as an executive officer.

Meetings of the Board and its Committees

In 2024, the Board of Trustees held eight meetings, four of which included executive sessions attended only by the independent Trustees, and the Board and the Committees held a total of 28 meetings. Each Trustee attended at least 75 percent of the aggregate number of the 2024 Board and
Committee meetings and all Trustees attended the Annual Meeting of Shareholders held on May 1, 2024. Our Trustees are expected to attend our Annual Meetings of Shareholders, but we do not have a formal policy addressing this subject.

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Governance of Eversource Energy
Board’s Oversight of Risk

The Board of Trustees, both as a whole and through its Committees, is responsible for the oversight of the Company’s risk management processes and programs. The Board believes that this approach is appropriate to carry out its risk oversight responsibilities and is in the best interests of the Company and its shareholders. Each year, the Board evaluates its risk assessment function as part of its Board evaluation process.
As set forth below, each Committee reviews management’s assessment of risk for that Committee’s respective area of responsibility. Each Committee member has expertise on risks relative to the nature of the Committee on which they sit. With each Committee Chair reporting to the Board following each Committee meeting, the entire Board can discuss risk related issues, assess their implications and provide oversight on appropriate actions for management to take. All Board meetings are attended by members of senior management at which discussions of relevant risks and challenges facing the Company are held.
The Board of Trustees oversees the Company’s comprehensive operating and strategic planning. The operating plan, which is reviewed and formally approved by the Board in January and February following a review by the Finance Committee, consists of the goals and objectives for the year, key performance indicators, and financial forecasts. The strategic planning process consists of long-term corporate objectives, specific strategies to achieve those goals, and plans designed to implement each strategy. The ERM program is integrated with the annual operating and strategic planning processes to identify the key financial risks associated with the plan. These financial risks are presented to the Board of Trustees as part of both of the annual operating plan and at the Board’s annual strategic planning session.
The Finance Committee is responsible for oversight of the Company’s ERM program and enterprise-wide risks, as well as specific risks associated with cyber security, insurance, credit, financing, pension investments, and line of businesses. Our Committee of Sponsoring Organizations-based ERM program involves the application of a well-defined, enterprise-wide methodology designed to allow our executives to identify, categorize, prioritize, mitigate and monitor the principal risks to the Company. The ERM program is integrated with other assurance functions throughout the Company, including compliance, auditing, and insurance to ensure appropriate coverage of risks that could impact the Company, that the appropriate risk response is determined, and that the risk mitigation plans are periodically verified. The top enterprise-wide risks are identified using a comprehensive cross-functional analysis involving key officers and employees of each organization within the Company and are monitored throughout the year by the Company’s Risk Committee, which is comprised of senior officers of the Company, with key risk indicators and mitigation progress reports. In addition to known risks, the ERM program identifies emerging risks to the Company, through participation in benchmarking groups both within and outside the utility industry, discussions with management, and consultation with outside advisors. Our management then analyzes risks to determine materiality, likelihood and impact, and develops formal mitigation strategies based upon the risk drivers or what could cause the risk to occur. Management broadly considers our business model, the utility industry, the global, regional and local economies, climate change, sustainability, and the current political and economic environment to identify risks. Periodically, the ERM group will perform a correlation exercise to determine the influence the top enterprise risks may have on one another’s likelihood and impact. The findings of this process are discussed with the Finance Committee and the full Board, including reporting on an individual risk-by-risk basis on how these issues are being measured and managed.
In addition to the regularly scheduled reports by ERM of all the Company’s enterprise-wide risks and the results of the ERM program, management reports periodically to both the Board of Trustees and the Finance Committee and/or Joint Audit and Finance Committee in depth on specific top enterprise risks at the Company. ERM also reports regularly to the Finance Committee on the activities of the Company’s Risk Committee. The Company’s Risk Committee meets quarterly, or more frequently if needed. It is responsible for ensuring that the Company is managing its principal enterprise-wide risks, as well as other key risk areas such as operations, environmental, information technology, compliance and safety. The Risk Committee is chaired by the Chief Financial Officer.
The Audit Committee is responsible for oversight of the integrity of the Company’s financial statements, including oversight of the guidelines, policies and controls that govern management’s processes for assessing, monitoring and mitigating major financial risk exposures as well as compliance with laws and regulations. The Company’s Disclosure Committee is responsible for ensuring accurate and appropriate financial statements including the inclusion of relevant risk factors. The Disclosure Committee is made up of individuals with key financial reporting roles and business areas throughout the Company. The Governance, Environmental and Social Responsibility Committee is responsible for the oversight

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Governance of Eversource Energy
of compliance with various governance regulations of the SEC, the NYSE and other regulators, along with environmental activities including clean energy transition, sustainability and climate related impacts, Trustee succession planning, and oversight of the Company’s policies and practices. The Executive Vice President and General Counsel reports on any changes in laws and regulations and recognized best practices as part of the annual review of Committee charters and the Board’s Corporate Governance Guidelines and at Committee and Board meetings. The Board of Trustees administers its compensation risk oversight function primarily through its Compensation Committee. The process by which the Board and the Compensation Committee oversee executive compensation risk is described in greater detail within the Compensation Discussion and Analysis section.

Cyber and Physical Security Risk

The Company’s security policies and practices continue to allow it to protect its employees as well as its cyber and operational assets. At the same time, the Board and its Committees continue to provide substantial and focused attention to cyber and physical security. Comprehensive cyber security reports are provided and discussed at each meeting of the Finance Committee, which has primary responsibility for cyber and physical security oversight at the Committee level. These reports are provided to all members of the Board and are discussed by the full Board during the Finance Committee reports. The reports focus on the changing threat landscape and the risks associated with the Company, describe cyber security drills and exercises, any attempted breaches, cyber incidents within the utility industry and all over the world, as well as the Company’s protections and mitigation strategies, including insurance. In addition, assessments by third party experts of cyber and physical security risks to the utility industry and the Company are conducted periodically.
The Company regularly reviews and updates its cyber and physical security programs and the Board and its Committees continue to enhance their strong oversight activities, including joint meetings of the Audit and Finance Committees, at which cyber and physical security programs and issues that might affect the Company’s financial statements and operational systems are discussed by both Committees with financial, information technology, legal and accounting management, other members of the Board, representatives of the Company’s independent registered public accounting firm, and outside advisors and expert speakers. The key performance indicators that the Company provides to the Board include employees’ performance on simulated “phishing” emails that are sent by the Information Technology Department to test employees’ attention to cyber and information security. The Company continues to outperform industry benchmarks in phishing click-rates.
The Company has a robust Enterprise Risk Management Program which has identified cyber security and physical attacks on critical infrastructure as top enterprise risks. The managing and monitoring of risks are the responsibility of the Company’s Risk Committee, which meets quarterly and is chaired by the Chief Financial Officer. The Chief Information Security Officer (CISO) is responsible for developing, implementing, and enforcing our cyber security program and information security policies to protect the Company’s information systems and operational assets. Our CISO has more than 20 years of relevant information security experience, holds numerous certifications and holds a security clearance from the Department of Homeland Security.
The Company is continuously engaged with numerous outside groups and organizations that share information on cyber and physical threats and issues facing the energy and utility sector. These include the New England Utility Cyber Information Collaborative; the Edison Electric Institute’s Cyber Mutual Aid initiative; the North American Electric Reliability Council’s Electricity Information Sharing and Analysis Center; the U.S. Department of Energy’s Energy Threat Analysis Center; peer utilities and other companies. The Company also arranges for third-party assessments and audits of its cyber security policies and protections, as well as external tests of its information protection systems.
The Company’s cyber program has been modeled after the National Institute of Standards and Technology framework; a widely accepted framework utilized by critical infrastructure industries. The Company maintains current incident response and business continuity plans, which are periodically updated and tested. The Company has seen an increase in the number of blocked ransomware and unauthorized login attempts year over year; tools and policies put in place to protect information and systems have worked as intended. The physical security program provides protection of employees and for critical infrastructure assets and is modeled around the physical security concept of deter, detect, deny, respond. This includes site surveillance and perimeter protection including a robust technology platform of security camera systems and electronic intrusion detection systems. Additionally, perimeter hardening with upgraded fencing systems have been implemented.
Vendors are required to attest to their business continuity programs and provide evidence of appropriate insurance

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Governance of Eversource Energy
and indemnification agreements and employee background checks for individuals with access to critical systems and assets. The Company bars sourcing from countries included on the Department of Homeland
Security’s list of Prohibited Nations to further protect the Company’s supply chain. The Company maintains cyber insurance which covers breaches of networks and operational technology.

Artificial Intelligence

Eversource has made significant strides in integrating Artificial Intelligence (AI) technology across its operations. The Company is leveraging AI to proactively identify and address potential system issues or risks, ensuring the continued safety and reliability of its transmission and distribution systems. Eversource’s AI strategy is anchored in a commitment to ensure that all AI implementations adhere to the highest standards of security and data privacy. The strategy is guided by strong leadership governance, with a dedicated team overseeing the selection and monitoring of AI projects to ensure they meet defined success metrics and deliver value to stakeholders.
One of the key initiatives in this area is the development of the Smartinspect platform by Eversource’s Engineering organization. This platform utilizes drones, advanced camera technology, and AI to identify defects and potential failures in the Company’s electric transmission and distribution systems. This system is capable of detecting issues that would otherwise be undetectable through traditional human inspection methods and is generating cost saving opportunities.
In recognition of these advancements, Eversource received the prestigious 2024 EEI Edison Award and the American Energy Innovation Council’s President Award. These accolades reflect the Company’s commitment to innovation and its leadership in utilizing cutting-edge technology to enhance grid reliability.
Eversource is currently working to incorporate AI technology into its asset identification and storm response processes. This includes the integration of advanced camera technology into Eversource trucks, enabling real-time data collection as vehicles drive through service areas. The system captures critical information without requiring direct interaction from employees, facilitating more accurate and timely damage assessments. The application of AI analytics is expected to expedite restoration efforts, enabling faster and more efficient response to storm-related disruptions.
Eversource is also employing AI technology to improve its regulatory processes. The Company anticipates that AI will streamline its ability to respond to regulatory inquiries more quickly and consistently across its three states. These advancements are expected to reduce the overall time required to process rate cases and other filings, contributing to more efficient and improved regulatory processes for all stakeholders.
A 360-degree view of the customer experience and potential use cases for AI is being defined. This will incorporate all interactions and service specific information related to customer accounts, providing a complete and consolidated data set we can build on to deliver additional service innovations and savings for customers.

Sustainability/ESG/Climate Risk

Conducting our business with integrity and in a socially and environmentally responsible manner helps us earn the trust of our customers and shareholders, attracts and retains talented employees; and demonstrates our shared responsibility of preserving the natural environment. Sustainability is embedded into how we conduct our business today and plan for future generations, with ESG initiatives integrated into the policies and principles that govern our Company. We strive to meet the evolving expectations of our shareholders, customers, employees, regulators and the communities we serve through our commitment to sustainability. Our policies and programs have been recognized for their excellence throughout the industry and by independent trade groups, sustainability raters and the media.
The 2024 awards and recognitions we received are further evidence of our leadership in corporate responsibility. For additional information on our awards, please see “Additional Factors” appearing in the Compensation, Discussion and Analysis section of this proxy statement.
Environmental Performance
Emission reductions, protection of natural resources and environmental accountability
Climate Leadership. Eversource recognizes that climate change is one of the greatest challenges facing the globe and we seek to mitigate its impacts. Reflecting on this importance, our Board of Trustees’ Governance, Environmental and Social Responsibility Committee

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Charter includes oversight of climate action and an annual review of progress against climate-related goals.
An important example of our continued leadership includes our focus on reducing GHG emissions. In addition to the efforts underway to mitigate operational emissions as part of the carbon neutrality goal that was introduced in 2019, we are also looking to introduce an expanded target that will place a greater emphasis on the indirect Scope 3 emissions from our customers’ energy use. While Eversource intended to pursue this type of comprehensive GHG target through the Science Based Target initiative (SBTi), it was ultimately determined that SBTi’s current methodology does not align with Eversource’s regulatory landscape and the Company’s span of control over decarbonizing the electric grid and gas network. Therefore, an expanded target that aligns with the climate policies and regulations of the states where we operate will be introduced in 2025. An important aspect of our ability to support broad decarbonization efforts that will address our indirect Scope 3 emissions is the enablement of renewable energy in our region and providing nationally-renowned energy efficiency programs to our customers.
We periodically assess the physical and transitional impacts related to climate change to help enhance risk mitigation strategies and identify opportunities. Our assessment includes evaluating the impacts of more severe weather events, regulatory and financial risks and changing customer behavior. We are also pursuing climate-related opportunities that enable business success while serving the needs of our customers. We are working to reduce emissions in our operations and for the region through clean energy investments, energy efficiency programs, the pursuit of emerging technologies and enabling grid improvements to prepare for increased electrification of the energy sector. Programs for clean transportation, clean energy and climate investments also offer opportunities to Eversource and our communities to advance projects that have the ability to reduce GHG emissions throughout the region and help mitigate the impacts of climate change, while providing job creation and economic benefits.
We take measures to prepare for and manage the potential effects of climate change and severe weather, including:
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Risk management

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Overhead and electrical hardening

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Distribution automation

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Environmentally responsible vegetation management

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Resiliency of infrastructure including designing for flood-prone areas

Our employees utilize comprehensive emergency preparedness and resiliency plans that help us to keep our communities safe and provide our customers with timely and accurate restoration information during extreme weather events.
Maintaining the reliability of our system is an ongoing focus. We are evaluating infrastructure needs and engaging external leaders to support changing customer expectations, the integration of renewable energy and the implementation of evolving technologies.
Carbon Neutral Goal by 2030. Since 2019, we have been focused on our goal to reduce our GHG footprint and reach carbon neutrality in our operations by 2030. This goal addresses our Scope 1 and Scope 2 emissions and has been overseen by a dedicated Committee comprised of cross-functional company leaders pursuing reductions in our operational emissions by improving efficiency, implementing emerging technologies and engaging our employees and external stakeholders in the development and implementation of innovative strategies.
We are working toward this goal by focusing on reducing emissions in five key operational areas:
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Our company vehicle fleet, by reducing emissions from fuel consumption through continued adoption of electric and hybrid vehicles and alternative fuel sources as substitutes for diesel and gasoline.

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Our facilities, by performing energy audits at our largest facilities and implementing efficiency measures that

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lowers energy use such as the installation of efficient equipment and building management systems.
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Line loss, or the energy lost when power is transmitted and distributed across our electric system, by supporting state and regional efforts that are enabling a cleaner mix of energy in the grid thereby reducing the carbon intensity of line loss. In addition, improving efficiencies in our transmission infrastructure is also helping to reduce these physical losses.

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Our natural gas distribution system, by replacing aging steel and cast-iron pipes with lower leak alternatives to reduce methane emissions.

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Our sulfur hexafluoride (SF6) leaks from electrical infrastructure, a potent GHG commonly used as an insulator in electric equipment, through improved maintenance practices and adopting innovative solutions to replace this gas with less carbon-intensive alternatives.

As we look to continue advancing our climate leadership, we have introduced a refreshed ESG & Climate Governance structure to direct effective management of these topics that is overseen by executive management and then the Board’s Governance, Environmental and Social Responsibility Committee.
Unlike many electric utilities that operate large fossil fuel generation fleets, Eversource’s Scope 1 and Scope 2 emissions are small contributors to our region’s GHG emissions as our current energy generation is limited solely to solar. Our planned clean energy and infrastructure investments will contribute significantly to reducing the carbon footprint of our service territory and our customers, while supporting regional goals addressing climate change. Our strategy is rooted in being a principal catalyst for decarbonizing the New England grid with renewable energy sources, like wind and solar power — both of which will play an important role in our region’s clean energy future.
Energy Efficiency. Energy Efficiency and active demand management strategies remain a core service offering for Eversource customers to reduce their energy use and lower their carbon footprint.
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Eversource spent approximately $860 million in energy efficiency and related grid modification services during 2024. Energy efficiency, electric mobility, and demand response strategies continue to be the most cost-effective and impactful way that we can fight climate change. This investment helped our customers avoid lifetime GHG emissions of over 2.9 million tons.

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The Energy Efficiency team continues to demonstrate leadership and evolve the programs offered under statewide efficiency brands Energize ConnecticutSM, Mass Save® and NHSaves®. As each state addresses a growing demand for electrification and decarbonization strategies, the Energy Efficiency team provided rebates for over 22,472 residential heat pumps in 2024. In 2024, the Connecticut and Massachusetts Heat Pump Installer Networks grew by approximately 30 percent, exceeding 2,600 participating contractors.
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Across all three states, the ConnectedSolutions active demand response program has 70,000 residential and 333 commercial customers enrolled, and approximately 234 MW ready to be dispatched. In 2024, the thermostat program had 64,980 participants and the battery program had 2,750 participants. ConnectedSolutions successfully curtailed approximately 200 MW of load during the 2024 ISO-NE ICAP hour, reducing demand rates across the ISO-NE system. The Connecticut Energy Storage Solutions (ESS) battery program has over 300 residential customers enrolled.

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Transportation remains one of the largest contributors to GHG emissions in the United States and our EV charging programs in Connecticut and Massachusetts are an important part of our clean energy initiatives. In 2024, we energized over 8,400 ports, some of which are available for public use. Additionally, we continue to offer our managed charging program to give customers an easier way to participate through automated scheduled charging.

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We continue to provide a nation-leading, comprehensive set of customer-facing services that provide energy saving solutions, carbon reduction strategies and cost savings to all of our customer classes: residential, municipal, commercial, and industrial.

Natural Gas. We continue to reduce methane emissions within our natural gas service territories and actively pursue methods to decarbonize the heating sector in support of regional goals.
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We remain focused on the replacement of aging bare-steel and cast-iron natural gas pipelines to enhance safety and reliability and minimize the release of methane emissions into the atmosphere.

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In 2020, we received approval to pilot a networked geothermal system within our eastern Massachusetts gas service territory as an alternate, low-emission thermal solution to meet our customers’ energy needs. A neighborhood in Framingham, Massachusetts with a mix of residential and commercial customers was selected and field work began in 2022. Construction began in June 2023 and the work was completed with commissioning starting in 2024.

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We are actively participating in proceedings across our natural gas service territories in Connecticut and Massachusetts, including the response to the Future of Gas Docket 20-80 decision in Massachusetts and are

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pursuing promising technologies that expand the use of geothermal as well as other decarbonized options as potential alternatives to traditional natural gas and other carbon-emitting energy sources.
Water. Eversource is committed to the protection of water resources through conservation, water quality management and stewardship of water resources.
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Our water distribution subsidiary, Aquarion Company, administers conservation programs to help ensure that local water supplies remain sufficient for critical needs such as human consumption and fire protection. Long-range initiatives are underway to help ensure the reliability of our sources of supply into the future.

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Aquarion’s reservoirs are surrounded by more than 22,000 acres of forest, which serve as both a critical safeguard and an invaluable natural resource. In 2024, we continued assessing the biological condition of our watershed forests as part of an ongoing effort to increase forest resilience through active forest management.

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Aquarion continually conducts site inspections and monitors land use activities and water quality at hundreds of locations throughout our watershed and aquifer areas.

Environmental Stewardship. We take great care with conservation measures, seeking to preserve and promote biodiversity, and responsibly manage natural/working lands and cultural resources.
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Our focus on protecting environmentally sensitive areas within our rights-of-way helps us to mitigate impacts to sensitive species and resource areas.

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Our vegetation management program balances the needs of our customers and communities with the goal of providing reliable electric service, while monitoring and addressing the biodiversity of forested and early successional habitat near our power lines.

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Eversource partners with State Historic Preservation and Tribal Historic Preservation offices to identify and protect cultural resources within our rights-of-way.

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We continue to manage the Eversource Land Trust to protect open space and wildlife habitat, while continuing to educate stakeholders on the variety of species protection measures.

Transparency and Accountability. We hold ourselves accountable for the impact our business might have on the environment, meeting and in some cases exceeding compliance with environmental laws, regulatory commitments and requirements. Along with our Environmental Policy, we have formal procedures in place to help ensure environmental compliance. Environmental training is provided to employees based on job function. Legal and Environmental teams meet quarterly to review and address compliance risks and issues.
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We strive to proactively work with customers, community members, environmental groups, regulatory agencies and civic and business partners to review planned work and promote transparent operations.

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Our employees, as well as vendors, suppliers and contractors, are expected to adhere to environmental laws as stated in our Code of Business Conduct, Supplier Code of Conduct and procurement process.

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We are committed to tracking and monitoring our progress through a set of metrics that are reviewed monthly by executive leadership, and we work every day to uphold a focus on environmental protection.

Social Responsibility
Actions that care for people and engage stakeholders
Culture and Engagement. We are committed to building an empowered and engaged team that delivers superior service safely to our customers. We believe an engaged workforce and culture of respect contribute to our success by driving innovation and creating trusted relationships with our employees, customers, suppliers, and community partners. We support and continue to seek to identify many programs and agencies that address the specific challenges and particular issues facing the communities we serve. We are committed to merit-based hiring practices that emphasize recruiting the most qualified individuals, ensuring fairness and equal employment opportunity for all candidates regardless of background, and we encourage our employees to embrace different perspectives and experiences in our workplace and within our communities. Additionally, our leadership behaviors underscore the importance of creating high-performing and collaborative teams, where employees’ voices and contributions are essential to delivering superior customer service and an engaged workplace culture.
We offered a variety of programs, events, activities, and discussions focused on engagement and our collegial culture. Also, we provided employees with education and experiences that broadened the reach of our brand through our Employee Value Proposition, the messaging that Eversource provides to staff, investors, customers and job candidates regarding our commitment to our values, rewards and recognition, and company culture of respect and engagement.
Employee engagement is important to us. We know that companies that have engaged employees deliver great customer service. We conduct regular Employee Engagement Pulse Surveys to measure progress on our employee engagement initiatives and to identify areas of high performance and areas of opportunity. We regularly pulse our employees for their perspectives through our employee online community, listening sessions with Business Resource Groups, pulse surveys, and employee

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meetings. This feedback helps inform our response to needs that employees have around productivity, customer-centricity and work expectations.
Furthermore, Eversource’s executive leadership team promotes and supports a culture of engagement by building and leading high performing and dynamic teams. Leaders are committed to growing a pipeline of exceptional talent, leveraging multiple perspectives to improve customer service, and engaging with the many different communities we serve. Our Business Resource Groups and Employee Online Community provide our leaders with valuable feedback on the impact of our decisions on workforce engagement and job satisfaction.
Employees. Eversource recognizes that our employees are our most valuable asset. We have developed workforce strategies as part of the annual business and workforce planning process to address immediate and long-range resource and leadership needs to ensure that we acquire, develop, and retain excellent talent and are prepared for the future. A new Eversource Leadership Development Cohort was launched for our highest potential employees, offering senior management interaction and exposure, targeted coaching and feedback, and a variety of learning experiences that promote independent thinking and embrace different perspectives, while building teamwork and collaboration.
Targeted training, development and educational opportunities were offered to all employees to ensure their continued growth and development in the utility industry. Interactive training tools and resources were leveraged across the organization to promote employee learning effectiveness and develop business, leadership, and technical knowledge. In addition, employee development initiatives were aligned to our strategic workforce plans to support succession within all levels of the organization. Also, the Engineering and Transmission Development Cohorts promoted educational and professional development opportunities for recent college graduates.
Additionally, we leveraged partnerships with trade organizations and educational institutions within the communities we serve to help source talent for critical craft and technical areas and have developed proactive sourcing and development strategies to attract and retain experienced workers in highly technical roles in areas like engineering, electric and gas operations, and energy efficiency. Eversource also provided employees with fair pay, comprehensive benefits, and a variety of field and classroom training opportunities to support their ongoing success on the job. Tuition assistance programs, paid internships, co-ops, and other pipeline and leadership development programs continued to reinforce equal opportunity, non-discrimination, and professional development based on merit and performance and ensure progress in future workforce technical skills and competencies.
Human Capital. As the need for top talent continues, Eversource has had to also adapt its strategy for recruiting trade and highly skilled employees. Strategic workforce plans are developed every year as part of the annual business planning process to identify short-term and long-range resource and leadership needs to ensure that we acquire, develop and retain capable talent. Eversource continuously looks for innovative ways to replenish the workforce by expanding and changing programs to meet business needs and building a pipeline of individuals who are technically oriented and qualified, ensuring fairness and equal opportunity for all candidates regardless of their background.
Our employees are also engaged shareholders; approximately 13,000 active and retired employees owned 2.5 percent of our outstanding common shares through the Eversource 401K Plan as of December 31, 2024. Additionally, more than 680 employees are currently enrolled in Eversource Energy’s Dividend Reinvestment and Share Purchase Plan and buy common shares automatically through payroll deduction each month.
Reliability & Resiliency. Eversource continues to make significant investments in projects and upgrades to modernize our electric system, which enhances reliability for our customers, makes the electric grid more resilient to extreme weather events, and provides greater access to new renewable power sources. This enables the region to accelerate retirements of older, higher emitting power plants, and creates a more reliable and efficient electric grid that will help meet aggressive GHG reduction goals.
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We are evolving our analytics and automation practices on our distribution systems to reroute and restore service to our customers as quickly as possible. We are investing in technologies to enhance the ability of the electric system to incorporate solar, demand response, energy storage and other distributed energy resources, while continuously improving the safety, security, reliability, resiliency, cost effectiveness of our electric delivery infrastructure and encouraging customer engagement.

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Eversource filed an ESMP with the Massachusetts DPU and it was approved in August 2024. The ESMP includes foundational investments to increase electrification headroom by 180 percent, providing capacity to enable 2.5 million EVs statewide, 1 million residential air-source heat pumps, and 5.8 GW of solar, as well as a comprehensive resiliency plan for vulnerable areas of the system. As part of ESMP, Eversource included a $225 million plan to harden the system proactively to enable it to withstand more weather events and reduce restoration times and frequency of interruptions. The

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plan introduces targeted hardening to address grid vulnerabilities with reconductoring, undergrounding and vegetation.
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Eversource also conducted a tri-state climate vulnerability study that assessed climate hazards relevant to the New England area. Climate hazards were projected out to 2050 and 2080 under multiple scenarios and downscaled to high granularity. Eversource is currently in the process of assessing how these results will impact its planning, operations and standards.

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Eversource is implementing an approved program in Massachusetts that includes investment in advanced sensing and monitoring, distribution automation, advanced voltage management, and load flow modeling software.

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The Company is also actively participating in regulatory proceedings in Connecticut and New Hampshire to expand the impact of further investments in grid modernization to all Eversource electric distribution customers.

Our Communities. Eversource is committed to the health and economic well-being of the residents, businesses and institutions of Connecticut, Massachusetts, and New Hampshire.
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In 2024, we provided $7 million in grants and other local support to nonprofit organizations and charitable regional activities across our tri-state service area.

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In 2024, our employees devoted over 29,000 hours to volunteerism and maintaining strong partnerships with key community organizations across New England, including our continued support of the Eversource Walk for Boston Children’s Hospital, the Mass General Cancer Center Eversource 5K Run-Walk, the Eversource Hartford Marathon, the Eversource Walk and 5K Run for Easterseals New Hampshire, Travelers Championship, and Special Olympics in Connecticut and New Hampshire.

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In Connecticut, Eversource supported a variety of economic and community development projects through the purchase of state tax credits. The Community Relations Team worked closely with the State Historic Preservation Office, the Connecticut Housing Finance Authority, the Department of Revenue Services, and numerous municipalities and nonprofit organizations. This initiative supports our communities through historic preservation, increasing affordable housing, and investing in the energy efficiency efforts of the nonprofit community. For the calendar year 2024, Eversource purchased over $20 million in total tax credits.

Governance
Effective leadership, financial stability and strong ethics
The Governance, Environmental and Social Responsibility Committee of the Board of Trustees is responsible for oversight of the Company’s management of environmental, social and governance (ESG) matters, including primary oversight responsibility for climate action, environmental, human capital management and social responsibility programs and performance. The Committee meets at least three times per year and conducts an annual review of progress against climate-related goals and metrics to achieve those goals.
Sustainability is embedded into our governance processes, and Board level oversight of ESG is reflected in many of the financial, operational and sustainability accomplishments outlined in the Compensation, Discussion and Analysis section of this proxy statement. Our risk management, long term strategy development and ethical business practices not only are intended to ensure the sustainability of our business but are critical to our commitment to providing superior customer service and supporting our communities.
Our Executive Vice President, Corporate Relations and Sustainability works with executive-level management from key ESG areas and oversees our ESG & Climate Steering Council, comprised of Company leaders that sponsor and guide the development and implementation of ESG and climate strategy. The Council oversees three committees focused on climate targets, sustainability communications and engagement and ESG disclosures. Our ESG & Climate Steering Council and committees meet quarterly.
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The Governance, Environmental and Social Responsibility Committee has primary oversight of ESG and reports each meeting to the Board of Trustees, who receive all Committee presentation materials. At its December 2024 meeting, the Committee received a comprehensive presentation on the Company’s ESG policies, programs, accomplishments and upcoming plans for enhanced tracking and internal reporting on various sustainability priorities. As outlined in the “Board’s Oversight of Risk” section of this proxy statement, the Finance Committee is responsible for oversight of the Company’s ERM program, which utilizes a well-defined enterprise-wide methodology designed to allow executives to identify, categorize, prioritize, and mitigate principal risks to the Company. In addition to known risks, the ERM program identifies emerging risks and considerations including sustainability and climate change.

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Key performance metrics that focus directly on ESG, including sustainability, safety, workforce, customer experience and clean energy strategic projects, are periodically reported on at management presentations.

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The Compensation Committee includes safety and sustainability/ESG performance goals to measure our executive compensation performance.

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Similar reports and presentations are made to our Board of Trustees on an ongoing basis, which along with the Committee, actively participates and includes ESG implications and considerations as part of their oversight activities and responsibilities.

Corporate and Compensation Governance. We remain committed to effective corporate governance and executive compensation standards.
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The Board of Trustees believes it is important to have highly engaged Trustees with a broad range of experience, skills and background that are aligned with the current and future business needs of the Company. Our Board of Trustees is composed of highly skilled individuals having broad experience.

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Our governance standards include: majority of outstanding shares Trustee election requirement, board and committee self-assessment and refreshment mechanisms, proxy access, mandatory trustee retirement age and a vigorous shareholder engagement program.

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Our executive compensation governance program includes share ownership and holding requirements for Trustees and executives, an expanded clawback policy, broad hedging and pledging prohibition and double-trigger change in control agreements.
Sustainable Investment Opportunity. Eversource has actively sought investment from socially responsible investment funds for the past several years.
Number of ESG & Infrastructure Funds Holding
ES Shares
As of the end of 2024, Eversource shares were held by 377 funds based in North America, Europe, Australia and Asia that are either dedicated socially responsible funds or part of a family of funds that screen companies for ESG attributes before certifying them for investment. Many of these funds exclude a number of U.S. electric utilities from their portfolios, particularly if coal represents a significant source of electric generation. We consider our sustainability profile to be a competitive advantage in attracting equity capital. Eversource shares are also increasingly held by infrastructure funds, many of which have a focus on renewable energy and utility companies focused on decarbonization.

Shareholder Engagement

We continued to grow our shareholder engagement program, whereby we engage throughout the year with our shareholders, participating in meetings, most of them virtual, with both our investors’ financial teams and their corporate governance and ESG specialists. In 2024, we again reached out to shareholders holding a substantial majority of our total outstanding shares. Some of our shareholders responded to us noting that they were aware of our governance, social responsibility, and compensation policies and practices, and did not feel a meeting was necessary. Approximately ten institutional holders requested or responded to our invitation for a virtual meeting to discuss ESG topics. Eversource representatives who attended these meetings over the past twelve months included our investor relations executive and/or our Secretary. At the meetings, we provided our shareholders with publicly-available information prior to the meetings that summarizes our financial performance; ESG, climate change and sustainability programs, policies, and accomplishments and overall corporate governance and executive compensation policies and practices; the sessions themselves vary according to the issues that are of greatest interest to our holders. Further information is available to all investors on our website in a presentation entitled “Eversource: A Sustainable Investment Opportunity.” Meeting topics have included enterprise risk, Board member refreshment, Board self-assessments, various governance-related provisions contained in our Declaration of Trust, Corporate Governance Guidelines and Committee charters, and stock incentive plan metrics. A significant part of the discussions in 2024 continued to focus on ESG and climate change, including our Company’s multi-faceted clean energy initiatives and carbon reduction efforts and our ambitious 2030 carbon neutrality goal. We also continued our active year-round program, which in 2024 included approximately 250 meetings with our institutional investors that included a member of senior management. Eversource continues to attract interest from ESG focused shareholders and others as an especially attractive socially responsible investment.

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Political Activity

We believe it to be in the best interest of Eversource and its shareholders, customers, employees and the communities we serve for us to participate in the political process where appropriate and legally permissible.
Our political activity is very limited. We do not use any corporate funds to contribute to political parties or candidates. This prohibition includes independent political expenditures made in direct support of or in opposition to a campaign and payments made to influence the outcome of ballot measures. We do participate in the process through our membership in utility industry trade associations and related organizations, lobbying elected and appointed officials and administering our employee led political action committees. Decision-making, governance and oversight processes are in place to ensure such contributions and expenditures are legally permissible and in the best interests of Eversource Energy and its stakeholders.
We have in the past also contributed or paid dues to a very small number of national and state governors’ associations and state and local economic and community organizations, with whom we partner to advance the interests of the communities where we provide service. All contribution decisions are based on advancing these interests, and not on the personal preferences of our executives or any other persons or interests.
Any expenditures made by Eversource are made in accordance with and subject to all limitations and conditions of laws, rules and regulations. Contributions and dues payments are reviewed by the Company’s legal department and/or Chief Compliance Officer and are coordinated with internal legislative and community affairs managers. We also support the individual rights of Eversource employees to participate in the political process; however, we do not reimburse employees for any political contributions or expenses.
All requests for contributions or other expenditures to be made by Eversource Energy to a political organization or membership in a trade association are required to be submitted to at least one senior executive officer for review and approval, who are required to confirm that the proposed contribution or expenditure is in the best interests of Eversource and its stakeholders, and that any requested contribution or expenditure complies with all applicable laws, rules and regulations, and the policy.
Eversource Energy and its lobbyists file reports with the U.S. Congress on a regular basis disclosing information about their lobbying activities. These reports are available for review on the websites of the U.S. House of Representatives and the U.S. Senate, as noted below.
Eversource also files lobbyist reports in Connecticut, Massachusetts, New Hampshire and New York, and any lobbyists that the Company works with in New Hampshire also file individual reports that identify their clients.
Senior executives report on political activities and expenditures at least annually to the Governance, Environmental and Social Responsibility Committee, which reviews and oversees the Company’s political activity and this policy.
Written reports of dues paid and expenditures made to political organizations, trade associations and other qualified organizations, along with lobbyist reports are provided to the Governance, Environmental and Social Responsibility Committee and to the full Board of Trustees, and a summary of the report disclosing all such dues paid and expenditures is posted on the Company’s website along with our policy. Our current Zicklin Index rating, as published by the Center for Political Accountability, a recognized overseer of corporate political activity and policy, remains at 90 percent, placing us in the highest category, “Trendsetter in Political Disclosure and Accountability.”
Eversource encourages its employees to be active members of their communities. Along with participation in civic, charitable and volunteer activities, this includes participation in the political process. Eligible employees may make voluntary contributions to our employee administered Political Action Committees. All contributions made by the PACs are approved by the PAC Steering Committees and are publicly disclosed.
Our complete Political Activity Policy, which includes all Company contributions made over the past five years, is available on our website at https://www.eversource.com/ content/general/about/investors/corporate-governance/
political-activity-policy.

Trustee Independence

We have adopted Corporate Governance Guidelines incorporating independence standards that meet the listing standards of the NYSE. In addition, we have adopted an additional standard under which a charitable relationship will not be considered to be a material relationship that would impair a Trustee’s independence if a Trustee serves

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as an officer or director of a charitable organization, and our discretionary charitable contributions to the organization, in the aggregate, do not exceed the greater of $200,000 or two percent of the organization’s total annual charitable receipts or latest publicly available operating budget. The Corporate Governance Guidelines are available on our website at https://www.eversource.com/Content/general/about/investors/corporate-governance/guidelines and the Trustee Independence Guidelines are available on our website at https://www.eversource.com/Content/general/about/investors/corporate-governance/board-independence-guidelines.
The Governance, Environmental and Social Responsibility Committee conducts an annual review of the independence of the members of the Board, including all nominees, and reports its findings to the full Board. Applying the Corporate Governance Guidelines, the Committee, assisted by legal counsel, reviews and considers relationships and transactions between Eversource Energy, its affiliates and subsidiaries, and each Trustee, entities affiliated with him or her, and/or any member of his or her immediate family. The Committee also reviews Eversource Energy’s charitable donations to organizations in which the Trustees or their immediate family members serve as officers or directors. Similarly, the Committee examines relationships and transactions between each Trustee and our independent registered public accounting firm as well as entities associated with our senior management. The Committee determined on January 29, 2025 that none of these relationships was material to the nominees for
Trustee or likely to impair the independence of any of the nominees for Trustee.
The Board of Trustees separately considered that the utility operating company subsidiaries of Eversource Energy provide electric service, natural gas service or water service to the residences of Trustees and/or companies with which some of the Trustees are associated. These utility services are provided in the ordinary course of business, on an arm’s length basis and pursuant to rates determined by the applicable public utility commission and available to all similar customers of the utility. The Board has determined that relationships that exist solely due to an individual or entity purchasing electric service, natural gas service or water service from any of the utility operating company subsidiaries of Eversource Energy in the ordinary course of business, on an arm’s length basis and pursuant to rates determined by the applicable public utility commission, are immaterial to the independence of the Trustees.
On January 29, 2025, based on the recommendation of the Governance, Environmental and Social Responsibility Committee following its review, the Board of Trustees affirmatively determined that each of the Trustees, with the exception of Mr. Nolan our Chairman, President and Chief Executive Officer, satisfied the independence criteria (including the enhanced criteria with respect to members of the Audit and Compensation Committees) set forth in the current listing standards and rules of the SEC and the NYSE and under our Corporate Governance Guidelines.

Related Person Transactions

The Board of Trustees has adopted a Related Person Transactions Policy, which is administered by the Governance, Environmental and Social Responsibility Committee. The Policy generally defines a Related Person Transaction as any transaction or series of transactions in which (i) Eversource Energy or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) any Related Person has a direct or indirect material interest. A Related Person is defined as any Trustee or nominee for Trustee, any executive officer, any shareholder owning more than five percent of our total outstanding shares, and any immediate family member living in the same household of any such person. The Board has determined that the provision of utility services noted in the previous section does not constitute a Related Person Transaction for the same reasons as those reviewed in the previous section’s discussion of independence. Management submits to the Governance, Environmental and Social Responsibility Committee for consideration any proposed Related Person Transaction. The Governance, Environmental and Social Responsibility Committee
recommends to the Board of Trustees for approval only those transactions that are in our best interests. Related Person Transactions are also considered in light of the requirements set forth in our Code of Business Conduct, including the Conflicts of Interest Policy, and our Code of Ethics for Senior Financial Officers. If management causes us to enter into a Related Person Transaction prior to approval by the Committee, the transaction will be subject to ratification by the Board of Trustees. If the Board determines not to ratify the transaction, then management will make all reasonable efforts to cancel or annul such transaction. On January 29, 2025, based on facts of which we are aware, as reported on the Trustees questionnaires completed by each Trustee and on reviews of all transactions involving the Company and all Related Persons conducted by both management and our independent registered public accounting firm, and after applying the NYSE Listing Standards and the Trustee Independence Guidelines, the Board of Trustees determined that none of the Eversource Related Persons, including the Trustees, has a direct or indirect material

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interest in any transaction involving the Company or its subsidiaries.
The Code of Ethics and the Code of Business Conduct

We have adopted a Code of Ethics for Senior Financial Officers (Chief Executive Officer, Chief Financial Officer and Controller) and a Code of Business Conduct which include requirements applicable in whole or in part to all of the Trustees, directors, officers, employees, contractors and agents of Eversource Energy and its subsidiaries. The Code of Ethics is available on our website at https://www.eversource.com/Content/general/about/
investors/corporate-governance/code-of-ethics-for-senior-financial-officers, and our Code of Business Conduct is available on our website at https://www.eversource.com/Content/docs/default-source/Investors/Code_of_ business_conduct. You may obtain a printed copy of the Code of Ethics and the Code of Business Conduct, without charge, by contacting our Secretary at the address set forth on page 87 of this proxy statement. Any amendments to or waivers under the Code of Ethics or the Code of Business Conduct will be posted to our website at https://www.eversource.com/Content/general/about/
investors/corporate-governance.

Communications from Shareholders and Other Interested Parties

Interested parties, including shareholders, who desire to communicate directly with the Board of Trustees, the non-management Trustees as a group, or individual Trustees, including the Lead Independent Trustee, Mr. Nova, should send written communications in care of our Secretary at the mailing address set forth on page 87 of this proxy statement. The Secretary will review each communication and forward all communications that properly identify the sender to the intended recipient or recipients, other than those relating to billing and service issues, which are forwarded directly to a specialized team for resolution.

32 2025 Proxy Statement

Securities Ownership of Certain Beneficial Owners
The following table provides, as of February 14, 2025, information as to persons who are known to us to beneficially own more than five percent of the common shares of Eversource Energy. We do not have any other class of voting securities.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	44,609,716(1)	12.18%(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	38,003,921(2)	10.58%(2)
State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	26,605,659(3)	7.26%(3)

(1)
Based solely on a Schedule 13F-HR filed with the SEC on February 11, 2025, reporting that as of December 31, 2024, The Vanguard Group, Inc. had the sole power to vote or direct the vote of 700 common shares, the shared power to vote or direct the vote of 579,388 common shares, the sole power to dispose of or to direct the disposition of 42,806,815 common shares, and the shared power to dispose of or to direct the disposition of 1,802,901 common shares.

(2)
Based solely on a Schedule 13F-HR filed with the SEC on February 7, 2025, reporting that as of December 31, 2024, BlackRock, Inc. had the sole power to vote or direct the vote of 34,580,629 common shares, the shared power to vote or direct the vote of no common shares, the sole power to dispose of or to direct the disposition of 38,003,380 common shares, and the shared power to dispose of or to direct the disposition of no common shares.

(3)
Based solely on a Schedule 13F-HR filed with the SEC on February 14, 2025, reporting that as of December 31, 2024, State Street Corporation had the sole power to vote or direct the vote of 19,192,513 common shares, the shared power to vote or direct the vote of 148,667 common shares, and the shared power to dispose of or to direct the disposition of all of these common shares.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires the Trustees and executive officers of Eversource Energy and persons who beneficially own more than ten percent of the outstanding common shares of Eversource Energy to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. As a practical matter, we assist our Trustees and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based on such reports and the written representations of our Trustees and executive officers, we believe that for the year ended December 31, 2024, all such reporting requirements were complied with in a timely manner, except: (i) one Form 4 for Mr. Doyle reporting one transaction that was inadvertently filed late, (ii) one Form 3 that was timely filed for Mr. Nova on June 9, 2023, but which inadvertently omitted to report 210 shares held indirectly in three discretionary brokerage accounts in which trades were made without the reporting person’s knowledge, and (iii) 16 reports that were not timely filed for Mr. Nova reporting 19 purchases and sales involving the shares inadvertently omitted from the reporting person’s Form 3 and held indirectly in three discretionary brokerage accounts in which trades were made without the reporting person’s knowledge. A Form 4 reporting these holdings and transactions was filed in September 2024, after the missed reports were identified, and all short-swing profits realized by Mr. Nova from the relevant transactions were voluntarily disgorged.

2025 Proxy Statement 33

Common Share Ownership of Trustees and Management
The table below shows the number of our common shares beneficially owned as of February 24, 2025, by each of our Trustees and Named Executive Officers, as well as the number of common shares beneficially owned by all of our Trustees and executive officers as a group. We do not have any other class of voting securities. Together, these individuals beneficially own less than one percent of our outstanding common shares. The table also includes information about restricted share units and deferred shares credited to the accounts of our Trustees and executive officers under certain compensation and benefit plans. The address for the shareholders listed below is c/o Eversource Energy, 300 Cadwell Drive, Springfield, Massachusetts 01104.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)
Gregory B. Butler	81,868(3)
Paul Chodak III	36,134
Cotton M. Cleveland	83,587
Linda Dorcena Forry	10,994
Gregory M. Jones	13,833
Loretta D. Keane	8,059
John Y. Kim	34,820(4)
David H. Long	15,988
John M. Moreira	44,273(3)
Joseph R. Nolan, Jr.	236,273(3)
Daniel J. Nova	7,533(5)
Susan Sgroi	12,350
Frederica M. Williams	24,221
All Trustees and Executive Officers as a group (16 persons)	704,757(6)

(1)
The persons named in the table have sole voting and investment power with respect to all shares beneficially owned by each of them, except as noted below.

(2)
Includes restricted share units, deferred restricted share units and/or deferred shares, including dividend equivalents, as to which none of the individuals has voting or investment power, as follows: Mr. Butler: 11,931 shares; Mr. Chodak: 27,788 shares; Ms. Cleveland: 75,497 shares; Ms. Forry: 9,924 shares; Mr. Jones: 13,833 shares; Ms. Keane: 8,059 shares; Mr. Kim: 19,820 shares; Mr. Long: 15,988 shares; Mr. Moreira: 23,133 shares; Mr. Nolan: 143,063 shares; Mr. Nova: 7,398 shares; Ms. Sgroi: 9,958 shares; and Ms. Williams: 24,221 shares.

(3)
Includes common shares held as units in the 401k Plan invested in the Eversource Energy Common Shares Fund over which the holder has sole voting and investment power, as follows: Mr. Butler: 8,314 shares; Mr. Moreira: 6,531 and Mr. Nolan: 24,275 shares.

(4)
Includes 15,000 common shares held in a trust in the name of Mr. Kim’s spouse, of which Mr. Kim is the trustee.

(5)
Includes 100 common shares held indirectly in a Nova Family LLC, 25 common shares held indirectly in the Daniel Nova Trust, of which Mr. Nova is a beneficiary, and 10 common shares held indirectly in a trust in the name of Mr. Nova’s spouse, of which Mr. Nova’s spouse is a beneficiary.

(6)
Includes 445,400 unissued common shares. See note 2.

34 2025 Proxy Statement

Trustee Compensation
The Compensation Committee periodically reviews the compensation of our non-employee Trustees and, when it deems appropriate and upon consultation with the Committee’s independent compensation consultant, recommends adjustments to be approved by the Board of Trustees. The Compensation Committee recommends to the Board compensation for the Trustees based on competitive market practices for both the total value of compensation and the allocation of cash and equity. The Committee uses data obtained from similarly sized utility and general industry companies as guidelines for setting Trustee compensation. The level of Trustee compensation recommended by the Committee and approved by the Board enables us to attract Trustees who have a broad range of backgrounds and experiences.
Each non-employee Trustee serving on January 1, 2024 received a grant under the Company’s Incentive Plan, effective on the tenth business day of the year, consisting of the number of restricted stock units (RSUs) resulting from dividing $165,000 by the average closing price of our common shares as reported on the NYSE for the 10 trading days immediately preceding such date and rounding the resulting amount to the nearest whole RSU. RSUs generally vest on the next business day following the grant. Non-employee Trustees may elect deferral or distribution of up to 100 percent vesting of their RSU grant, subject to satisfaction of the Trustee share ownership guidelines. The distribution of all common shares entitled to be received upon vesting, but not distributed immediately, is deferred until the tenth business day of January of the year following retirement from Board service. Any individual who is elected to serve as a Trustee after January 1 of any calendar year receives an RSU grant prorated from the date of such election and granted on the first business day of the month following such election.

2024 Trustee Compensation
Compensation Element	Amount
Annual Cash Retainer	$120,000
Annual Stock Retainer	$165,000
Board and Committee Attendance Fees	None
Annual Lead Trustee Retainer	$35,000
Annual Committee Chair and Vice Chair Retainer	$25,000 Audit Committee $20,000 Compensation Committee $15,000 Governance, Environmental and Social Responsibility Committee $15,000 Finance Committee $7,500 Audit Committee Vice Chair

*
The Chair of the Audit Committee retired effective May 1, 2024. The Vice Chair of the Audit Committee was elected as Chair of the Audit Committee and the office of the Vice Chair was eliminated.

Annual cash retainers of $120,000 per Trustee, additional Committee Chair and Lead Independent Trustee cash retainers and annual RSU grants for service on the Board for 2024 based on the amounts above were paid as described in this section.
Pay Governance LLC provided the Compensation Committee with a review of competitive market practices and compensation in 2024. As a result, effective January 1, 2025, the amount of the annual cash retainer was increased from $120,000 to $125,000, the amount on which the annual RSU grant is based was increased from $165,000 to $175,000, and each of the annual cash retainer for the Chair of the Finance and Governance, Environmental and Social Responsibility Committees were increased by $5,000.
The share ownership guidelines set forth in the Company’s Corporate Governance Guidelines require each Trustee to attain ownership of a number of common shares equal to a market value of at least five-times the then current annual cash compensation retainer for service on the Board. Trustees are required to defer or hold all shares awarded as annual stock compensation retainers until the guidelines have been met.
Prior to the year earned, each Trustee may also irrevocably elect to defer receipt of all or a portion of their cash compensation. Deferred funds are credited with deemed earnings on various deemed investments as permitted by the Company’s Deferred Compensation Plan. Deferred cash compensation is payable either in a lump sum or in installments in accordance with the Trustee’s prior election. There were no above-market earnings in deferred compensation value during 2024, as the terms of the Deferred Compensation Plan provide for market-based investments, including Company common shares.
Our Incentive Plan places a limit on the amount of total annual compensation that can be paid to any Trustee. When applicable, we pay travel-related expenses for spouses of Trustees who attend Board functions, but we do not pay tax gross-up payments in connection with any taxes on such expenses, nor do we pay pension benefits to our non-employee Trustees.

2025 Proxy Statement 35

Trustee Compensation
The table below sets forth all compensation paid to or accrued by each non-employee Trustee in 2024.
Trustee	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Cotton M. Cleveland	$135,000.00	$154,372.32	$289,372.32
Francis A. Doyle(3)	75,500.00	154,372.32	229,872.32
Linda Dorcena Forry	120,000.00	154,372.32	274,372.32
Gregory M. Jones	120,000.00	154,372.32	274,372.32
Loretta D. Keane	140,416.67	154,372.32	294,788.99
John Y. Kim	135,000.00	154,372.32	289,372.32
Kenneth R. Leibler(3)	60,000.00	154,372.32	214,372.32
David H. Long	120,000.00	154,372.32	274,372.32
Daniel J. Nova	156,666.66	154,372.32	311,038.98
William C. Van Faasen(3) (4)	175,000.00	154,372.32	329,372.32
Frederica M. Williams	120,000.00	154,372.32	274,372.32

(1)
Represents the aggregate dollar amount of all fees earned or paid in cash, including annual retainer fees, Lead Independent Trustee and committee vice chair and chair fees. Also includes the amount of cash compensation deferred at the election of the Trustee. For the fiscal year ended December 31, 2024, Mr. Doyle, Mr. Kim and Mr. Nova each deferred 100 percent of their cash compensation and Mr. Jones deferred 75 percent of his cash compensation.

(2)
Reflects the grant date market value, based on a closing price of $55.98 per share on January 15, 2025, of 3,092 RSUs granted to all Trustees on January 15, 2025, and which vested on January 16, 2025. The number of RSUs granted to each Trustee was determined in accordance with the provisions set forth on the preceding page. The current non-employee Trustees held the following aggregate number of RSUs received as stock compensation, including dividend equivalents, at December 31, 2024: Ms. Cleveland: 69,603; Ms. Forry: 9,924; Mr. Jones: 10,741; Ms. Keane: 4,967; Mr. Kim: 16,728; Mr. Long: 12,896; Mr. Nova: 7,398; and Ms. Williams: 22,671.

(3)
Mr. Doyle, Mr. Leibler and Mr. Van Faasen retired effective May 1, 2024.

(4)
Mr. Van Faasen became a consultant to the Board of Trustees upon his retirement. The amount above reflects fees for services in all capacities in 2024.

36 2025 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) provides information about our compensation principles, objectives, plans, policies and actions for our Named Executive Officers (NEO). The discussion describes the specific components used in our compensation programs and approach to executive compensation, how Eversource Energy measures performance, and how our compensation principles were applied to compensation awards and decisions that were made by the Compensation Committee for our Named Executive Officers, as presented in the tables and narratives that follow. While this discussion focuses primarily on 2024 information, it also addresses decisions that were made in prior periods to the extent that these decisions are relevant to the full understanding of our compensation programs and the decisions that were made regarding 2024 performance. The CD&A also contains an assessment of performance measured against established 2024 goals and additional accomplishments, the compensation awards made by the Compensation Committee, and other information relating to our compensation programs, including:

➢
Summary of 2024 Accomplishments and Compensation

➢
Pay for Performance Philosophy

➢
Executive Compensation Governance

➢
Named Executive Officers

➢
Overview of Our Compensation Program

➢
Market Analysis

➢
Mix of Compensation Elements

➢
Results of 2024 Say on Pay Vote

➢
Elements of 2024 Compensation

➢
2024 Annual Incentive Program Assessment

➢
Long-Term Incentive Program

➢
Clawback, No Hedging and No Pledging Policies

➢
Share Ownership Guidelines and Retention Requirements

➢
Other Benefits

➢
Contractual Agreements

➢
Tax and Accounting Considerations

➢
Equity Grant Practices

➢
Compensation Committee Report

➢
Risk Analysis of Executive Compensation Program

Summary of 2024 Accomplishments and Compensation

In 2024, we continued to exhibit strong overall Company performance and a keen focus on executing on our key strategic initiatives that will transition the Company to a low risk pure-play “pipes and wires” utility. We continued our leadership and performance in sustainability and social responsibility and achieved or exceeded the core financial and operational goals as set by the Committee. That said, while we measure EPS on a recurring basis, the Committee took into consideration the loss on the sale of our offshore wind investments and the loss on the pending sale of the Aquarion water distribution business that had a negative impact on the Company and our shareholders, and therefore reduced the payout for the EPS-based goal in our 2024 annual incentive plan to 75 percent from an indicative payout in the range of 125 to 200 percent. The Committee recognized that the divestiture of both our offshore wind investments and Aquarion water business distribution are key corporate strategies pursued with the full support of our Board of Trustees that will allow us to enhance our balance sheet condition and reduce corporate risk and were in fact financially prudent actions to take. In addition, the offshore wind divestiture reduces future cash requirements and includes future tax benefits that will be utilized in coming years, including in 2025. The Aquarion divestiture is expected to reduce our exposure to the challenging regulatory environment in Connecticut; increase our cash flow; reduce our equity and future debt requirements; and will be accretive when compared to issuing equity. The opportunistically issuance of $1 billion of equity will continue to improve our financial condition. All of these transactions position the Company as a pure-play regulated “pipes and wires” utility with strong future investment opportunities.

Summary Compensation Table Versus Realizable Pay Comparison for Joseph R. Nolan, Jr.

In the three full years that Mr. Nolan has served as Chief Executive Officer, Mr. Nolan’s realizable pay has been substantially less than his total compensation as reported in the Summary Compensation Table of our proxy statements (his reported pay). The reasons for this are twofold. First, the overwhelming majority of Mr. Nolan’s compensation is delivered through performance-based incentive compensation. As shown below and discussed later in this CD&A, Mr. Nolan’s annual and long-term incentives both paid out at below-target levels for the

2025 Proxy Statement 37

Compensation Discussion and Analysis
performance periods that ended in 2024, and Mr. Nolan’s in-process performance shares for programs ending in 2025, 2026 and 2027 are tracking substantially below target. In addition, Mr. Nolan’s long-term incentives are denominated and settled in Eversource common shares such that declines in the Company’s share price directly impact the realizable pay of our Chief Executive Officer and all of our executives. This demonstrates the integrity of our pay-for-performance compensation program and ensures alignment with shareholder interests.
Second, a significant portion of Mr. Nolan’s reported pay consists of the annual actuarial increase in Mr. Nolan’s pension benefit, which as we note below does not represent actual earnings and which could increase or decrease in the future based on factors beyond our control, including changes in interest rates.
Thus, Mr. Nolan’s realizable compensation, or pay actually received or in progress to be received, differs from the pay reported as required by the SEC. As a result, we believe that it is useful to compare Mr. Nolan’s realizable pay for each of the past three years with his reported pay for the same period as illustrated in the chart below.

CHIEF EXECUTIVE OFFICER SUMMARY COMPENSATION TABLE PAY VS. REALIZABLE PAY
•
The graph below shows that CEO realizable pay values are significantly lower than values disclosed in the Summary Compensation Table after taking into account Performance Share payouts that were well below target (68 percent for the 2022 – 2024 Performance Share Program) as well as the decrease in Eversource’s share price:

$20.0
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Compensation ($Millions)
SCT: $13.0
-45%
RP: $7.2
SCT: $18.9
-63%
RP: $7.0
SCT: $13.6
-26%
RP: $10.0
2022
2023
2024
SEC Summary Comp Table (SCT)
Realizable TDC (RP)

For purposes of the preceding figure, we define:
1) SEC SCT Compensation: (i) base salary earned in each year, (ii) the actual bonus earned for each year, (iii) the grant date amount of long term incentive awards, (iv) the value of actuarial change in pension value, and (v) all other compensation as shown in the Summary Compensation Table for each year.
2) Realizable Total Direct Compensation (TDC): (i) base salary earned in each year, (ii) the actual bonus earned for each year, and (iii) the intrinsic value of long-term incentive awards granted in 2022, 2023 and 2024 valued as of December 31, 2024.
38 2025 Proxy Statement

Compensation Discussion and Analysis
The following is a summary of our 2024 accomplishments:
Category	Highlights
Financial Performance
Earnings Per Share: 2024 GAAP earnings equaled $2.27 per share, compared to goal of $4.52 per share. 2024 Non-GAAP earnings equaled $4.57 per share, exceeding the earnings goal by $0.05 per share of $4.52 per share. Non-GAAP earnings exclude charges totaling $2.30 per share as described below and in Exhibit A(1)

Dividend Growth: Increased dividend to $2.86 per share, a $0.16 increase and 5.9 percent growth over 2023
Strategic Initiatives: Eversource successfully advanced several strategic initiatives and produced positive regulatory outcomes in 2024:

•
Successfully completed divestiture of our offshore wind investments

•
Completed Phase II of the sale process for our Aquarion water distribution business. These efforts led to the execution in January 2025 of a definitive agreement to sell our Aquarion water distribution business

•
Opportunistic issuance of $1 billion of equity helps to improve our financial condition

•
Achieved constructive regulatory outcomes in Connecticut, Massachusetts and New Hampshire:

◦
Received approval by the Connecticut Public Utilities Regulatory Authority (PURA) of the Connecticut Rate Adjustment Mechanism (RAM) Order of $873 million plus the recovery of an additional $70 million for our electric vehicle charging program

◦
Successfully reached a settlement with the New Hampshire Public Utilities Commission (NHPUC) for $61.2 million in temporary rates

◦
Successfully implemented our storm cost recovery strategy by making regulatory filings and further advance existing filings in each jurisdiction including $806 million in Connecticut; $222 million in Massachusetts; and $232 million in New Hampshire

◦
Received approval from the Massachusetts Department of Public Utilities (DPU) of the Electric Sector Modernization Plan (ESMP) including incremental investments of $600 million and corresponding recovery in future proceedings

◦
Our first rate base roll-in for Eversource Gas Company of Massachusetts received DPU approval for $140 million in recovery as agreed upon in the 2020 Columbia Gas Company settlement agreement

◦
Successful recovery, with no disallowances, of our Massachusetts Gas Safety Enhancement Program (GSEP) investments with new rates effective on November 1, 2024

•
Purchased a 26-acre portion of the Mystic Generating Station in Everett, Massachusetts which offers multi-use interconnection points for large-scale renewable energy

•
Received approval to construct the first-of-its-kind underground transmission and distribution substation in Cambridge, Massachusetts

•
Received a favorable and constructive draft Management Audit Report from PURA’s independent consultant with no significant adverse findings

(1)
2024 Non-GAAP EPS presented in this proxy statement excludes an after tax loss on the sale of our offshore wind investments of $1.47 per share plus the loss on the pending sale of the Aquarion water distribution business of $0.83 per share. Due to the effect of such costs on net income attributable to common shareholders, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy’s financial performance and provides additional meaningful information to readers in analyzing historical and future performance of the business. Non-GAAP financial measures should not be considered as alternatives to Eversource Energy’s consolidated net income attributable to common shareholders. Please see Exhibit A on page 77.

2025 Proxy Statement 39

Compensation Discussion and Analysis
Operational Performance	Reliability Performance: Electric System Reliability – measured by months between interruptions – 21.2 months apart – top decile in our industry
Restoration Performance: Average system outage duration was 63.5 minutes, which was top decile in our New England and Mid-Atlantic peers and top decile in the industry
Safety: Safety performance was 0.76, measured by days away, restricted or transferred (DART) per 100 workers – continued to improve year over year
Gas Emergency Response: On-time response was 98.1 percent which continued to exceed regulatory emergency response requirements
Enhancing the Customer Experience: The Company achieved significant success in our projects geared towards enhancing and improving all aspects of our customers’ experiences:

•
Technology planning and development for our Massachusetts Advanced Metering Infrastructure (AMI or smart meters) continued throughout 2024 and the Company is on track to begin implementing smart meter technology for customers in 2025

•
Continued to execute on our Emergency Response Communications Plan and Stakeholder Engagement Plan and have aligned with state agencies in the states we serve

•
Further enhanced our communication strategy to ensure stakeholders are aware of potential regional energy adequacy issues by conducting Energy Supply webinars for key stakeholders

•
Successfully completed our OMNI Phase II project in Massachusetts that has enabled two million of our electric and gas customers to be on a single customer information system – Eversource was honored by SAP’s User Group as “Utility of the Year” for our OMNI deployment

•
Significantly scaled decarbonization offerings for customers to support increased energy efficiency goals in Massachusetts and Connecticut

Clean Energy Execution: We successfully advanced our initiatives in supporting clean-energy projects:

•
Company was successful in qualifying for $89 million in federal funding from the U.S. Department of Energy for the Huntsbrook clean energy interconnection hub that will be constructed in Connecticut

•
Company marked the commissioning of our geothermal pilot in Framingham, Massachusetts; converted most participating customers’ homes to geothermal and we are one of 11 companies nationwide that will receive federal funding through a grant to explore the feasibility of expanding this pilot

•
Received approval of the Company’s first Massachusetts ESMP, which sets out a comprehensive set of upgrades to our Massachusetts electric distribution system consistent with the long-range clean energy and climate mandates of the state

•
Received approval of four additional distributed energy resources (DER) interconnection upgrades in Massachusetts

•
Advanced utility-owned solar and electric vehicle infrastructure projects in Connecticut, Massachusetts and New Hampshire

•
Continued strong progress to reduce operational emissions as part of our existing carbon neutrality goals, achieving a 10 percent reduction in operations (Scopes 1 and 2) GHG emissions from 2022 to 2023 and over 30 percent compared to our baseline year of 2018

•
Maintained a commitment to oversee the progression of onshore construction for our former divested offshore wind projects – onshore construction for Revolution Wind is ahead of the revised schedule and onshore construction for South Fork Wind was completed in the second quarter of 2024. Eversource received the New York Project of the Year Award from the Engineering News-Record for our work building the onshore infrastructure for South Fork Wind

40 2025 Proxy Statement

Compensation Discussion and Analysis

Sustainability: Company fell short of our goal to achieve a sustainability ranking of 81 to 93 percent, with a combined end of year ranking of 73.8 percent. The decrease was related in part to the loss on the Company’s sale of the offshore wind investments

Diverse Leadership: Achieved our goal to continue with our successful drive to build a talent pipeline of people with diverse experiences and thought.
Employees: Developed workforce strategies as part of our annual business and workforce planning process to address immediate and long-term resource and leadership needs
Additional Accomplishments:	Continued to receive numerous awards recognizing Eversource as a leader in corporate responsibility, see page 54 for additional information
Achievement of the 2024 performance goals, additional accomplishments and the Compensation Committee’s assessment of Company and executive performance are more fully described in the section below titled “2024
Annual Incentive Program Assessment.” Specific decisions regarding executive compensation based upon the Committee’s assessment of Company and executive performance and market data are also described below.

Pay for Performance Philosophy

The Compensation Committee links the compensation of our executive officers, including the Named Executive Officers, to performance that will ultimately benefit our customers, employees, shareholders and the communities we serve. Our compensation program is intended to attract and retain the best executive talent in the industry, motivate our executives to meet or exceed specific stretch financial and operational goals each year, and compensate our executives in a manner that aligns compensation directly with performance. We strive to provide executives with base salary, performance-based annual incentive compensation, and performance-based long-term incentive compensation opportunities that are competitive with market practices and that reward excellent performance.

Executive Compensation Governance

What we DO :

✓
Focus on Pay for Performance.

✓
Maintain share ownership and holding guidelines.

✓
Utilize balanced incentive metrics including both absolute and relative measures.

✓
Deliver the majority of incentive compensation opportunity in long-term equity.

✓
Maintain double-trigger change in control vesting provisions.

✓
Hold shareholder engagement meetings throughout the year among management and our shareholders that discuss executive compensation governance, our financial performance, ESG, climate change and sustainability, and overall corporate governance.

✓
Maintain a broad personal misconduct clawback policy in addition to the financial and accounting clawback policy required by SEC regulations relating to incentive compensation.

✓
Tie 75 percent of long-term incentive compensation to performance and grant 100 percent of long-term incentive compensation in equity.

✓
Engage an independent compensation consultant.

✓
Hold an annual Say-on-Pay vote.

✓
Impose payout limitations on incentive awards.

✓
Maintain limited Trustee and executive and trading windows.

What we DON’T do :

X
Include tax gross-ups in any new or materially amended executive compensation agreements.

X
Allow hedging, pledging or similar transactions by Trustees and executives.

X
Provide for liberal share recycling within long-term compensation grants.

X
Pay dividends on equity awards before vesting.

X
Allow for discounts or repricing of options or stock appreciation rights.

•
The executive share ownership and holding guidelines noted in this CD&A emphasize the importance of aligning management with shareholders. Under the share ownership guidelines, which require our Chief Executive Officer to hold shares equal to six times base salary, we

2025 Proxy Statement 41

Compensation Discussion and Analysis
also require our executives to hold 100 percent of the shares awarded under the Company’s stock compensation program until the share ownership guidelines have been met.
•
Our Executive Clawback Policy, adopted in 2023, and our Incentive Plan include provisions that require reimbursement to the Company of incentive compensation received under the conditions and circumstances set forth in the Policy and the Plan. Both the Executive Clawback Policy and the Incentive Plan contain provisions requiring clawback if earnings are subsequently required to be restated, as the SEC regulations applicable to the Policy require. The Incentive Plan also requires reimbursement for a willful material violation of our Code of Business Conduct or significant breach of a material covenant in an employment agreement. The Executive Clawback Policy applies only to executive officers, per the regulation, while the Incentive Plan’s provisions apply to all Plan participants. The Incentive Plan also imposes limits on awards and on Trustee compensation and prohibits repricing of awards and liberal share recycling.
•
The Company prohibits gross ups in all new or materially amended executive compensation agreements.

•
The Company has a “no hedging and no pledging” policy that prohibits the purchase of financial instruments or otherwise entering into any transactions that are designed to have the effect of hedging or offsetting any decrease in the market value of our common shares.

•
Our employment agreements and Incentive Plan require a “second-trigger” following change in control to accelerate post-employment compensation.

Named Executive Officers

The executive officers listed in the Summary Compensation Table and whose compensation is discussed in this CD&A are referred to as the “Named Executive Officers” under SEC regulations. For 2024, the Named Executive Officers were:
•
Joseph R. Nolan, Jr., Chairman of the Board, President and Chief Executive Officer

•
John M. Moreira, Executive Vice President, Chief Financial Officer and Treasurer

•
Paul Chodak III, Executive Vice President and Chief Operating Officer

•
Susan Sgroi, Executive Vice President-Human Resources and Information Technology

•
Gregory B. Butler, Executive Vice President and General Counsel

Overview of Our Compensation Program

The Role of the Compensation Committee. The Board of Trustees has delegated to the Compensation Committee overall responsibility for establishing the compensation program for those senior executive officers, whom we refer to in this CD&A as “executives” and who are deemed to be “executive officers” under the SEC’s regulations that determine the persons whose compensation is subject to disclosure. In this role, the Committee sets compensation policy and compensation levels, reviews and approves performance goals and evaluates executive performance. Although this CD&A refers principally to compensation for the Named Executive Officers, the same compensation principles and practices apply to all vice presidents and above. The compensation of the Chief Executive Officer is subject to the further review and approval of all of the independent Trustees.
Elements of Compensation. Total direct compensation consists of three elements: base salary, annual cash incentive awards, and long-term equity-based incentive awards. Indirect compensation is provided through certain retirement, perquisite, severance, and health and welfare benefit programs.
Our Compensation Objectives. The objectives of our compensation program are to attract and retain superior executive talent, motivate our executives to achieve annual and long-term performance goals set each year, and provide total compensation opportunities that are competitive with market practices. With respect to incentive compensation, the Committee believes it is important to balance short-term goals, such as producing earnings, with longer-term goals, such as long-term value creation for shareholders, maintaining a strong balance sheet, and being a leader in clean energy and sustainability. The Committee also places great emphasis on operating performance, customer service, safety, sustainability and engaged workforce. Our compensation program utilizes performance-based incentive compensation to reward individual and corporate performance and to align the interests of executives with Eversource Energy’s customers, employees, and shareholders. The Committee continually

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Compensation Discussion and Analysis
increases expectations to motivate our executives and employees to achieve continuous improvement in carrying out their responsibilities to our customers to deliver energy and water reliably, safely, mindful of the environment and employee well-being, and at a reasonable cost, while providing an above-average total return to our shareholders.
Setting Compensation Levels. To ensure that the Company achieves its goal of providing market-based total direct compensation levels to attract and retain top quality management, the Committee provides our executives with target compensation opportunities approximately equal to median compensation levels for executive officers of companies in the utility industry comparable to us in size. To achieve that goal, the Committee, and its independent compensation consultant work together to determine the market values of executive compensation elements by using competitive market compensation data.
The Committee reviews competitive compensation data obtained from utility and general industry surveys and a specific group of peer utility companies. Incumbent compensation levels may be set below the market median for those executives who are new to their roles, while long-tenured, high performing executives may be compensated above median. The review by Pay Governance performed in December 2024 indicated that the Company’s aggregate executive compensation levels continue to be aligned with median market rates.
Role of the Compensation Consultant. The Committee has retained Pay Governance as its independent compensation consultant. Pay Governance reports directly to the Committee and does not provide any other services to the Company. With the consent of the Committee, Pay Governance works cooperatively with the Company’s management to develop analyses and proposals for presentation to the Committee. The Committee generally relies on Pay Governance for peer group market data and information as to market practices and trends to assess the competitiveness of the compensation we pay to our executives and to review the Committee’s proposed compensation decisions.
Pay Governance Independence. In January 2025, the Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and concluded that it is independent and that no conflict of interest exists that would prevent Pay Governance from independently advising the Committee. In making this assessment, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934, as well as the written representations of Pay Governance that Pay Governance does not provide any other services to the Company, the level of fees received from the Company as a percentage of
Pay Governance’s total revenues, the policies and procedures employed by Pay Governance to prevent conflicts of interest, and whether the individual Pay Governance advisers with whom the Committee consulted own any Eversource Energy common shares or have any business or personal relationships with members of the Committee or our executives.
Role of Management. Management’s roles, and specifically the roles of the Chief Executive Officer and the Executive Vice President-Human Resources and Information Technology, are to provide current compensation information to the compensation consultant and analyses and recommendations on executive compensation to the Committee based on the market value of the position, individual performance, experience and internal pay equity. The Chief Executive Officer also provides recommendations on the compensation for the other Named Executive Officers. None of the executives makes recommendations that affect their individual compensation.
Market Analysis

The Compensation Committee seeks to provide our executives with target compensation opportunities using a range that is approximately equal to the median compensation levels for executive officers of utility companies comparable to the Company. Set forth below is a description of the sources of the compensation data used by the Committee when reviewing 2024 compensation:
•
Competitive Compensation Survey Data. The Committee reviews compensation information obtained from surveys of diverse groups of utility and general industry companies that represent this market data for executive officer talent. Utility industry data serve as the primary reference point for determining officer compensation and are based on a defined peer set, as discussed below, while general industry data are derived from compensation consultant surveys and serve as a secondary reference point. General industry data are used for staff positions and are size adjusted to ensure a close correlation between the market data and the Company’s scope of operations. The Committee references this information, which it obtains from Pay Governance, to evaluate and determine base salaries and incentive opportunities.

•
Peer Group Data. In support of our executive pay decisions, the Committee consulted with Pay Governance, which provided the Committee with a competitive assessment analysis of the Company’s executive compensation levels as compared to the 20 peer group companies listed in the table below. This peer group, which the Committee reviews annually, was chosen because these companies are similar to Eversource Energy in terms of size, business model and long-term strategies.

2025 Proxy Statement 43

Compensation Discussion and Analysis
Alliant Energy Corporation	DTE Energy Company	PG&E Corporation
Ameren Corporation	Edison International	PPL Corporation
American Electric Power Co., Inc.	Entergy Corporation	Public Service Enterprise Group, Inc.
CenterPoint Energy, Inc.	Evergy, Inc.	Sempra Energy.
CMS Energy Corp.	Exelon Corporation	WEC Energy Group, Inc.
Consolidated Edison, Inc.	FirstEnergy Corp.	Xcel Energy Inc.
Dominion Energy, Inc.	NiSource, Inc.
After reviewing competitive market data provided by the compensation consultant, the Committee adjusts the target percentages of annual and long-term incentives based on the survey data and recommendations from the Chief Executive Officer, to ensure that they are approximately equal to competitive median levels.
The Committee periodically reviews the general market for supplemental benefits and perquisites using utility and general industry survey data, including data obtained from companies in the peer group.

Target Percentage of Compensation Elements

We target the mix of compensation for our Chief Executive Officer and the other Named Executive Officers so that the percentages of each compensation element are approximately equal to the competitive median market mix. The mix is heavily weighted toward incentive compensation, and incentive compensation is heavily weighted toward performance-based long-term compensation. Since our most senior positions have the greatest responsibility for implementing our long-term business plans and strategies, a greater proportion of total compensation is based on performance with a long-term focus. As shown in the following table, the majority of our NEO compensation is performance-based.
The Committee determines the compensation for each executive based on the relative authority, duties and responsibilities of the executive. Our Chief Executive Officer’s responsibilities for the strategic direction and daily operations and management of Eversource are greater than the duties and responsibilities of our other executives. As a result, our Chief Executive Officer’s compensation is higher than the compensation of our other executives. Assisted by the compensation consultant, the Committee regularly reviews market compensation data for executive officer positions similar to those held by our executives, including our Chief Executive Officer.

The following table sets forth the contribution to 2024 Total Direct Compensation (TDC) of each element of compensation at target, reflected as a percentage of TDC, for the Chief Executive Officer (CEO) and the average of the four other Named Executive Officers, excluding the CEO. The percentages shown in this table are at target and therefore do not correspond to the amounts appearing in the Summary Compensation Table.
	Percentage of TDC at Target
			Long-Term Incentive Program
	Base Salary	Annual Incentive(1)	Performance Shares(1)	RSUs(2)	TDC
CEO	12%	17%	53%	18%	100%
NEO average, excluding CEO	26%	19%	41%	14%	100%

(1)
The annual incentive compensation element and performance shares under the long-term incentive compensation element are performance-based (70 percent of our Chief Executive Officer’s compensation is performance-based).

(2)
Restricted Share Units (RSUs) vest in equal annual installments over three years contingent upon continued employment.

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Compensation Discussion and Analysis
Total Direct Compensation - CEO	Total Direct Compensation All other NEOs

Results of Our 2024 Say-on-Pay Vote

We are requesting that shareholders cast the annual advisory vote on executive compensation (a Say-on-Pay proposal). At the Company’s Annual Meeting of Shareholders held on May 1, 2024, 85.59 percent of the votes cast on the Say-on-Pay proposal were voted to approve the 2023 compensation of the Named Executive Officers, as described in our 2024 proxy statement. Say-on-Pay results of the Company, along with utility and general industry peers, are reviewed by the Committee annually to help assess whether our shareholders continue to deem our executives’ compensation to be appropriate. The Committee has and will continue to consider the outcome of the Company’s Say-on-Pay votes when making future compensation decisions for the Named Executive Officers. Please see Item 2 in this proxy statement.

Elements of 2024 Compensation

Base Salary
Base salary is designed to attract and retain key executives by providing an element of total compensation at levels competitive with those of other executives employed by companies of similar size and complexity in the utility and general industries. In establishing base salary, the Compensation Committee relies on compensation data obtained from independent third-party surveys of companies and from an industry peer group to ensure that the compensation opportunities we offer are capable of attracting and retaining executives with the experience and talent required to achieve our strategic objectives. Adjustments to base salaries are generally made on an annual basis except in instances of promotions.
When setting or adjusting base salaries, the Committee considers annual executive performance appraisals; market pay movement across industries (determined through market analysis); targeted market pay positioning for each executive; individual experience; strategic importance of a position; recommendations of the Chief Executive Officer; and internal pay equity.
Incentive Compensation
Annual incentive and long-term incentive compensation are provided under the Company’s Incentive Plan, which was approved by shareholders in 2018, and for which an amendment to the Plan was approved by shareholders in 2023. The annual incentive program provides cash compensation intended to reward performance under our annual operating plan. The long-term stock-based incentive program is designed to reward demonstrated performance and leadership, motivate future performance, align the interests of the executives with those of our shareholders, and retain the executives during the term of grants. The annual and long-term programs are designed to strike a balance between the Company’s short- and long-term objectives so that the programs work in tandem.
In addition to the specific performance goals, the Committee assesses other factors, as well as the executives’ roles and individual performance, and then makes annual incentive program awards at the levels and amounts disclosed in this proxy statement.

2025 Proxy Statement 45

Compensation Discussion and Analysis
Risk Analysis of Executive Compensation Program

The overall compensation program includes a mix of compensation elements ranging from a fixed base salary to annual and long-term incentive compensation programs intended to motivate executives and other eligible employees to achieve individual and corporate performance goals that reflect an appropriate level of risk. The fundamental objective of the compensation program is to foster the continued growth and success of our business. The design and implementation of the overall compensation program provide the Committee with opportunities throughout the year to assess risks within the compensation program that may have a material effect on the Company and our shareholders.
The Compensation Committee assesses the risks associated with the executive compensation program on an ongoing basis by reviewing the various elements of incentive compensation. The annual incentive program is designed to ensure an appropriate balance between individual and corporate goals, which were deemed appropriate and supportive of the Company’s annual business plan. Similarly, the long-term incentive program is designed to ensure that the performance metrics are properly weighted and supportive of the Company’s strategy. The Committee reviewed the overall compensation program in the context of risks identified in the annual operating plan. The annual and long-term incentive programs were designed to include mechanisms to mitigate risk. These mechanisms include realistic goal setting and discretion with respect to actual payments, in addition to:
•
A mix of annual and long-term performance awards to provide an appropriate balance of short- and long-term risk and reward horizon;

•
A variety of performance metrics, including financial, operational, customer service, ESG, safety and strategic goals and initiatives for annual performance awards to avoid excessive focus on a single measure of performance;

•
Metrics in the Company’s long-term incentive compensation program that use earnings per share growth and relative total shareholder return, which are both robust measures of shareholder value and which reduce the risk that employees might be encouraged to pursue other objectives that increase risk or reduce financial performance;

•
The provisions of our annual and long-term incentive programs, which cap awards at 200 percent of target;

•
Our expansive clawback provisions on incentive compensation set forth in our SEC compliant Executive Clawback Policy and in our Incentive Plan, including clawback for material violations of our Code of Business Conduct; and

•
Stock ownership requirements for all executives, prohibitions on hedging, pledging and other derivative transactions related to our shares.

Based on these factors, the Compensation Committee and the Board of Trustees believe the overall compensation program risks are mitigated to reduce overall compensation risk.

2024 Annual Incentive Program Assessment

In January of 2024, the Committee established the terms of the 2024 Annual Incentive Program. As part of the overall program, and after consulting with Pay Governance, the Committee set target award levels for each of the Named Executive Officers that ranged from 70 percent to 140 percent of base salary.
At the January 2024 meeting, the Committee determined that for 2024 it would continue to base 70 percent of the annual incentive performance goals on the Company’s overall financial performance and 30 percent of the annual performance goals on the Company’s overall operational performance. The Committee also determined the specific goals that would be used to assess performance, with potential ratings on each goal ranging from zero percent to 200 percent of target. The Committee assigned weightings to each of the goals. For the financial component, the following goals were used: non-GAAP earnings per share, weighted at 60 percent; advancement of strategic growth initiatives and regulatory outcomes, weighted at 30 percent; and dividend growth, weighted at 10 percent. For the operational component, the Committee used the following goals: combined safety ratings, gas emergency service response, diverse leadership, sustainability, customer and clean energy initiatives, weighted at 50 percent; service reliability weighted at 25 percent; and restoration of outages duration, weighted at 25 percent.
In establishing the individual annual performance goals, the Committee set stretch goals for both the financial and operational components. Many of the goals used performance ranges, as opposed to threshold or target ranges, whereby the lower end of the performance range does not represent average or less compared to industry peers or other similar performance benchmarks, but requires performance that exceeds industry standards, peer performance and other benchmarks in order to be met, while achievement at the higher end of the range represents superior performance.

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Compensation Discussion and Analysis
2024 Performance Goals
Financial (70%)	Operational (30%)

Committee Assessment Meetings
At the December 2024 meeting of the Committee, management provided an initial review of the Company’s 2024 performance, followed in January 2025 by a full assessment of the performance goals, the additional accomplishments noted below under the caption “Additional Factors” and the overall performance of the Company and the executives. In addition to these meetings, the Committee and the Board were provided updates during 2024 on corporate performance and discussed the Company’s overall performance and in particular the effect that the loss on the sale of our offshore wind investments and the loss on the pending sale of our Aquarion water distribution business and other events were having on our stock price.
At the January 29, 2025 meeting, the Committee determined, based on its assessment of the scorecard of financial and operational performance goals and the other factors noted above, to approve the level of achievement of combined financial and operational performance goals results at 125 percent, reflecting the strong performance of the Company and the executive team in executing the Company’s Operating Plan. In arriving at this determination, the Committee determined that the weighted financial performance goals result was 76 percent, and the weighted operational performance result was 49 percent. The Chief Executive Officer recommended to the Committee awards for the executives (other than himself) based on his assessment of each executive’s individual performance towards achievement of the performance goals and the additional accomplishments of the Company, together with each executive’s contributions to the overall performance of the Company. The actual awards determined by the Committee were also based on the same criteria.
During this assessment the Committee was mindful of the effects of the loss on the sale of our offshore wind investments, the loss on the pending sale of our Aquarion water distribution business and other events noted in this proxy statement had on our reported results and the resulting negative effect on our stock price. With respect to offshore wind, these events included higher than budgeted interest rates, delays in closing the offshore wind divestiture, and higher than budgeted construction costs. The Committee determined that although these charges were unfortunate, they were necessary to successfully execute the Company’s corporate strategy, improve future cash flow including favorable tax benefits, reduce debt and raise equity needs, lower risk and improve balance sheet conditions. As a result, while the indicative payout portion of our scorecard based on non-GAAP EPS would have been in the range of 125 – 200 percent, the Committee determined that the payout for the EPS-goal in our 2024 Annual Incentive Plan would be 75 percent.
Financial Performance Goals Assessment
•
EARNINGS PER SHARE: The 2024 earnings goal was $4.52 per share. Our GAAP earnings in 2024 amounted to $2.27 per share, while our non-GAAP earnings in 2024 totaled $4.57 per share, excluding the adjustments to earnings as described in Exhibit A and elsewhere in this proxy statement. The 2024 GAAP earnings were $3.53 higher than 2023 GAAP earnings. 2024 non-GAAP earnings per share increased 5.3 percent compared to 2023 non-GAAP earnings per share, and 26 percent higher than the expected industry average of 4.2 percent. The Company was able to achieve the non-GAAP earnings and limit a further decrease in GAAP earnings through effective management of the 2024 Operating Plan on a day-by-day basis, including execution of our $4.6 billion utility capital plan, and by overcoming several challenges to achieving the plan, including higher than expected interest costs due to the number and scale of federal interest rate increases; higher O&M expenses caused primarily by the significant number and severity of storm events; higher employee-related costs; and the financial and operational impacts of supply chain challenges.

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Compensation Discussion and Analysis
The results of 2024 non-GAAP EPS growth rate of 5.3 percent would have reflected an indicative payout in the range of 125 to 200 percent. However, as noted, the Committee considered the events that occurred throughout the year, specifically the loss on the sale of our offshore wind investments and the loss on the pending sale of our Aquarion water distribution business. The Company recognized these charges to enable the Company to transition back to long-term financial growth and operational excellence, while reducing its risk profile. Recognizing the reduction in GAAP earnings and taking into consideration that our shareholders were negatively impacted by the Company’s disappointing share performance, the Committee determined this goal to have obtained a 75 percent performance result. Please see Exhibit A, which provides additional information regarding the reconciliation of GAAP and non-GAAP earnings.
Earnings Per Share
•
DIVIDEND GROWTH: This goal was to increase our dividend by more than the industry average increase. We increased our annual dividend in 2024 to $2.86 per share, a 5.9 percent increase from the prior year, exceeding the utility industry’s median dividend growth of 5.1 percent for the EEI Utility Index. The Committee determined this goal to have attained a 160 percent performance result.

Common Share Dividends
•
STRATEGIC INITIATIVES AND REGULATORY OUTCOMES: This goal consisted of seven separate initiatives: 1) Finalize the successful divestiture of offshore wind assets; 2) Develop plans and implement a cost recovery strategy across three states for $800 million in storm costs that are currently deferred, in addition to pursuing recovery of $635 million of storm costs recently filed in Connecticut; 3) Successfully execute on regulatory initiatives in each state such as the PSNH and Aquarion rate cases, electric and gas capital tracker mechanisms and Performance Based Rates/K-Bar filings; 4) Continue to implement plans and strategies to improve the Connecticut political and regulatory environments while strengthening Massachusetts and New Hampshire stakeholder relations; 5) Achieve final approvals and execute the Massachusetts DER initiatives; 6) Secure clean energy funding available through federal and state initiatives; and 7) Continue to take leadership positions in all of our regions to drive regulatory policy that benefits customers and stakeholders.
•
Eversource successfully completed the divestiture of our entire offshore wind investment in an extremely challenging market for renewable energy assets. The Sunrise Wind Project was sold in July 2024 to Ørsted and the Revolution Wind and South Fork Wind Projects were sold in September 2024 to Global Infrastructure Partners. The offshore wind divestiture was an important advancement in the Company’s strategy toward lowering our risk profile and strengthening our balance sheet.

•
The Company completed Phase II of the sale process for the Aquarion water distribution business at the end of 2024. These efforts led to the execution in January 2025 of a definitive agreement to sell Aquarion. Subject to receipt of required regulatory approvals, the transaction is expected to close in the second half of 2025.

•
The opportunistic issuance of $1 billion of equity was a key component in improving the financial condition of the Company.

•
Our constructive regulatory outcomes in 2024 included an approval by the Connecticut PURA of the Connecticut RAM Order of $873 million plus the recovery of an additional $70 million of costs incurred for our electric vehicle charging program between 2021 – 2024.

•
Eversource successfully reached a settlement with the NHPUC which provided for $61.2 million in temporary rates beginning on August 1, 2024.

•
We successfully implemented our storm cost recovery strategy by making regulatory filings and further advance filings in each jurisdiction, including Connecticut for approximately $806 million; Massachusetts for $222 million and in New Hampshire for $232 million.

•
We received approval from the Massachusetts DPU of the ESMP, including incremental investments of $600 million and corresponding recovery to take place in future proceedings. This groundbreaking plan establishes a

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Compensation Discussion and Analysis
comprehensive road map of the system investments that Eversource will need to make to support the state’s decarbonization and electrification targets and enable the clean energy future.
•
We received a favorable and constructive draft Management Audit Report from PURA’s independent consultant, with no adverse findings. This audit report spanned all of the Company’s Connecticut operations and was extensively supported by multiple Company teams and working groups.

•
We received approval of four additional DER interconnection upgrades in Massachusetts.

•
Our ongoing effort to engage key Connecticut stakeholders and share our perspective on important issues resulted in meetings with 149 municipalities to improve the political and regulatory environment. This effort also included outreach to legislative and regulatory leaders, as well as public communication.

•
Our first Rate Base roll-in for Eversource Gas Company of Massachusetts received DPU approval for $140 million annual recovery as agreed upon in the 2020 Columbia Gas Company settlement agreement. A total of $77 million of this rate increase was effective November 1, 2024, and the remaining $63 million of the increase will be effective November 1, 2025.

•
Successful recovery, with no disallowances, of our Massachusetts GSEP investments (Eversource Gas Company of Massachusetts and NSTAR Gas Company) with new rates effective on November 1, 2024.

•
On June 28, 2024, the Energy Facilities Siting Board (EFSB) approved the Greater Cambridge Energy Program (GCEP), a first-of-its-kind transmission and distribution substation with the Cambridge Redevelopment Authority on this innovatively designed project. This initiative is estimated to be a $1.8 billion investment with construction commencing during the first quarter of 2025 and phased-in service during 2029-2030.

The Committee determined this goal to have attained a 160 percent performance result.
Operational Performance Goals Assessment
•
RELIABILITY PERFORMANCE: This goal was to increase 2024 months between service interruptions to between 17.7 to 19.7 months. Electric System Reliability, measured by months between interruptions, was top decile in our industry in 2024; customer power interruptions were on average 21.2 months apart. The Committee determined this goal to have attained a 190 percent performance result.

Reliability Performance
Months Between Interruptions
•
RESTORATION PERFORMANCE: This goal was to reduce the 2024 average electric system interruption to between 62 to 74 minutes. The average system outage duration in 2024 was 63.5 minutes, which was in the top decile versus industry comparators. The Committee determined this goal to have attained a 185 percent performance result.

Restoration Performance
Average Time of Restoration – In Minutes
•
SAFETY: This goal was to reduce days away, restricted or transferred (DART) per 100 workers defined below, to between 0.85 and 1.30 DART. Our safety performance was 0.76 DART, which exceeded the stated goal and continues to improve over previous years. In 2024, the Company used the DART-OSHA method of measurement for both the goal and 2022, 2023 and 2024 results; 2021 results shown in the graph below were converted to the DART-OSHA method results. The strong partnerships that have been developed between Company management and the leadership of our unions continue to assist us in both helping safeguard our employees and in advancing our business initiatives. The Committee determined this goal to have attained a 170 percent performance result.

2025 Proxy Statement 49

Compensation Discussion and Analysis
Safety Performance
Days Away Restricted Time (DART)
•
GAS EMERGENCY RESPONSE: This goal was to achieve on time response to gas customer emergency calls to between 96 and 98 percent of the time. Our 2024 performance was 98.1 percent, which continues to exceed mandated emergency response regulatory requirements. The Committee determined this goal to have attained a 175 percent performance result.

Gas Emergency Response
Percentage of On-Time Responses
•
DIVERSE LEADERSHIP: This goal was to have greater representation of women and/or persons of color into leadership positions. We continued our successful drive to build a talent pipeline of people with diverse experiences and thought. The Committee determined this goal to have attained a 100 percent performance result.

•
SUSTAINABILITY: This goal was to achieve a sustainability ranking, as calculated below, of 81 to 93 percent. In 2024, we fell slightly below our target range compared to the peer group assessed by two leading sustainability rating firms, with a combined end of-year ranking of 73.8 percent. We continued our strong environmental, social and governance performance, including the advancement of our clean energy initiatives which resulted in numerous national and local awards and recognitions noted in this proxy statement. These honors are a result of our deep commitment to corporate responsibility, evidenced by the high ratings we receive from leading sustainability raters. We continue to engage with a strong cross-functional team throughout the Company to advance our sustainability strategy and drive performance that addresses the evolving expectations of our shareholders, customers, employees, regulators and the communities we serve. We continued to position our gas business for long-term success in many areas, including stakeholder engagement, geothermal pilot deployment and other methane emission reductions strategies. Eversource reduced its Scope 1 and Scope 2 emissions by 30 percent between our 2018 base year and 2023. The Committee determined this goal to have attained a 70 percent performance result.
•
ENHANCE THE CUSTOMER EXPERIENCE: This goal consisted of seven separate initiatives: 1) Continued enhancement and efficient execution of the Emergency and Outage Response Plan and Stakeholder Communications Plans; 2) Implement a Communication Plan to ensure policymakers, customers and employees are aware of resource adequacy impacts; 3) Establish a Meter Data Sharing policies / platform and communicate customer options in an online portal; 4) Successfully advance the implementation of AMI and Meter Data Management System to improve customer information in Massachusetts (MA); 5) Achieve milestones established for Omni-MA Phase II including go-live for Western MA in Q1 and Eastern MA in Q2; 6) Expand the development of utility-owned solar and storage projects; and 7) Scale decarbonization offerings to support increased energy efficiency goals.

•
We continue to execute on our Emergency Response Communications Plan and Stakeholder Engagement Plan and have aligned with state agencies in the states we serve. To date, approximately 1,000 external users have been trained on storm preparedness, response and reporting procedures for blocked roads and critical facilities during emergency response events.

•
We further enhanced our communication strategy to ensure stakeholders are aware of potential regional energy adequacy issues by conducting Energy Supply webinars for key stakeholders. We also worked with ISO-NE to share plans and coordinate messaging, filed specific plans with our three regulatory agencies and developed communications assets for use in a load shed event.

•
Technology planning and development for our Massachusetts Advanced Metering Infrastructure (AMI or “smart meters”) Plan continued throughout 2024, and the Company is on track to begin implementing smart meter technology for customers in 2025. Customer messaging regarding the roll-out schedule and explaining the technology’s advantages to manage energy use began in October of 2024. Once completely implemented, this technology will provide a wide range of new benefits to customers, including visibility and insight into energy

50 2025 Proxy Statement

Compensation Discussion and Analysis
usage patterns, customized bill alerts, access to time-varying rates, proactive outage notifications and more efficient outage response.
•
We successfully completed our OMNI Phase II project that has enabled two million of our Massachusetts electric and gas customers to be on a single customer information system. In September of 2024, Eversource was honored by SAP’s User Group as “Utility of the Year” for our OMNI deployment.

•
To support increased energy efficiency goals in Massachusetts and Connecticut, we significantly scaled decarbonization offerings supported by the installation of over 22,400 residential heat pumps, significantly exceeding target and enrolled over 2,600 heat pump installers in those states to support implementation. We launched a new E-Learning website, enabling 15,200 training sessions to be completed by over 4,500 active users.

•
We continue to maintain top decile performance in Months Between Interruptions (MBI) and System Average Interruption Duration Index (SAIDI) among our New England and Mid-Atlantic peer group despite unprecedented storm activity in our territory.

The Committee determined this goal to have attained a 140 percent performance result.
•
CLEAN ENERGY EXECUTION: This goal consisted of six separate initiatives: 1) Support on-going offshore wind project construction; 2) Successfully finalize and implement the Massachusetts ESMP to enable a transition to a clean energy future and support state goals; 3) Plan, develop and build transmission infrastructure to facilitate the interconnection of clean, renewable energy projects; 4) Expand the development of utility-owned solar and EV infrastructure; 5) Continue to empower the cross-functional team to finalize science-based targets to advance carbon neutrality objectives; and 6) Plan and execute natural gas opportunities to support decarbonization and position natural gas as a key part of the clean energy transition, such as advancing geo-thermal and hydrogen opportunities.

•
During 2024, Eversource maintained its commitment to support construction of offshore wind projects. Revolution Wind construction activities are ahead of the revised schedule, and we continue to drive onshore construction to improve on the schedule. Eversource received the “New York Project of the Year Award” from the Engineering News-Record for our work building the onshore infrastructure for South Fork Wind, the first commercial-scale offshore wind project in the United States.

•
Eversource was successful in qualifying for $89 million in federal funding from the U.S. DOE for the Huntsbrook clean energy interconnection hub that will be constructed in Montville, Connecticut. The federal grant will cover 40 percent of the Huntsbrook project cost of $224 million, with the remainder to be recovered in transmission rates. The Huntsbrook project is part of a portfolio of projects that the states in the region are advancing through the U.S. DOE Grid Innovation Program to support New England’s clean energy transition while improving grid reliability.
•
The Massachusetts DPU approved the Massachusetts ESMP, including incremental capital spending of $600 million for interconnections of clean energy and resiliency initiatives through 2028, which will enable the improvement of grid reliability, communication and resiliency, timely adoption of renewable energy and promote energy storage and new technologies for decarbonization.

•
The Massachusetts EFSB approved the GCEP, a first-of-its-kind underground transmission and distribution initiative with Cambridge Redevelopment Authority on the innovatively designed project, which will support Clean Renewable Energy and future electrification goals. In November, the GCEP received Cambridge’s “Chamber of Commerce’s 2024 Visionary Award.”

•
Significant planning work has begun on all five approved DER Initiatives in line with the Massachusetts DPU four-year mandate.

•
PURA issued a positive decision enabling Eversource to continue with its electric vehicle charging program to help achieve goals in Connecticut.

•
Eversource enabled the first community solar project to come on-line in its territory through the CT Statewide Clean Energy Facility Program. Enfield Solar One, the state’s largest solar project, will bring 5.96 MW DC of solar power onto the grid.

•
Eversource marked the commissioning of our first-in-the nation networked Geothermal pilot in Framingham, Massachusetts, which won the Environmental Business Council of New England, Inc.’s’ Community Choice APEX award.

•
Eversource received approval of the planning board in the New Hampshire Town of Milton to construct a 5 MW-scale solar project.

•
Eversource has purchased a 26-acre portion of the Mystic Generating Station in Everett, Massachusetts, as its strategic location offers multi-use interconnection points for large scale renewable energy in New England.

The Committee determined this goal to have attained a 150 percent performance result.

2025 Proxy Statement 51

Compensation Discussion and Analysis
2024 Annual Incentive Program Performance Assessment

Financial Performance Goals
Category	2024 Goal	Company Performance	Assessment
Earnings Per Share	$4.52 earnings per share	Achieved: While GAAP earnings per share equaled $2.27 per share, non-GAAP earnings, excluding costs noted on Exhibit A, amounted to $4.57 per share, a 5.3% increase over 2023 non-GAAP earnings. Please see page 47 of this proxy statement for additional information.	75%
Dividend Growth	Increase dividend beyond industry average	Achieved: Increased dividend to $2.86 per share, a $0.16 increase and 5.9% growth over 2023, exceeding the industry median increase of 5.1% and consistent with our long-range plan and management guidance. Please see page 48 of this proxy statement for additional information.	160%
Strategic Initiatives and Regulatory Outcomes	Advancement of key strategic projects and regulatory outcomes
Achieved: This goal consisted of seven separate initiatives: 1) Finalize the divestiture of offshore wind investments; 2) Develop plans and implement a cost recovery strategy across three states for $800 million in storm costs that are currently deferred, in addition to pursuing resolution for the recently filed storms in CT for $635 million; 3) Successfully execute regulatory initiatives in each state such as the PSNH and Aquarion rate cases, electric and gas capital tracker mechanisms and PBR/K-bar filings; 4) Continue to implement plans and strategies to improve the Connecticut political and regulatory environment, while strengthening Massachusetts and New Hampshire stakeholder relations; 5) Achieve four additional approvals and execute upon Massachusetts Distributed Energy Resource initiatives; 6) Continue to drive the opportunity to secure clean energy funding from available state and federal programs; and 7) Continue to take leadership positions in all of our regions to drive regulatory policy that benefits customers and stakeholders. A full description of the goal and the results of the goal are set forth on page 48 of this proxy statement.
			160%
Weightings = Earnings Per Share – 60%; Dividend Growth – 10%; Strategic Growth Initiatives – 30%
Operational Performance Goals
Category	2024 Goal	Company Performance	Assessment
Reliability – Average Months Between Interruptions (MBI)	MBI of within 17.7 to 19.7 months	Exceeded: MBI = 21.2 months. At the top decile of the performance goal’s range and in the top decile of the industry peer group. Please see page 49 of this proxy statement for addition information.	190%
Average Restoration Duration (SAIDI)	SAIDI of 62 to 74 minutes	Achieved: SAIDI = 63.5 minutes. At the top level of the performance range, in the top decile of the industry group as measured by recognized industry standards. Please see page 49 of this proxy statement for additional information.	185%
Safety Rate (Days Away Restricted Time (DART))	0.85 – 1.30 DART	Exceeded: 0.76 DART – Substantially better than the performance goal range and industry and improving year over year. Please see page 49 of this proxy statement for additional information.	170%
52 2025 Proxy Statement

Compensation Discussion and Analysis
Category	2024 Goal	Company Performance	Assessment
Gas Service Response	96% – 98% on time responses	Exceeded: 98.1% – Performance met or exceeded all regulatory requirements, and at the top of the level of the performance goal range. Please see page 50 of this proxy statement for additional information.	175%
Diverse Leadership	Expand applicant talent pool	Achieved: 43.7%. Please see page 50 of this proxy statement for additional information.	100%
Sustainability Ranking	81st – 93rd percentile vs. US peer companies	Not achieved: Eversource performance slightly below the target goal partly relating to the loss on sale of offshore wind investments; the Company received numerous recognitions and awards acknowledging sustainability excellence in 2024. Please see page 50 of this proxy statement for additional information.	70%
Enhance the Customer Experience	Success in advancing important customer initiatives
Achieved: This goal consisted of seven separate initiatives: 1) Continued enhancement and efficient execution of the Emergency and Outage Response Plan and Stakeholder Communications Plans; 2) Implement a Communication Plan to ensure policymakers, customers and employees are aware of energy resource adequacy impacts; 3) Establish a Meter Data Sharing policies/platform and communicate customer options in an online portal; 4) Successfully advance the implementation of AMI and MDMS to improve customer information in MA; 5) Achieve milestones established for OMNI-MA Phase II including go-live for Western MA in Q1 and Eastern MA in Q2; 6) Expand the development of utility-owned solar and storage projects; and 7) Scale decarbonization offerings to support increased energy efficiency goals. A full description of the goal and its results are set forth on page 50 of this proxy statement.
			140%
Clean Energy Execution	Execute important clean energy initiatives
Achieved: This goal consisted of six separate initiatives: 1) Support on-going offshore wind project construction; 2) Successfully finalize and implement the MA ESMP to enable a transition to a clean energy future and support state goals; 3) Plan, develop and build transmission infrastructure to facilitate the interconnection of clean, renewable energy projects; 4) Expand the development of utility-owned solar and EV infrastructure; 5) Continue to empower the cross-functional team to finalize science-based targets to advance carbon neutrality objectives; and 6) Plan and execute natural gas opportunities to support decarbonization and position natural gas as a key part of the clean energy transition, and advancing geo-thermal and hydrogen opportunities. A full description of the goal and its results are set forth on page 51 of this proxy statement.
			150%
Weightings = Reliability – 25%; Restoration – 25%; Safety, Gas Response, Diverse Leadership, Sustainability and Key Initiatives – 50%
2025 Proxy Statement 53

Compensation Discussion and Analysis
Performance Goals Assessment
Financial Performance at 109% (weighted 70%)	76%
Operational Performance at 161% (weighted 30%)	49%
Overall Performance	125%
Additional Factors
The following important financial, strategic, environmental, and customer-focused results were also considered by the Committee in assessing overall financial and operational performance:
•
Eversource was named the top U.S. utility on TIME’s 2024 World’s Best Companies list. This achievement highlights our commitment to creating a positive workplace and employee opportunities.

•
In 2024, Newsweek magazine announced Eversource’s inclusion in its 2025 ranking of the Most Responsible Companies for the sixth year in a row. We were the top utility in the listing based on corporate social sustainability performance and reputation.

•
We were again ranked in the top 100 of America’s Most Just Companies for 2024 by JUST Capital and CNBC for ESG leadership. The Company was named the number one utility and was ranked seventh overall.

•
For the second consecutive year, Eversource was included in USA Today’s ranking of America’s Climate Leaders for 2024, which includes the top 400 companies based on reductions in emissions intensity.

•
Eversource has been named a Tree Line USA utility by the Arbor Day Foundation. The program recognizes utilities that demonstrate best practices for quality tree care, promoting safe, reliable electric service for customers while encouraging utility compatible tree planting and nurturing healthy trees to grow and thrive.

•
Recognized by the American Council for an Energy Efficient Economy as a Leader of the Pack Winner 2024 in the Small Commercial Buildings category for our Main Streets Program in Massachusetts.

•
The Company again received an Energy Star Partner of the Year 2024 award in recognition of consistent and outstanding leadership in delivering energy efficiency solutions.

•
We were again named to Healthiest Employer’s 2024 list of the Healthiest 100 Workplaces in America which honors people-first organizations that prioritize the well-being of their employee population.

•
Eversource was recognized for the fifth year in a row by the U.S. Department of Labor as a 2024 HIRE Vets Medallion Award recipient for our commitment to recruiting, employing, and retaining veterans.

•
In 2024, Eversource received a VETS Indexes Employer Award in recognition of our dedication to addressing the workplace priorities that matter most to veterans.

•
We were honored with the Road to DEI Award by Disability:IN Connecticut. This award celebrates organizations that have cultivated a disability-inclusive environment and fostered a strong sense of belonging for all employees.

•
The Massachusetts Commission on the Status of Persons with Disabilities recognized us with the National Disability Employment Awareness Month (NDEAM) Large Organization Award. This honor underscores our dedication to fostering and maintaining an intentionally inclusive workplace for individuals with disabilities.

•
Our 2024 charitable giving and economic development impact totaled $27 million, including major event lead sponsorships for the Eversource Walk for Children’s Hospital of Boston, Eversource Walk and 5K Run for Easterseals New Hampshire, Mass General Cancer Center/Eversource Every Day Amazing Race, Eversource Hartford Marathon, Travelers Championship, and Special Olympics in Connecticut and New Hampshire and the purchase of tax credits.

Individual Performance Factors Considered by the Committee
It is the Committee’s philosophy to provide incentives for Company executives to work together as a highly effective, integrated team to achieve or exceed the financial, operational, safety, customer, sustainability, and strategic goals and objectives. The Committee also reviews and assesses individual executive performance. The Committee based the annual incentive payments on team performance and the Committee’s assessment of each executive’s individual performance in supporting the performance goals, additional achievements, and overall Company results. With respect to the Chief Executive Officer, the Committee and the independent Trustees assessed his performance.
Mr. Nolan’s annual incentive payment of $2,450,000 was 125 percent of target and is aligned with the scorecard result, as compared to a payment of 94 percent of target in 2023, reflecting his and the Company’s overall good 2024 performance. In determining this amount, the Committee and the Board considered the totality of the Company’s success in accomplishing the goals set by the Committee

54 2025 Proxy Statement

Compensation Discussion and Analysis
and Mr. Nolan’s performance in leading the Company towards a successful year overall, in managing the challenging divestiture from our offshore wind business, in the Company’s continuing efforts in all areas of sustainability and social responsibility, and in overcoming several challenges resulting from substantial storm and employee-related expenses, and the continuing impacts of interest rate hikes, high inflation and supply chain issues.
Based on the recommendations of the Chief Executive Officer as to executives other than himself, the Committee approved annual incentive program payments for the active Named Executive Officers noted in the Summary Compensation Table. These payments reflected the individual and team contributions of those Named Executive Officers in achieving the goals and the additional accomplishments and the overall performance of the Company.

2023 and 2024 Annual Incentive Program Awards

Named Executive Officer	2024 Award	2023 Award
Joseph R. Nolan, Jr.	$2,450,000	$1,630,000
John M. Moreira	1,000,000	564,000
Paul Chodak III(1)	850,000	—
Susan Sgroi(1)	486,000	—
Gregory B. Butler	600,000	468,000

(1)
Individual was not a Named Executive Officer in 2023.

Long-Term Incentive Program

Our long-term incentive program is intended primarily to focus on the Company’s longer-term strategic goals and to also help retain our executives. A new three-year program commences every year. Performance Shares are designed to reward long-term achievements as measured against pre-established performance measures. RSUs are designed to provide executives with an incentive to increase the value of the Company’s common shares in alignment with shareholder interests, while also serving as a retention component for executive talent. We believe these compensation elements create a focus on continued Company and share price growth to further align the interests of our executives with the interests of our shareholders.
Long-Term Incentive Program
Performance Share Grants
General
Performance Shares are designed to reward future financial performance and returns to shareholders, measured by long-term earnings growth and shareholder returns over a three-year performance period, therefore aligning executive compensation with performance. Performance Shares are granted as a target number of Eversource Energy common shares. The number of Performance Shares is determined by dividing the target grant value in dollars by the average daily closing prices of Eversource common shares on the New York Stock Exchange for the ten business days preceding the grant date and rounding to the nearest whole share. Until the end of the performance period, the value of dividends that would have been paid with respect to the Performance Shares had the Performance Shares been actual common shares are deemed to be invested in additional Performance Shares, which remain at risk and are not distributed until actual performance for the period is determined and vesting takes place.
Performance Shares under the 2024 – 2026, 2023 – 2025 and 2022 – 2024 Programs
For the 2024 – 2026 Program, the Committee determined it would continue to measure performance using the

2025 Proxy Statement 55

Compensation Discussion and Analysis
following objective, formulaic method: (i) average diluted recurring earnings per share growth (EPSG); and (ii) relative total shareholder return (TSR) measured against the performance of companies that comprise the EEI Index. As in previous years, the Committee selected EPSG and TSR as performance measures because the Committee continues to believe that they are generally recognized as the best indicators of overall corporate performance. The Committee considers it a best practice to use a combination of relative and absolute metrics, with absolute EPS growth serving as a key input to shareholder value and relative TSR serving as the output.
The number of Performance Shares awarded at the end of the three-year period ranges from zero percent to 200 percent of target, depending on EPSG and relative TSR performance as set forth in the performance matrices below. Performance Share grants are based on a percentage of annualized base salary at the time of the grant and are measured in dollars. The target number of shares under the 2024 – 2026 Program for our Named Executive Officers ranged from 105 percent to 424 percent of base salary. Vesting at 100 percent of target occurs at various combinations of EPSG and TSR performance as set forth in the chart that follows. In addition, the value of any performance shares that actually vest may increase or decrease over the vesting period based on the Company’s share price performance. The number of performance shares granted at target were approved as set forth in the table below. The Committee and the independent members of the Board determined the Performance Share grants for the Chief Executive Officer. Based on input from the Chief Executive Officer, the Committee determined the Performance Share grants for each of the other executive officers, including the other Named Executive Officers. For all three programs, the Committee used the same performance measures of EPSG and TSR.
The performance charts set forth below describe how the Performance Share payout was determined under the 2022 – 2024 Program and how the Performance Share payout will be determined under the 2023 – 2025 Program and the 2024 – 2026 Program. Three-year average EPSG is cross-referenced with the actual three-year TSR percentile to determine actual performance share payout as a percentage of target.

2022 – 2024 Long-Term Incentive Program Performance
Share Potential Payout
Three-Year Average EPS Growth
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Below 0%
Three-Year Relative Total Shareholder Return Percentiles
Below 10th	20th	30th	40th	50th	60th	70th	80th	90th	Above 90th
110%	120%	130%	140%	150%	160%	170%	180%	190%	200%
100%	110%	120%	130%	140%	150%	160%	170%	180%	190%
90%	100%	110%	120%	130%	140%	150%	160%	170%	180%
80%	90%	100%	110%	120%	130%	140%	150%	160%	170%
70%	80%	90%	100%	110%	120%	130%	140%	150%	160%
60%	70%	80%	90%	100%	110%	120%	130%	140%	150%
40%	50%	70%	80%	90%	100%	110%	120%	130%	140%
20%	40%	60%	70%	80%	90%	100%	110%	120%	130%
—	10%	40%	60%	70%	80%	90%	100%	110%	120%
—	—	20%	30%	50%	60%	80%	80%	100%	110%
—	—	—	10%	20%	30%	40%	50%	60%	70%
—	—	—	—	10%	20%	30%	40%	50%	60%

56 2025 Proxy Statement

Compensation Discussion and Analysis

2023 – 2025 and 2024 – 2026 Long-Term Incentive Program Performance
Share Potential Payout
Three-Year Average EPS Growth
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Below 0%
Three Year Relative Total Shareholder Return Percentiles
Below 10th	20th	30th	40th	50th	60th	70th	80th	90th	Above 90th
100%	110%	130%	140%	150%	160%	170%	180%	190%	200%
90%	100%	120%	130%	140%	150%	160%	170%	180%	190%
80%	90%	110%	120%	130%	140%	150%	160%	170%	180%
70%	80%	100%	110%	120%	130%	140%	150%	160%	170%
60%	70%	90%	100%	110%	120%	130%	140%	150%	160%
40%	60%	80%	90%	100%	110%	120%	130%	140%	150%
30%	40%	60%	80%	90%	100%	110%	120%	130%	140%
—	20%	40%	70%	80%	90%	100%	110%	120%	130%
—	—	20%	60%	70%	80%	90%	100%	110%	120%
—	—	—	30%	50%	60%	70%	80%	100%	110%
—	—	—	10%	20%	30%	40%	50%	60%	70%
—	—	—	—	10%	20%	30%	40%	50%	60%

2024 – 2026 Long-Term Incentive Program Performance
Share Grants at Target
Named Executive Officer	Performance Share Grant
Joseph R. Nolan, Jr.	112,590
John M. Moreira	31,240
Paul Chodak III	28,286
Susan Sgroi	23,385
Gregory B. Butler	18,275
Results of the 2022 – 2024 Performance Share Program
The 2022 – 2024 Program performance period ended on December 31, 2024. Due to our disappointing share price performance over the period, our 2022-2024 performance share payouts were meaningfully below target at 68 percent. Taking into account the change in the Company’s share price since the grant date further reduces the final payout to 40 percent of target. Specifically, the actual performance level achieved under the Program was a three-year average adjusted EPS growth of 5.3 percent and a three-year total shareholder return in the bottom quartile, which, when interpolated in accordance with the criteria established by the Committee, resulted in vesting performance share units at 68 percent of target. 2022, 2023 and 2024 non-GAAP earnings per share, as described in Exhibit A, were the basis for performance level assessment determined by the Committee at its January 28, 2025 meeting. At that meeting, the Committee confirmed that the actual results achieved were calculated in accordance with established performance criteria. The number of performance shares awarded to the Named Executive Officers were approved as set forth in the table below. While this was a disappointing result, the payouts demonstrate the pay-for-performance alignment of our long-term incentive program.
2022 – 2024 Long-Term Incentive Program Performance Share Awards
Named Executive Officer	Performance Share Award
Joseph R. Nolan, Jr.	42,000
John M. Moreira	2,228
Paul Chodak III	4,078
Susan Sgroi(1)	—
Gregory B. Butler	8,220

(1)
Individual was not a Named Executive Officer during this period.

2025 Proxy Statement 57

Compensation Discussion and Analysis
CHIEF EXECUTIVE OFFICER SUMMARY PERFORMANCE SHARES
REALIZED VALUE VS. GRANT-DATE FAIR VALUE
The CEO performance share award earned for the 2022-2024 performance period represented 40% of the original grant-date fair value of the Performance Share award in February 2022 after taking into account the 68% payout factor and the decrease in the value of underlying award units over the performance period:

$6
$5
$4
$3
$2
$1
$0
Grant-Date Value:
$5.2M
-60%
Realized Value:
$2.1M
Grant-Date Fair Value
Realized Value on 12/31/2024
CEO 2022-2024 Performance Shares

Restricted Share Units (RSUs)
General
Each RSU granted under the long-term incentive program entitles the holder to receive one common share at the time of vesting. All RSUs granted under the long-term incentive program vest in equal annual installments over three years. RSU holders are eligible to receive reinvested dividend units on outstanding RSUs held by them to the same extent that dividends are declared and paid on our common shares. Reinvested dividend equivalents are accounted for as additional RSUs that accrue and are distributed with the common shares issued upon vesting of the underlying RSUs. Common shares, including any additional common shares in respect of reinvested dividend equivalents, are not issued for any RSUs that do not vest.
The Committee determined RSU grants for each executive officer participating in the long-term incentive program.
RSU grants are based on a percentage of annualized base salary at the time of the grant. In 2024, the percentage used for each Named Executive Officer was based on their position in the Company and ranged from 45 percent to 145 percent of base salary. The Committee reserves the right to increase or decrease the RSU grant from target for each executive officer under exceptional circumstances. The Committee and all other independent members of the Board determined the RSU grants for the Chief Executive Officer. Based on input from our Chief Executive Officer, the Committee determined the RSU grants for each of the other executive officers, including the other Named Executive Officers.
All RSUs are granted on the date of the Committee meeting at which they are approved. RSU grants are subsequently converted from a percent of salary into common share equivalents by dividing the value of each grant by the average closing price for our common shares over the ten trading days prior to the date of the grant. RSU grants at 100 percent of target were approved as set forth in the table below.

58 2025 Proxy Statement

Compensation Discussion and Analysis
	RSU Grants
Named Executive Officer	2022	2023	2024
Joseph R. Nolan, Jr.	18,290	23,392	37,530
John M. Moreira	970	5,587	10,413
Paul Chodak III(1)	—	—	9,429
Susan Sgroi(1)	—	—	7,795
Gregory B. Butler	3,580	3,973	6,092

(1)
Individual was not a Named Executive Officer in 2022 and 2023.

Clawback Policies Beyond Dodd-Frank

In October 2023, the Compensation Committee and the Board of Trustees voted to adopt, in compliance with new SEC regulations, a comprehensive Executive Clawback Policy. The Policy, which applies to all of the Company’s current executive officers and its Chief Accounting Officer, requires the recoupment of all Incentive Based Compensation deemed to have been awarded erroneously as a result of an Accounting Restatement, as such terms are defined by the Policy and the regulations. The Executive Clawback Policy is included as an Exhibit to the Company’s Form 10-K filed with the SEC on February 14, 2025.
In addition to the Executive Clawback Policy, the terms relating to the recovery of incentive compensation as are set forth in the Company’s 2018 Incentive Plan, which are applicable to all Plan participants, additionally call for the recoupment to the Company of compensation in the event of a willful material violation of our Code of Business Conduct or material corporate policy or the breach of a material covenant in an employment agreement.

No Hedging and No Pledging Policy

We have a long-standing policy prohibiting the purchase of any financial instruments or otherwise entering into transactions designed to have the effect of hedging or offsetting any decrease in the value of our common shares or other equity securities of the Company or its subsidiaries by our Trustees and executives, including exchange-traded options to purchase or sell securities of the Company (so-called “puts” and “calls”) or financial instruments that are designed to hedge or offset any decrease in the market value of securities of the Company (including, but not limited to, prepaid variable forward contracts, equity swaps, collars and exchange funds). This policy also prohibits short sales, the holding of any Company common shares in a margin account, borrowing shares, selling future securities that establish a position that increases in value as the value of the Company’s stock decreases, or pledging the Company’s common shares.

Share Ownership Guidelines and Retention Requirements

The Committee has approved share ownership guidelines to further emphasize the importance of share ownership by our officers. As indicated in the table below, the guidelines call for the Chief Executive Officer to own common shares equal to six times base salary, executive vice presidents to own a number of common shares equal to three times base salary, senior vice presidents to own common shares equal to two times base salary, and all other officers to own a number of common shares equal to one to one and one-half times base salary. Officers and Trustees may only transact in Eversource Energy common shares during approved trading windows and are subject to continuing compliance with our share ownership guidelines.
Executive Officer	Base Salary Multiple
Chief Executive Officer	6
Executive Vice Presidents	3
Operating Company Presidents/ Senior Vice Presidents	2
Vice Presidents	1-1.5
We require that our officers attain these ownership levels within five years after election or promotion. All of our officers, including the Named Executive Officers, have either satisfied the share ownership guidelines or are expected to satisfy them within the applicable timeframe. Common shares, whether held of record, in street name,

2025 Proxy Statement 59

Compensation Discussion and Analysis
or in individual 401(k) accounts, and RSUs satisfy the ownership requirements. Unvested performance shares do not count toward satisfying the ownership guidelines. In addition to the share ownership guidelines noted above, all officers must hold the net shares awarded under the Company’s incentive compensation plan until the share ownership guidelines have been met.

Other Benefits

Retirement Benefits
The Company provides a qualified defined benefit pension program for certain officers, which is a final average pay program subject to tax code limits. Because of such limits, we also maintain a supplemental non-qualified pension program. Benefits are based on base salary and certain incentive payments, which is consistent with the goal of providing a retirement benefit that replaces a percentage of pre-retirement income. The supplemental program compensates for benefits barred by tax code limits and generally provides (together with the qualified pension program) benefits equal to approximately 60 percent of pre-retirement compensation (approximately 50 percent of such compensation for Mr. Butler). The supplemental program was discontinued in 2012 for newly elected officers.
For certain participants, the benefits payable under the Supplemental Non-Qualified Pension Program differ from those described above.
Also see the narrative accompanying the “Pension Benefits” table and accompanying notes for more detail on the above program.
401(k) Benefits
The Company offers a qualified 401(k) program for all employees, including executives, subject to tax code limits. After applying these limits, the program provides a match of 50 percent of the first eight percent of eligible base salary, up to a maximum of $13,800 per year for Messrs. Nolan and Moreira. For Mr. Chodak, Ms. Sgroi, and Mr. Butler, the program provides a match of 100 percent of the first three percent of eligible base salary, up to a maximum of $10,350 per year. Mr. Chodak and Ms. Sgroi also participate in the Eversource 401k Plan enhanced defined contribution feature (called K-Vantage).
Deferred Compensation
The Company offers a non-qualified deferred compensation program for our executives. In 2024, the program allowed deferral of up to 100 percent of base salary, annual incentives and long-term incentive awards. The program allows participants to select investment measures for deferrals based on an array of deemed investment options (including certain mutual funds and publicly traded securities).
The Non-Qualified Deferred Compensation Table and accompanying notes provide additional details on the above program.
Perquisites
The Company provides executives with limited financial planning and vehicle leasing benefits and access to tickets to sporting events. The current level of perquisites does not factor into decisions on total compensation.

Contractual Agreements

We currently maintain contractual agreements and programs with certain executives that provide for potential compensation in the event of certain terminations, including termination following a Change in Control. These agreements and programs were made to attract and retain high quality executives and to ensure executive focus on Company business during the period leading up to a potential Change in Control. The agreements are “double-trigger” agreements that provide executives with compensation in the event of a Change in Control followed by termination of employment due to one or more of the events set forth in the agreements, while still providing an incentive to remain employed with the Company for the transition period that follows.
Under the agreements and programs, certain compensation is generally payable if, during the applicable change in control period, the executive is involuntarily terminated (other than for cause) or terminates employment for “good reason.” These agreements and programs are described more fully in the Tables following this CD&A under “Payments Upon Termination.”

60 2025 Proxy Statement

Compensation Discussion and Analysis
Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code precludes a public company from taking an income tax deduction in any one year for compensation in excess of $1 million payable to its named executive officers who are employed on the last day of the fiscal year unless certain specific performance goals are satisfied. Until January 1, 2018, there was an exception to the $1 million limitation for performance-based compensation meeting certain requirements. This exception was repealed, effective for taxable years beginning after December 31, 2017 and the limitation on deductibility generally was expanded to include all Named Executive Officers. As a result, compensation paid to the Named Executive Officers in excess of $1 million per officer will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of and not modified after November 2, 2017.
The Committee believes that the availability of a tax deduction for forms of compensation should be one of many factors taken into consideration of providing market-based compensation to attract and retain highly qualified executives. The Committee believes it is in the Company’s best interests to retain discretion to make compensation awards, whether or not deductible.
The Company has adopted the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation-Stock Compensation. In general, the Company and the Committee do not consider accounting considerations in structuring compensation arrangements.

Equity Grant Practices

Equity awards noted in the compensation tables are made annually at the late January or early February meetings of the Compensation Committee (subject to further approval by all of the independent members of the Board of Trustees of the Chief Executive Officer’s award) when the Committee also determines base salary, annual incentive opportunities, long-term incentive compensation grants, and annual and long-term performance plan awards. The date of this meeting is chosen at least a year in advance, and therefore awards are not coordinated with the release of material non-public information. In certain circumstances, including the hiring or promotion of an officer, the Compensation Committee may approve grants to be effective at other times. The Company does not currently grant stock options to its employees.

Compensation Committee Report

The Compensation Committee of the Board of Trustees has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of the SEC’s Regulation S-K with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the 2025 proxy statement.
The Compensation Committee
Daniel J. Nova, Chair
John Y. Kim
David H. Long
Frederica M. Williams
February 11, 2025

2025 Proxy Statement 61

Executive Compensation
SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by our principal executive officer (Mr. Nolan), our principal financial officer (Mr. Moreira), and the three other most highly compensated executive officers in 2024, determined in accordance with the applicable SEC disclosure rules (collectively, the Named Executive Officers). As explained in the tables and footnotes below, the amounts reflect the economic benefit to each Named Executive Officer of the compensation item paid or accrued on their behalf for the fiscal year ended December 31, 2024 in accordance with such rules. All salaries, annual incentive amounts and long-term incentive amounts shown for each Named Executive Officer were paid for all services rendered to the Company and its subsidiaries, in all capacities.
Name and Principal Position	Year	Salary	Stock Awards(2)	Non-Equity Incentive Plan(3)	Change in Pension Value and Non-Qualified Deferred Earnings(4)	All Other Compensation(5)	SEC Total	Adjusted SEC Total(6)
Joseph R. Nolan, Jr. Chairman, President and Chief Executive Officer	2024	$1,384,770	$7,510,128	$2,450,000	$2,188,733	$44,523	$13,578,154	$11,389,421
	2023	1,325,001	8,018,396	1,630,000	7,832,472	79,708	18,885,577	11,053,105
	2022	1,273,078	6,825,923	2,688,000	2,143,443	28,690	12,959,134	10,815,691
John M. Moreira Executive Vice President, Chief Financial Officer and Treasurer	2024	826,925	2,083,794	1,000,000	854,742	25,760	4,791,221	3,936,479
	2023	721,156	1,915,025	564,000	981,136	27,436	4,208,753	3,227,617
	2022	543,056	362,099	900,000	419,646	12,200	2,237,001	1,817,355
Paul W. Chodak III(1) Executive Vice President and Chief Operating Officer	2024	850,002	1,886,789	850,000	—	431,633	4,018,424	4,018,424
	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
Susan Sgroi(1) Executive Vice President-Human Resources and Information Technology	2024	533,654	1,559,857	486,000	—	40,092	2,619,604	2,619,604
	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
Gregory B. Butler Executive Vice President and General Counsel	2024	727,156	1,219,021	600,000	—	10,919	2,557,096	2,557,096
	2023	703,421	1,361,778	468,000	55,219	13,652	2,602,071	2,546,852
	2022	685,387	1,335,961	720,000	—	12,106	2,753,454	2,753,454

(1)
Individual was not a Named Executive Officer in 2022 and 2023.

(2)
RSUs were granted to each Named Executive Officer in 2024 as long-term compensation, which vest in equal annual installments over three years. Each of the Named Executive Officers was also granted performance shares as long-term incentive compensation. These performance shares will vest based on the extent to which the performance conditions described in the CD&A are achieved as of December 31, 2026. The grant date fair values for the performance shares, assuming achievement of the highest level of both performance conditions, are as follows: Mr. Nolan: $8,652,542; Mr. Moreira: $2,400,794; Mr. Chodak: $2,173,779; Ms. Sgroi: $1,797,137; and Mr. Butler: $1,404,434.

Holders of RSUs and performance shares are eligible to receive dividend equivalent units on outstanding awards to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with those common shares that are issued upon vesting of the underlying RSUs and performance shares. No dividends are paid unless and until the underlying shares vest.
(3)
Consists of payments to the Named Executive Officers under the 2024 Annual Incentive Program.

(4)
Includes the actuarial increase in the present value from December 31, 2023 to December 31, 2024 of the Named Executive Officers’ accumulated benefits under all of our defined benefit pension programs and agreements, determined using interest rate and mortality rate assumptions consistent with those appearing in the footnotes to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Named Executive Officer may not be fully vested in such amounts. Mr. Chodak and Ms. Sgroi do not participate in any retirement plans. More information on this topic is set forth in the Pension Benefits table. There were no above-market earnings in deferred compensation value during 2024, as the terms of the Deferred Compensation Plan provide for market-based investments, including Eversource Energy common shares. Please see pages 66 and 67.

(5)
Includes matching contributions allocated by us to the accounts of Named Executive Officers under the 401k Plan as follows: $13,800 for each of Messrs. Nolan and Moreira; $3,923 for Mr. Chodak; $7,685 for Ms. Sgroi; and $10,350 for Mr. Butler. For Mr. Nolan, the value shown includes financial planning services valued at $22,500, a Company-owned vehicle provided to Mr. Nolan, valued at $7,275, and home security systems provided to Mr. Nolan in accordance with the Company’s security protocols, valued at $948. For Mr. Moreira, the value shown includes financial planning services valued at $5,000 and a Company-owned vehicle provided to Mr. Moreira, valued at $6,960. For Mr. Chodak, the value shown includes relocation services valued at $401,489 and a Company-owned vehicle provided to Mr. Chodak, valued at $3,796. For Ms. Sgroi, the value

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shown includes financial planning services valued at $12,605, a Company-owned vehicle provided to Ms. Sgroi, valued at $3,777 and an opt-out credit under the medical coverage plan, valued at $500. Mr. Chodak and Ms. Sgroi are eligible for K-Vantage contributions, which is a defined contribution program which provides additional annual employer contributions based on age and years of service as follows: $22,425 for Mr. Chodak and $15,525 for Ms. Sgroi. K-Vantage participants are not eligible to actively participate in the Eversource Pension Plan. Mr. Butler did not receive perquisites valued in the aggregate in excess of $10,000.
(6)
The amounts in the Adjusted SEC Total column reflect an adjustment to the total compensation reported in the column marked SEC Total. The Adjusted SEC Total subtracts the actuarial change in pension value disclosed in the column titled “Change in Pension Value and Non-Qualified Deferred Earnings” as further described in footnote 4 above in order to reflect compensation earned during the year by the executive without consideration of pension benefit impacts. The amounts in this column differ from, and are not a substitute for, the amounts noted in the SEC Total. Also see Realizable Pay chart and narrative on pages 37 and 38.

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GRANTS OF PLAN-BASED AWARDS DURING 2024

The Grants of Plan-Based Awards Table below provides information on the range of potential payouts under all incentive plan awards during the fiscal year ended
December 31, 2024. The table also discloses the underlying equity awards and the grant date for equity-based awards. We have not granted any stock options since 2002.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph R. Nolan, Jr.
Annual Incentive(4)	01/31/24	$980,000	$1,960,000	$3,920,000	—	—	—	—	—
Long-Term Incentive(5)	01/31/24	—	—	—	—	112,590	225,180	37,530	$7,510,128
John M. Moreira
Annual Incentive(4)	01/31/24	340,000	680,000	1,360,000	—	—	—	—	—
Long-Term Incentive(5)	01/31/24	—	—	—	—	31,240	62,480	10,413	2,083,794
Paul W. Chodak III
Annual Incentive(4)	01/31/24	340,000	680,000	1,360,000	—	—	—	—	—
Long-Term Incentive(5)	01/31/24	—	—	—	—	28,286	56,572	9,429	1,886,789
Susan Sgroi
Annual Incentive(4)	01/31/24	194,500	389,000	778,000	—	—	—	—	—
Long-Term Incentive(5)	01/31/24	—	—	—	—	23,385	46,770	7,795	1,559,857
Gregory B. Butler
Annual Incentive(4)	01/31/24	256,000	512,000	1,024,000	—	—	—	—	—
Long-Term Incentive(5)	01/31/24	—	—	—	—	18,275	36,550	6,092	1,219,021

(1)
Reflects the number of performance shares granted to each of the Named Executive Officers on January 31, 2024 under the 2024 – 2026 Long-Term Incentive Program. Performance shares were granted subject to a three-year Performance Period that ends on December 31, 2026. At the end of the Performance Period, common shares will be awarded based on actual performance results as a percentage of target, subject to reduction for applicable payroll withholding taxes. Holders of performance shares are eligible to receive dividend equivalent units on outstanding performance shares awarded to them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with the number of common shares underlying the performance shares that are actually awarded. No dividends are paid unless and until the underlying shares vest.

(2)
Reflects the number of RSUs granted to each of the Named Executive Officers on January 31, 2024 under the 2024 – 2026 Long-Term Incentive Program. RSUs vest in equal installments on February 15, 2025, 2026 and 2027. We will distribute common shares with respect to vested RSUs on a one-for-one basis following vesting, after reduction for applicable payroll withholding taxes. Holders of RSUs are eligible to receive dividend equivalent units on outstanding RSUs awarded to them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with those common shares actually distributed in respect of the underlying RSUs. No dividends are paid unless and until the underlying shares vest.

(3)
Reflects the grant date fair value, determined in accordance with FASB ASC Topic 718, of RSUs and performance shares granted to the Named Executive Officers on January 31, 2024 under the 2024 – 2026 Long-Term Incentive Program.

(4)
The threshold payment under the Annual Incentive Program is 50 percent of target. The actual payments in 2025 for performance in 2024 are set forth in the Non-Equity Incentive Plan column of the Summary Compensation Table and in the CD&A.

(5)
Reflects the range of potential payouts, if any, pursuant to performance share awards under the 2024 – 2026 Long-Term Incentive Program, as described in the CD&A.

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OUTSTANDING EQUITY GRANTS AT DECEMBER 31, 2024

The following table sets forth RSU and performance share grants outstanding at the end of our fiscal year ended
December 31, 2024 for each of the Named Executive Officers. There are no outstanding options.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Joseph R. Nolan, Jr.	63,244	3,632,081	256,448	14,727,795
John M. Moreira	15,351	881,591	54,334	3,120,396
Paul W. Chodak III	21,881	1,256,639	47,650	2,736,518
Susan Sgroi	8,174	469,409	24,521	1,408,226
Gregory B. Butler	10,624	610,152	44,264	2,542,069

(1)
Awards and market values of awards appearing in the table and the accompanying notes have been rounded to whole units.

(2)
A total of 45,469 unvested RSUs vested on February 15, 2025 (Mr. Nolan: 28,494; Mr. Moreira: 6,037; Mr. Chodak: 3,296; Ms. Sgroi: 2,724; and Mr. Butler: 4,918.) A total of 5,997 unvested RSUs held by Mr. Chodak will vest on November 13, 2025. A total of 36,902 unvested RSUs will vest on February 15, 2026 (Mr. Nolan: 21,632; Mr. Moreira: 5,674; Mr. Chodak: 3,296; Ms. Sgroi: 2,724; and Mr. Butler: 3,576). A total of 5,998 unvested RSUs held by Mr. Chodak will vest on November 13, 2026. A total of 24,909 unvested RSUs will vest on February 15, 2027 (Mr. Nolan: 13,118; Mr. Moreira: 3,640; Mr. Chodak: 3,296; Ms. Sgroi: 2,725; and Mr. Butler: 2,130).

(3)
The market value of RSUs is determined by multiplying the number of RSUs by $57.43, the closing price of Eversource Energy common shares on December 31, 2024, the last trading day of the year.

(4)
Reflects the target payout level for performance shares granted under the 2022 – 2024 Program, the 2023 – 2025 Program and the 2024 – 2026 Program.

The performance period for the 2022 – 2024 Program ended on December 31, 2024. Actual awards under that program are set forth in the CD&A under the “Results of the 2022 – 2024 Performance Share Program.”
The performance share awards for 2023 – 2025 Program and the 2024 – 2026 Program will be based on actual performance results as a percentage of target, subject to reduction for applicable payroll withholding taxes. As described more fully under “Performance Shares” in the CD&A and footnote (1) to the Grants of Plan-Based Awards table, performance shares will vest following a three-year performance period based on the extent to which the two performance conditions are achieved. Under the 2023 – 2025 Program, a total of 119,931 performance shares (including accrued dividend equivalents) will vest based on the extent to which the two performance conditions described in the CD&A are achieved as of December 31, 2025. Assuming achievement of these conditions at a target level of performance, the number of performance shares awarded would be as follows: Mr. Nolan: 76,625; Mr. Moreira: 18,300; Mr. Chodak: 11,993; and Mr. Butler: 13,013. Under the 2024 – 2026 Program, a total of 224,159 performance shares (including accrued dividend equivalents) will vest based on the extent to which the two performance conditions described in the CD&A are achieved as of December 31, 2026. Assuming achievement of these conditions at a target level of performance, the number of performance shares awarded would be as follows: Mr. Nolan: 118,058; Mr. Moreira: 32,757; Mr. Chodak: 29,660; Ms. Sgroi: 24,521; and Mr. Butler: 19,163.
(5)
The market value is determined by multiplying the number of performance shares in the adjacent column by $57.43, the closing price of Eversource Energy common shares on December 31, 2024, the last trading day of the year.

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OPTION EXERCISES AND STOCK VESTED IN 2024

The following table reports amounts realized on equity compensation that vested during the fiscal year ended December 31, 2024. The Stock Awards columns report the vesting of RSU and performance share grants to the
Named Executive Officers in 2024. There were no options exercised as the Company has not granted options since 2002.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting(2)
Joseph R. Nolan, Jr.	25,263	$1,445,731
John M. Moreira	4,765	272,867
Paul W. Chodak III	5,923	358,749
Susan Sgroi	—	—
Gregory B. Butler	11,810	677,491

(1)
Includes RSUs and performance shares granted to our Named Executive Officers under our long-term incentive programs, including dividend reinvestment, as follows:

Name	2021 Program	2022 Program	2023 Program
Joseph R. Nolan, Jr.	10,599	6,545	8,119
John M. Moreira	2,479	347	1,939
Paul W. Chodak III	—	—	5,923
Susan Sgroi	—	—	—
Gregory B. Butler	9,150	1,281	1,379
In all cases, we reduce the distribution of common shares by that number of shares valued in an amount sufficient to satisfy payroll tax withholding obligations.
(2)
Values realized on vesting of RSUs granted under the 2021 – 2023, 2022 – 2024 and 2023 – 2025 Programs were based on $58.62 per share, the closing price of Eversource Energy common shares on February 15, 2024. Values realized on vesting of performance shares granted under the 2021 – 2023 Program were based on $58.62 per share, the closing price of Eversource Energy common shares on February 15, 2024.

PENSION BENEFITS IN 2024

The Pension Benefits Table shows the estimated present value of accumulated retirement benefits payable to each Named Executive Officer upon retirement based on the assumptions described below. The table distinguishes between benefits available under the qualified pension plan program (QP), the supplemental pension program (SERP), and the supplemental pension (Excess). See the narrative above in the CD&A under the captions “Other Benefits — Retirement Benefits” and “Contractual Agreements” for additional information on benefits under these plans and our agreements.
The values shown in the Pension Benefits Table for Messrs. Nolan and Moreira were calculated as of December 31, 2024 based on benefit payments in the form of a lump sum. For Mr. Butler, we assumed a payment of benefits in the form of a contingent annuitant option. Such earned pension program benefit value could otherwise have changed because of the reduction in mortality factors and potentially rising interest rates.
The values shown in this Table for the Named Executive Officers were based on benefit payments on the actual ages or the earliest possible ages for retirement with unreduced benefits for the Named Executive Officers: Mr. Nolan: age 62, Mr. Moreira: age 62, and Mr. Butler: age 62.
In addition, we determined benefits under the qualified pension program using tax code limits in effect on December 31, 2024. For Messrs. Nolan and Moreira, the values shown reflect actual 2024 salary and annual incentives earned in 2024 but paid in 2025 (per applicable supplemental program rules). For Mr. Butler, the values shown reflect actual 2024 salary and annual incentives earned in 2024 but paid in 2025 (per applicable supplemental program rules).
We determined the present value of benefits at retirement age using the discount rate within a range of 5.58 percent to 5.66 percent under ASC 715-30 pension accounting for the 2024 fiscal year end measurement as of December 31,

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2024. This present value assumes no pre-retirement mortality, turnover or disability. However, for the postretirement period beginning at retirement age, we used the 2024 IRS lump sum mortality table for Messrs. Nolan and Moreira. We used the Pri2012 Employee Table Projected Generationally with Scale MP2021 for
Mr. Butler. This mortality table and projection scale were used by the Eversource Pension Plan for year-end 2024 financial disclosure. Additional assumptions appear in the footnotes to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits	During Last Fiscal Year
Joseph R. Nolan, Jr.	Retirement Plan (QP)	39.42	$1,337,446	$—
	Supplemental Plan (Excess)	39.42	13,124,690	—
	Supplemental Plan (SERP)	20.00	11,512,338	—
John M. Moreira	Retirement Plan (QP)	24.67	959,290	—
	Supplemental Plan (Excess)	24.67	2,990,437	—
Gregory B. Butler	Retirement Plan (QP)	28.00	1,528,980	—
	Supplemental Plan (Excess)	28.00	6,190,291	—
	Supplemental Plan (Excess)	28.00	3,404,391	—
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NONQUALIFIED DEFERRED COMPENSATION IN 2024

The following table reports amounts contributed in 2024, together with aggregate earnings on contributions and withdrawals or distributions on contributions in 2024, under the Company’s deferred compensation program, along with aggregate balances on contributions. See the narrative above in the CD&A under the caption “Other Benefits — Deferred Compensation” for more detail on our non-qualified deferred compensation program.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(1)
Joseph R. Nolan, Jr.	$—	$—	$534,183	$—	$7,269,458
John M. Moreira	—	—	—	—	—
Paul W. Chodak III	—	68,575	2,510	—	71,085
Susan Sgroi	—	25,027	628	—	25,655
Gregory B. Butler	—	—	210	—	25,370

(1)
Includes the total market value of deferred compensation program balances at December 31, 2024, plus the value of vested RSUs or other awards for which the distribution of common shares is currently deferred, based on $57.43 the closing price of our common shares on December 31, 2024, the last trading day of the year. The aggregate balances reflect a significant level of earnings on previously earned and deferred compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The discussion and tables below show compensation payable to each Named Executive Officer who was employed on December 31, 2024 in the event of: (i) voluntary termination; (ii) involuntary not-for-cause termination; (iii) termination in the event of death or disability; and (iv) termination following a change in control. No amounts are payable in the event of a termination for cause. The amounts shown assume that each termination was effective as of December 31, 2024, the last business day of the fiscal year.
Generally, a “change in control” means a change in ownership or control effected through (i) the acquisition of 30 percent or more of the combined voting power of common shares or other voting securities; (ii) the acquisition of more than 50 percent of our common shares; (iii) a change in the majority of the Board of Trustees, unless approved by a majority of the incumbent Trustees; (iv) certain reorganizations, mergers or consolidations where substantially all of the persons who were the beneficial owners of the outstanding common shares immediately prior to such business combination do not beneficially own more than 50 percent of the voting power of the resulting business entity (excluding in certain cases defined transactions); and (v) complete liquidation or dissolution of the Company, or a sale or disposition of all or substantially all of the assets of the Company.
In the event of a change in control, the Named Executive Officers are generally entitled to receive compensation and benefits following either involuntary termination of employment without “cause” or voluntary termination of employment for “good reason” within the applicable period (generally two years following a change in control).
The Compensation Committee believes that termination for good reason is conceptually the same as termination “without cause” and, in the absence of this provision, potential acquirers would have an incentive to constructively terminate executives to avoid paying severance. Termination for “cause” generally means termination due to a felony or certain other convictions; fraud, embezzlement, or theft in the course of employment; intentional, wrongful damage to Company property; gross misconduct or gross negligence in the course of employment or gross neglect of duties harmful to the Company; or a material breach of obligations under the agreement. “Good reason” for termination generally exists after assignment of duties inconsistent with executive’s position, a material reduction in compensation or benefits, a transfer of more than 50 miles from the executive’s pre-change in control principal business location (or for Mr. Nolan, an involuntary transfer outside the greater Boston metropolitan area), or requiring business travel to a substantially greater extent than required prior to the change in control.
The summaries above do not purport to be complete and are qualified in their entirety by the actual terms and provisions of the agreements and plans, copies of which have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024.
Payments Upon Termination
Regardless of the manner in which the employment of a Named Executive Officer terminates, the executive is entitled to receive certain amounts earned during the executive’s term of employment. Such amounts include:

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•
Vested RSUs and certain other vested awards;

•
Amounts contributed and any vested matching contributions under the deferred compensation program; Pay for unused vacation; and

•
Amounts accrued and vested under the pension/supplemental and 401k programs (except in the event of a termination for cause under the supplemental program).

The following table describes additional compensation payable to the Named Executive Officers in the event of voluntary termination, involuntary termination not for cause, termination in the event of death or disability and termination following a change in control. No benefits are provided in the event of termination for cause. See the section above captioned “Pension Benefits in 2024” for information about the pension program, supplemental program and other benefits, and the section captioned “Nonqualified Deferred Compensation in 2024.”

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POST EMPLOYMENT COMPENSATION PAYMENTS UPON TERMINATION
	Type of Payments	Voluntary Termination	Involuntary Termination Not for Cause	Termination Upon Death or Disability	Termination Following a Change in Control
Joseph R. Nolan, Jr.	Cash Severance(1)	$—	$—	$—	$9,090,000
	Annual Incentives(2)	—	—	—	1,960,000
	Performance Shares(3)	8,740,882	8,740,882	8,740,882	14,727,795
	RSUs(4)	1,562,819	1,562,819	1,562,819	3,632,081
	Special Retirement Benefit(5)	—	—	—	3,158,549
	Health and Welfare Benefits(6)	—	—	—	106,974
	Perquisites(7)	—	—	—	60,000
	Excise Tax and Gross-ups(8)	—	—	—	7,410,591
	Total	$10,303,701	$10,303,701	$10,303,701	$40,145,991
John M. Moreira	Cash Severance(1)	$—	$1,530,000	$—	$3,060,000
	Annual Incentives(2)	—	—	—	680,000
	Performance Shares(3)	1,515,909	1,515,909	1,515,909	3,120,396
	RSUs(4)	335,251	335,251	335,251	881,591
	Health and Welfare Benefits(6)	—	22,097	—	44,195
	Total	$1,851,159	$3,403,257	$1,851,159	$7,786,182
Paul W. Chodak III	Cash Severance(1)	$—	$1,530,000	$—	$3,060,000
	Annual Incentives(2)	—	—	—	680,000
	Performance Shares(3)	—	—	—	2,736,518
	RSUs(4)	—	—	—	1,256,639
	Health and Welfare Benefits(6)	—	31,388	—	62,775
	Total	$—	$1,561,388	$—	$7,795,932
Susan Sgroi	Cash Severance(1)	$—	$944,000	$—	$1,888,000
	Annual Incentives(2)	—	—	—	389,000
	Performance Shares(3)	—	—	—	1,408,226
	RSUs(4)	—	—	—	469,409
	Health and Welfare Benefits(6)	—	1,634	—	3,268
	Total	$—	$945,634	$—	$4,157,903
Gregory B. Butler	Cash Severance(1)	$—	$2,488,000	$—	$3,732,000
	Annual Incentives(2)	—	—	—	680,000
	Performance Shares(3)	2,542,069	2,542,069	2,542,069	2,542,069
	RSUs(4)	610,152	610,152	610,152	610,152
	Health and Welfare Benefits(6)	—	47,824	—	71,736
	Perquisites(7)	—	24,000	—	36,000
	Total	$3,152,221	$5,712,045	$3,152,221	$7,671,958

(1)
For Involuntary Termination, Not for Cause: For Mr. Moreira, Mr. Chodak and Ms. Sgroi, represents a severance payment of the sum of base salary plus annual incentive award at target. For Mr. Butler, represents a severance payment of two-times the sum of base salary plus annual incentive award at target. For Mr. Nolan, this payment equals three-times the sum of base salary plus relevant annual incentive award, for Mr. Butler this payment equals three-times the sum of base salary plus annual incentive award at target. For Mr. Moreira, Mr. Chodak and Ms. Sgroi, this payment equals two-times the sum of base salary plus annual incentive award at target. These payments do not replace, offset or otherwise affect the calculation or payment of the annual incentive awards.

(2)
For Termination Following a Change in Control: Represents target 2024 annual incentive awards as described in the Grants of Plan Based Awards Table.

(3)
For Voluntary Termination, Involuntary Termination Not for Cause and Termination Upon Death or Disability for Mr. Butler, represents 100 percent of performance share awards under the 2022 – 2024, 2023 – 2025 and 2024 – 2026 Long Term Incentive Programs. For Voluntary Termination, Involuntary Termination Not For Cause, and Termination Upon Death or Disability for Messrs. Nolan and Moreira, represents 100 percent of the performance share awards under the 2022 – 2024 Long-Term Incentive Program, 67 percent of the performance share awards under the 2023 – 2025 Long-Term Incentive Program, and 33 percent of the performance share awards under the 2024 – 2026 Long-Term Incentive Program. The values were calculated by multiplying the number of performance shares by $57.43, the closing price of our common shares on

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December 31, 2024, the last trading day of the year. For Termination Following a Change in Control: Represents 100 percent of the performance share awards under each of the three Programs noted in the previous two sentences.
(4)
For Voluntary Termination, Involuntary Termination Not for Cause, and Termination Upon Death or Disability: Represents values of RSUs granted under our long-term incentive programs that, at year-end 2024, were unvested under applicable vesting schedules. Under these programs, RSUs vest pro rata based on credited service years and age at termination, and time worked during the vesting period. For all, the values were calculated by multiplying the number of RSUs by $57.43, the closing price of our common shares on December 31, 2024, the last trading day of the year. For Termination Following a Change in Control: Represents values of all RSUs granted under our long-term incentive programs that, at year-end 2024, were unvested under applicable vesting schedules, all of which vest in full.

(5)
For Termination Following a Change in Control: Represents actuarial present values at year-end 2024 of amounts payable solely under employment agreements upon termination (which are in addition to amounts due under the pension program). For Mr. Nolan, pension benefits were calculated by adding three years of service. A lump sum of this benefit value is payable to Mr. Nolan. Pension amounts shown in the table are present values at year-end 2024 of benefits payable upon termination as described with respect to the Pension Benefits Table above.

(6)
The amount noted in the Involuntary Termination, Not for Cause: Represents for Mr. Butler the value of two years of employer contributions toward active health, long-term disability, and life insurance benefits, plus a payment to offset any taxes thereon. The amounts shown in the table for Mr. Moreira, Mr. Chodak and Ms. Sgroi represent the value of one year continued health and welfare plan participation. For Termination Following a Change in Control: represents estimated Company cost at year-end 2024 (estimated by our consultants) of providing post-employment health and welfare benefits beyond those available to non-executives upon involuntary termination. The amounts shown in the table for represent the value of continued health and welfare plan participation (three years for Mr. Nolan and two years for Mr. Moreira, Mr. Chodak and Ms. Sgroi. The amounts shown in the table for Mr. Butler represent the value of three years’ employer contributions toward active health, long-term disability, and life insurance benefits, plus a payment to offset any taxes on the value of these benefits, less the value of one year of retiree health coverage at retiree rates.

(7)
The amount for Involuntary Termination, Not for Cause: Represents Company cost of reimbursing Mr. Butler for two years of financial planning and tax preparation fees. For Termination Following a Change in Control: Represents Company cost of reimbursing Mr. Nolan and Mr. Butler for three years of financial planning and tax preparation fees.

(8)
For Termination Following a Change in Control: Represents payments made to offset costs associated with certain excise taxes under Section 280G of the Internal Revenue Code. Executives may be subject to certain excise taxes under Section 280G if they receive payments and benefits related to a Termination Following a Change in Control that exceed specified Internal Revenue Service limits. Contractual agreements with the above executives provide for a grossed-up reimbursement of these excise taxes. The amounts in the table are based on the Section 280G excise tax rate of 20 percent, the statutory federal income tax withholding rate of 35 percent, the applicable state income tax rate, and the Medicare tax rate of 1.45 percent.

Pay Ratio

Our Chief Executive Officer to median employee pay ratio is calculated pursuant to the requirements of Item 402(u) of Regulation S-K. We identify a new median employee each year. For 2024, we identified the median employee by reviewing the 2024 total cash compensation of all full-time employees, excluding our Chief Executive Officer, who were employed by the Company and its subsidiaries on December 31, 2024. In our assessment of median employee compensation, we annualized pay for those employees who commenced work during 2024. Otherwise, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees who were not employed by the Company at the end of 2024. We believe the use of total cash compensation for all employees is a consistently applied compensation measure, as the Company does not widely distribute annual equity awards to employees.
After identifying the median employee based on total cash compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2024 Summary Compensation Table.
Mr. Nolan had 2024 total compensation of $13,578,154. Our median employee’s annual total compensation for 2024 was $142,220. Our 2024 Chief Executive Officer to median employee pay ratio is 95 to 1.

Pay Versus Performance

Pursuant to Item 402(v) of Regulation S-K, we are providing the following information regarding certain measures of the relationship between executive compensation and our financial performance for each of the last five completed calendar years. In determining the Compensation Actually Paid (CAP) to our NEOs, we make various adjustments to amounts that have been previously reported in the Summary Compensation Table (SCT) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. Note that for our NEOs other than our principal executive officer (the PEO), compensation is reported as average compensation.

2025 Proxy Statement 71

Executive Compensation
In the 2024 Annual Incentive Program Performance Assessment as well as the Long-Term Incentive Program sections of the CD&A, we describe all of the elements that have a direct connection to the Company’s financial performance and to the CAP of the Company’s PEO and the NEOs as a group (excluding the PEO). As the majority of total direct compensation is provided to our PEO and NEOs through long-term incentives, the Company’s stock price also has a direct relationship to the CAP.

							Value of Initial Fixed $100 Investment Based on
Fiscal Year	SCT Total PEO #1(1)	CAP PEO #1(1)	SCT Total PEO #2(1)	CAP PEO #2(1)	Average SCT Non-PEO NEOs(2)	CAP Non-PEO NEOs(2)	Company TSR(3)	Peer Group TSR(3)	Net Income (GAAP)	Company Selected Measure (EPS Non-GAAP)(4)
a	b	c	d	e	f	g	h	i	j	k
1 (2024)	13,578,154	9,503,340			3,496,586	2,647,958	80	127	811.7	4.57
2 (2023)	18,885,577	7,429,247			2,936,041	1,135,182	82	107	-442.2	4.34
3 (2022)	12,959,134	10,858,066			3,410,910	2,951,647	107	117	1,404.9	4.09
4 (2021)	6,467,078	5,120,192	10,220,941	10,910,465	4,157,260	3,471,045	113	116	1,220.5	3.86
5 (2020)			14,575,276	14,062,876	5,002,344	3,960,432	105	99	1,205.2	3.64

(1)
The PEOs for each year are as follows:

a.
2024, 2023, 2022 and 2021 — Joseph R. Nolan, Jr.

b.
2020 and 2021 — James J. Judge. Mr. Nolan became the Company’s Chief Executive Officer on May 5, 2021

(2)
The Non-PEO NEOs for each year are as follows:

a.
2024 — John Moreira, Paul Chodak, III, Susan Sgroi and Gregory B. Butler

b.
2023 — John M. Moreira, Gregory B. Butler, Christine M. Carmody, James W. Hunt, III and Werner J. Schweiger

c.
2022 — John M. Moreira, Gregory B. Butler, Christine M. Carmody, Werner J. Schweiger, James J. Judge and Philip J. Lembo

d.
2021 — Philip J. Lembo, Werner J. Schweiger, Gregory B. Butler and Christine M. Carmody

e.
2020 — Philip J. Lembo, Werner J. Schweiger, Gregory B. Butler and Joseph R. Nolan, Jr.

(3)
The values disclosed in this TSR column represent the measurement period value of an investment of $100 in our units as of December 31, 2020, and then valued again on each of December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024 as compared to the EEI Index, as disclosed in our Annual Report on Form 10-K for fiscal year ended 2024 pursuant to Item 201(e) of Regulation S-K

(4)
Set forth in Footnote 1 on page 39 and Exhibit A to the CD&A is a full description of how non-GAAP EPS was determined. The Company believes non-GAAP EPS is a very important measure to investors and which is indicative of Company performance; accordingly, it represents a significant factor in determining both annual and long term executive compensation, though as noted the Compensation Committee determined that due to the disappointing performance in our 2024 stock price, the Committee reduced payout for the EPS-based goal in our 2024 annual incentive plan to 75 percent from an indicative payout in the range of 125 to 200 percent. To calculate CAP for our PEOs and Non-PEO NEOs in the table above, the following amounts were deducted and added to the values as reported in the SCT:

Fiscal Year	SCT Total PEO #1	Pension Deducted from SCT	Pension Service Value Added to SCT	Stock Awards Deducted from SCT	Fair Value of Equity Awards Granted during the Year and Remained Unvested at Year-End	Change in Fair Value of Unvested Equity Awards that Vested During the Year	Change in Fair Value of Unvested Equity Grants	CAP PEO #1
a	b	c	d	e	f	g	h	i
1 (2024)	13,578,154	-2,188,733	1,444,389	-7,510,128	7,266,337	-308,543	-2,778,136	9,503,340
2 (2023)	18,885,577	-7,832,472	689,828	-8,018,396	6,023,948	-182,331	-2,136,906	7,429,247
3 (2022)	12,959,134	-2,143,443	429,463	-6,825,923	6,749,195	-235,802	-74,557	10,858,066
4 (2021)	6,467,078	-1,705,782	336,850	-1,441,650	1,546,319	-201,335	118,712	5,120,192
72 2025 Proxy Statement

Executive Compensation
Fiscal Year	SCT Total PEO #2	Pension Deducted from SCT	Pension Service Value Added to SCT	Stock Awards Deducted from SCT	Fair Value of Equity Awards Granted during the Year and Remained Unvested at Year-End	Change in Fair Value of Unvested Equity Awards that Vested During the Year	Change in Fair Value of Unvested Equity Grants	CAP PEO #2
a	b	c	d	e	f	g	h	i
(2021)	10,220,941	0	845,242	-6,786,337	7,279,051	-1,266,246	617,814	10,910,465
(2020)	14,575,276	-3,742,215	111,326	-6,682,612	6,707,152	2,047,648	1,046,301	14,062,876
Fiscal Year	Average SCT Non-PEO NEOs	Pension Deducted from SCT	Pension Service Value Added to SCT	Stock Awards Deducted from SCT	Fair Value of Equity Awards Granted during the Year and Remained Unvested at Year-End	Change in Fair Value of Unvested Equity Awards that Vested During the Year	Change in Fair Value of Unvested Equity Grants	Average CAP Non-PEO NEOs
a	b	c	d	e	f	g	h	i
1 (2024)	3,496,586	-213,868	15,887	-1,687,365	1,632,591	-86,350	-509,706	2,647,958
3 (2023)	2,936,041	-478,864	84,416	-1,451,776	827,273	-102,269	-679,639	1,135,182
4 (2022)	3,410,910	-69,941	162,780	-2,054,232	2,031,140	-419,104	-109,907	2,951,647
5 (2021)	4,157,260	-1,205,814	530,849	-1,408,117	1,510,350	-238,540	125,057	3,471,045
6 (2020)	5,002,344	-1,929,875	257,161	-1,494,123	1,499,609	422,302	203,013	3,960,432

(a)
The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by the PEO and non-PEO NEOs during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP

Fiscal Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
a	b	c	d
PEO#1 (2024)	1,444,389	0	1,444,389
PEO#1 (2023)	689,828	0	689,828
PEO#1 (2022)	429,463	0	429,463
PEO#1 (2021)	336,850	0	336,850
PEO#2 (2021)	845,242	0	845,242
PEO#2 (2020)	111,326	0	111,326
Average Non-PEO NEO (2024)	15,887	0	15,887
Average Non-PEO NEO (2023)	84,416	0	84,416
Average Non-PEO NEO (2022)	162,780	0	162,780
Average Non-PEO NEO (2021)	530,849	0	530,849
Average Non-PEO NEO (2020)	257,161	0	257,161

(b)
For the periods covered, no individual equity awards were granted and vested in the same year and no dividends or other earnings were paid on outstanding and unvested awards. The valuation assumptions used to calculate the fair values of performance shares reflect the probable outcome of the performance conditions as of the applicable measuring date (or actual performance results approved by the Compensation Committee as of the applicable vesting date). Outstanding RSUs accrue dividend equivalent units in the form of additional common shares that are not distributed unless and until the underlying award vests and becomes payable. The value of dividend equivalent units is reflected in the values set forth above.

2025 Proxy Statement 73

Executive Compensation
Analysis of the Information Presented in the Pay Versus Performance Table

Overall, while we measure EPS on a recurring basis, the Committee took into consideration the loss on the sale of our offshore wind investments and the loss on the pending sale of the Aquarion water distribution business that had a negative impact on the Company and our shareholders. Accordingly, we note that CAP for our PEOs and Non-PEO NEOs is significantly lower than their respective SCT numbers. The Compensation Committee reduced the payout for the EPS-based goal in our 2024 annual incentive plan to 75 percent from an indicative payout in the range of 125 to 200 percent. The lower stock prices after grant as well as the impact of interest rates on the present value of qualified and non-qualified pension plans also impacted the CAP.
As set forth in the Overview of Our Compensation Program section of the CD&A, the Compensation
Committee balances short-term goals with long-term goals, using performance-based incentive compensation to reward individual and team performance to align the interests of executives with shareholders, customers, and employees. Therefore, any single measure of Company performance for a particular period will not necessarily align with “compensation actually paid” as computed under SEC rules, which reflects, among other things, changes in stock price and/or the probable outcomes of performance goals for previously granted equity awards.
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following comparisons of the relationships regarding information presented in the Pay Versus Performance table.

Relationship Between CAP for the PEOs and Non-PEO NEOs (Average) vs.
Non-GAAP EPS

The graph below illustrates the trend in CAP over the five years to our non-GAAP EPS. This illustrates that over the five-year period, non-GAAP EPS consistently increased, however, compensation fluctuated due to the impact of the below target payout of our annual incentive plan in 2024 and the lower stock prices throughout 2024.

74 2025 Proxy Statement

Executive Compensation
Relationship Between CAP for the PEOs and Non-PEO NEOs (Average) vs. Net Income

While the Company does not use net income as a performance measure in its overall executive compensation program and therefore would not necessarily expect a meaningful relationship to exist between the measures, the graph below does illustrate that with a reduction in net income, CAP similarly decreased for the NEO and Non-PEO NEOs in 2024.

2025 Proxy Statement 75

Executive Compensation
Relationship Between CAP for the PEOs and Non-PEO NEOs (Average) vs. TSR

As presented in graph below, the Company delivered positive TSR for the first three years of the five-year period, leading the EEI Index for 2020 but behind for the 2021 – 2024 periods. TSR is half of the measurement used for Performance Share payout of our Long-Term Incentive Program. Five-year average EPS Growth is cross-referenced with the actual five-year TSR percentile to determine the actual performance share payout as a percentage of target.

Most Important Company Performance Measures for Determining Executive Compensation

As also required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, below is a list of the performance measures that are considered the most important by the Company in determining executive compensation for the 2024 performance year. The performance measures included in this table are not ranked by relative importance. These are described in the 2024 Performance Goals section.
Most Important Performance Measures
Earnings Per Share
Dividend Growth
Total Shareholder Return
Reliability
Restoration
Strategic Growth Initiatives

76 2025 Proxy Statement

Exhibit A
Adjusted Earnings (Non-GAAP)
We use Adjusted Earnings (non-GAAP) and its per share impact as our principal financial measure of operating performance because management believes it best reflects our baseline operating performance and provides a more meaningful representation along with additional and useful information in analyzing historical and future performance of our business and for planning and forecasting of future periods.
Adjusted Earnings (non-GAAP) is defined as Net Income/(Loss) Attributable to Common Shareholders, excluding the following adjustments: (1) a 2024 loss on the pending sale of our water distribution business; (2) a 2024 loss on the sales of our equity method investments in the offshore wind business and a 2023 impairment charge associated with the anticipated completion of the sale of these offshore wind investments; (3) charges in 2023 relating to the disposition of land initially acquired to construct the discontinued Northern Pass Transmission project; (4) the costs surrounding the strategic review of our offshore wind investment in 2022; (5) the Columbia Gas acquisition and related transition costs in 2022; and (6) charges in 2022 related to the acquisition and transition of New England
Service Company and Torrington Water Company. We believe that the loss on the pending sale of the water business, the losses on the offshore wind investments, the loss on the disposition of land associated with the abandoned Northern Pass Transmission project, and transaction and transition costs are not indicative of our ongoing costs and performance.
With respect to the 2024 EPS performance goal, the Compensation Committee discussed this goal at length at its meetings in December 2024 and January 2025, and while the Committee recognized the significant efforts of the executive management in all of the areas noted in the CD&A including those related to the EPS goal, it determined that the decline in total shareholder value in 2024, though not directly connected to 2024 EPS, were such that it was appropriate to reduce the payout for the EPS-based goal in our 2024 annual incentive plan to 75 percent from an indicative payout in the range of 125 to 200 percent and a meaningfully lower than target (68 percent) performance share payout for the 2022 – 2024 LTIP program.

Adjusted Earnings and EPS Reconciliation
	For the Years Ended December 31,
	2024		2023		2022
(Millions of Dollars, Except Per Share Amounts)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net Income/(Loss) Attributable to Common Shareholders (GAAP)	$811.7	$2.27	$(442.2)	$(1.26)	$1,404.9	$4.05
Adjustments (after-tax) to reconcile to Adjusted Earnings:
Losses on Offshore Wind Investments	524.0	1.47	1,953.0	5.58	—	—
Loss on Pending Sale of Aquarion	298.3	0.83	—	—	—	—
Land Abandonment Loss and Other Charges	—	—	6.9	0.02	—	—
Transaction and Transition Costs	—	—	—	—	15.0	0.04
Adjusted Earnings (Non-GAAP)	$1,634.0	$4.57	$1,517.7	$4.34	$1,419.9	$4.09

This non-GAAP financial measure should not be considered as an alternative to reported Net Income/(Loss) Attributable to Common Shareholders or EPS determined in accordance with GAAP as indicators of operating performance.
2025 Proxy Statement 77

Item 2: Advisory Vote on Executive Compensation
We are asking shareholders to vote on an advisory proposal to approve the compensation of our Named Executive Officers, (commonly known as Say-on-Pay), as disclosed in the CD&A, compensation tables and narrative discussion in this proxy statement. The Board of Trustees has taken and will continue to take the results of the advisory vote into consideration when making future decisions regarding the compensation of our Named Executive Officers.
The fundamental objective of our Executive Compensation Program is to motivate executives and key employees to support our strategy of investing in and operating businesses that benefit our stakeholders, customers, employees, and communities. We strive to provide executives with base salary, performance-based annual incentive compensation opportunities, and long-term incentive compensation opportunities that are competitive with the market and that align pay with performance. We believe that based upon our strong financial and operating performance in 2024 that such alignment exists. Shareholders are encouraged to read the CD&A, compensation tables and narrative discussion in this proxy statement.
Our 2024 Executive Compensation Program included the following material elements:
•
Base Salary

•
Annual Incentive Program

•
Long-Term Incentive Programs

•
Nonqualified Deferred Compensation

•
Supplemental Executive Retirement Plan

•
Certain Officer Perquisites

•
Employment Agreements

•
2024 earnings per share equaled $2.27, and non-GAAP earnings per share equaled $4.57 versus a goal of $4.52, which excludes charges relating to the loss on the sale of our offshore wind investments and the loss on the pending sale of our Aquarion water distribution business. Please see Exhibit A to the CD&A.

•
Our Board of Trustees increased the annual dividend rate by 5.9 percent for 2024 to $2.86 per share, exceeding the Edison Electric Institute (EEI) Index companies’ median dividend growth rate of 5.1 percent.

•
Eversource successfully completed the divestiture of our entire offshore wind investments in an extremely challenging market for renewable energy assets. The Sunrise Wind Project was sold in July 2024 to Ørsted and the Revolution Wind and South Fork Wind Projects were sold in September 2024 to Global Infrastructure Partners. The offshore wind divestiture was an important advancement in the Company’s strategy toward lowering our risk profile and strengthening our balance sheet.
•
The Company completed Phase II of the sale process for the Aquarion companies at the end of 2024. These efforts led to the execution in January 2025 of a definitive agreement to sell the Aquarion water distribution business. Subject to receipt of required regulatory approvals, the transaction is expected to close in late 2025.

•
Eversource achieved many constructive regulatory outcomes in 2024, including our Connecticut PURA approval of the Connecticut Rate Adjustment Mechanism Order of $873 million plus the recovery of an additional $70 million for our electric vehicle charging program; successfully reached a settlement with the New Hampshire Public Utilities Commission for $61.2 million in temporary rates; successfully implemented our storm cost recovery strategy by making regulatory filings in each jurisdiction including $806 million in Connecticut; $222 million in Massachusetts; and $232 million in New Hampshire; received approval from the Massachusetts Department of Public Utilities of the Electric Sector Modernization Plan including incremental investments of $600 million and corresponding recovery in future proceedings; and our first rate base roll-in for Eversource Gas Company of Massachusetts received DPU approval for $140 million in recovery as agreed upon in the 2020 Columbia Gas Company settlement agreement; successful recovery, with no disallowances, of our Massachusetts Gas Safety Enhancement Program investments with new rates effective on November 1, 2024.

•
On average, 2024 customer power interruptions were 21.2 months apart, and average service restoration time was 63.5 minutes; this performance ranks us in the top decile versus industry comparators.

•
Our on-time response to gas customer emergency calls was 98.1 percent, which continues to exceed mandated emergency response requirements.

•
We achieved success in several operational and customer focused areas relating to automated metering, emergency communications and stakeholder communications and billing.

•
To support increased energy efficiency goals in Massachusetts and Connecticut, we significantly scaled decarbonization offerings supported by the installation of over 22,472 residential heat pumps, significantly exceeding target and enrolled over 2,600 heat pump installers in those states to support implementation.

78 2025 Proxy Statement

Item 2: Advisory Vote on Executive Compensation
•
We successfully completed our OMNI Phase II project that has enabled two million of our Massachusetts electric and gas customers to be on a single customer information system. In September of 2024, Eversource was honored by SAP’s User Group as “Utility of the Year” for our OMNI deployment.

•
We are continuing to mitigate climate change impacts through reductions in GHG.

•
We were again recognized by a significant number of organizations for our leadership in ESG, women’s equality, energy efficiency, veterans and equal opportunity hiring, and workplace wellness.

The Executive Compensation Program also features share ownership guidelines and a holding period requirement to emphasize the importance of share ownership, along with policies that call for the clawback of compensation under the circumstances described in this proxy statement and that prohibit the pledging or hedging of our common shares.
The compensation of our Named Executive Officers during 2024, which was significantly lower than prior years with respect to both annual and long term compensation, was consistent with the following positive overall financial and operational performance results:
As a result of our overall financial, operational, ESG and strategic results in 2024, the Compensation Committee provided base pay increases and incentive grants and awards to the executive officers, including the Named
Executive Officers, reflecting both our overall positive performance and taking into appropriate consideration the losses suffered by our shareholders as a result of our stock price decline in 2024.
The affirmative vote of a majority of votes cast at the meeting is required to approve the advisory proposal. This means that the number of shares voted “FOR” the item must exceed the number voted “AGAINST.” You may vote either “FOR” or “AGAINST” the item or you may abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the vote, as they do not count as votes cast.
The Compensation Committee and the Board of Trustees believe that our Executive Compensation Program is effective in implementing our compensation philosophy and in achieving its goals. We are requesting your non-binding vote on the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers in 2024, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related material disclosed in this proxy statement, is hereby APPROVED.”
The Board of Trustees recommends that Shareholders vote FOR this Item.

2025 Proxy Statement 79

Item 3: Ratification of the Selection of the Independent Registered Public Accounting Firm
The Audit Committee selected the independent registered public accounting firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm of Eversource Energy and its subsidiaries for fiscal year 2025. In 2024, 93.13 percent of shares voted were to approve the selection of Deloitte & Touche LLP. Pursuant to the recommendation of the Audit Committee, the Board of Trustees recommends that shareholders ratify the selection of Deloitte & Touche LLP. The Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate governance. The Audit Committee may, in its discretion, change the selection at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.
The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Deloitte & Touche LLP has served as Eversource Energy’s independent registered public accounting firm continuously since 2002. The Committee evaluates the performance of Deloitte & Touche LLP and the lead engagement partner annually in order to ensure continuing independence and excellent performance, and the Audit Committee periodically considers whether there should be a regular rotation of the firm. At its January 28, 2025 meeting, the Committee discussed the issue of firm rotation and, after discussion, selected Deloitte & Touche LLP to continue to serve as the Company’s independent registered public accounting firm, citing as it did in 2024 the firm’s extensive experience and expertise regarding the Company and the utility industry, its performance, the competitive fee structure of the relationship, and the avoidance of the substantial commitment of management and Committee resources that would be involved in onboarding a new firm. It was the Committee’s conclusion that these reasons continue to provide the basis for not considering firm rotation at this time. The members of the Audit Committee and the Board believe the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of Eversource Energy and its subsidiaries.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised by shareholders at the meeting.
The affirmative vote of a majority of votes cast at the meeting is required to ratify the selection of Deloitte & Touche LLP. This means that the number of shares voted “FOR” the item must exceed the number voted “AGAINST.” You may vote either “FOR” or “AGAINST” the item or abstain from voting. Abstentions will have no effect on the outcome of the vote because an abstention does not count as a vote cast.
The Board of Trustees recommends that Shareholders vote FOR this Item.

Relationship With Principal Independent Registered Public Accounting Firm

Fees Billed by Principal Independent Registered Public Accounting Firm.
The aggregate fees billed to the Company and its subsidiaries by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities), for the years ended December 31, 2024 and 2023 totaled $7,454,414 and $7,070,914, respectively. In addition, affiliates of Deloitte & Touche LLP provide other accounting services to the Company.
Audit and Non-Audit Fees	2024	2023
Audit Fees(1)	$5,984,500	$5,310,000
Audit Related Fees(2)	$1,386,000	$1,759,000
Tax Fees(3)	—	—
All Other Fees(4)	$83,914	$1,914
TOTAL	$7,454,414	$7,070,914

(1)
Audit fees in 2024 and 2023 consisted of fees related to the audits of financial statements of Eversource Energy and its subsidiaries in the Annual Report on Form 10-K, reviews of financial statements in the Combined Quarterly reports on Form 10-Q of Eversource Energy and its subsidiaries, consultations with management, regulatory and compliance filings, system conversion quality assurance, out-of-pocket expense reimbursements, and audits over financial reporting for the years ending December 31, 2024 and 2023.

80 2025 Proxy Statement

Item 3: Ratification of the Selection of the Independent Registered Public Accounting Firm
(2)
Audit Related Fees were incurred for procedures performed in the ordinary course of business in support of related to Eversource’s ATM equity offering program, certain regulatory filings, comfort letters, consents, and other costs related to registration statements and financials for the years ended December 31, 2024 and 2023.

(3)
There were no tax fees rendered and no tax fees billed for the years ended December 31, 2024 and 2023.

(4)
All Other Fees for the period December 31, 2024 related to a system implementation internal control review and an annual license for access to an accounting standards research tool. All Other Fees for the period ended December 31, 2023 related to an annual license for access to an accounting standards research tool.

The Audit Committee pre-approves all auditing services and permitted audit related or other services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate its authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. During 2024, all services described above were pre-approved by the Audit Committee or its Chair.
The Audit Committee has considered whether the provision by the Deloitte Entities of the non-audit services described above was allowed under Rule 2-01I(4) of Regulation S-X and was compatible with maintaining the independence of the registered public accountants and has concluded that the Deloitte Entities were and are independent of us in all respects.

Report of the Audit Committee

The Audit Committee of the Board of Trustees is comprised of the four Trustees named below. The Board has determined that each member of the Audit Committee is independent as required by the listing standards of the NYSE and the SEC’s audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Trustees in its oversight responsibilities with respect to the integrity of the Company’s financial statements, the performance of the Company’s internal audit function, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the compliance by the Company with legal and regulatory requirements, the accounting and financial reporting processes and financial statement audits, the systems of disclosure controls and procedures, and the internal controls over financial reporting. As part of its overall responsibilities, the Audit Committee also reviews the Company’s significant accounting policies, management judgments and accounting estimates, financial risks, earnings releases, determinations of critical audit matters made by the independent registered public accounting firm, and financial statements. At the conclusion of its meetings, the Committee meets in executive sessions with management, representatives of the independent registered public accounting firm, and the Company’s Internal Audit Department executive, following which there is a session attended only by the Committee members.
As noted, the Audit Committee is solely responsible for oversight of the relationship of the Company with our independent registered public accounting firm on behalf of the Board of Trustees. As part of these responsibilities, during 2024, the Audit Committee:
•
Received the written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding Deloitte & Touche’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP the firm’s independence from the Company as required by the SEC’s independence rules, Rule 2-01 of Regulation S-X;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB; and

•
Reviewed and discussed with management the audited consolidated financial statements of Eversource Energy for the years ended December 31, 2024 and 2023.

Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal control over financial reporting. Deloitte & Touche LLP, as our independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity, in all material respects, of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting as of the end of the fiscal year.

2025 Proxy Statement 81

Item 3: Ratification of the Selection of the Independent Registered Public Accounting Firm
In performing their oversight responsibility, the Audit Committee, whose members are all financially literate and whose Chair is an audit committee financial expert as defined by SEC rules, rely without independent verification on the information provided to them, and on the representations made by management and Deloitte & Touche LLP.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in Eversource Energy’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
The Audit Committee has directed the preparation of this report and has approved its content and submission to the shareholders.
Respectfully submitted,
Loretta D. Keane (Chair)
Linda Dorcena Forry
Gregory M. Jones
Frederica M. Williams
February 11, 2025

82 2025 Proxy Statement

Item 4: Approval of the Proposed Amendments to our Declaration of Trust to Revise All Provisions That Currently Require More than a Majority Vote To a Majority-Only Vote and Allow Virtual Annual Meetings of Shareholders
We are asking shareholders to approve an amendment to our Declaration of Trust to revise all provisions that currently require more than a majority vote to a majority-only vote. At the 2024 Annual Meeting, Eversource Energy’s shareholders voted on a shareholder proposal requesting that our Board take the steps necessary to eliminate this super majority requirement in Eversource Energy’s Declaration of Trust. The shareholder proposal was approved by a majority of the votes cast. After review and discussion with shareholders, the Governance, Environmental and Social Responsibility Committee and the Board has decided to propose this amendment at the 2025 Annual Meeting.
The proposed amendment to the Declaration of Trust to eliminate these supermajority voting requirements is described in more detail below. This summary is qualified in its entirety by reference to the complete text of the proposed amendments to Articles in the Declaration of Trust, which is attached as Appendix A to this proxy statement.
There are four such supermajority provisions in the Company’s Declaration of Trust which serves generally as our charter and bylaws, as Eversource is a business trust not a corporation. The Declaration of Trust currently requires the affirmative vote of the holders of two-thirds of the outstanding common shares to approve the following specific actions:
•
Place a mortgage lien on the whole or substantially the whole of the trust estate;

•
Issue shares of preferred stock;

•
Release pre-emptive rights from common shares holding such rights; and

•
Amend or terminate the Declaration of Trust

In addition, we are proposing to further amend the Declaration of Trust to allow virtual Annual Meetings of Shareholders to be conducted by adding language within Article 28 that allows annual meetings of Shareholders to be held in person or virtually as the Board may determine.
The approval of the holders of two-thirds of the outstanding common shares is required for this proposal to be approved. You may vote either “FOR” or “AGAINST” the proposal or you may abstain from voting. Broker non-votes and abstentions will have the same effect as a vote against the proposal. By unanimous vote of the Trustees at a meeting of the Board held on January 29, 2025, the Board approved this proposal and recommends that shareholders also approve it.
The Board of Trustees recommends that Shareholders vote FOR this Item.

2025 Proxy Statement 83

Item 5: Shareholder Proposal Regarding Support of an Independent Chairman
The Company has received the following shareholder proposal from John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of 600 Eversource Energy common shares. The text of the shareholder proposal and supporting statement appear exactly as received by Eversource, and all statements contained in the proposal and supporting statement are the sole responsibility of the proponent.
“Item 5 — Support an Independent Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an expedited basis.
It is a best practice to adopt this policy soon. However this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.
It is important to have an independent Chairman when a company comes closer to a critical point in its succession planning and given the context of worse than stagnate Eversource Energy long-term stock performance. The ES stock price was at $92 in 2019 and $61 in late 2024 in a robust stock market.
In addition to the worse than stagnate stock price, 14% of shareholders rejected 2024 ES executive pay. A 5% rejection is often the norm at well performing companies.
ES has had the same person in both jobs, Chairman and CEO, since 2022. The worse than stagnate ES stock price is a testament that combining these 2 important jobs at ES does not work.
At minimum this proposal alerts shareholders to the need of diligent ES succession planning and unfortunately reminds shareholders of the long-term worse than stagnate ES stock performance.
Please vote yes:
Support an Independent Board Chairman — Item 5”
Board Statement: Your Board of Trustees recommends that shareholders vote AGAINST this proposal for the following reasons:
The Board recommends that shareholders vote AGAINST this proposal because we believe our Company and our shareholders are best served by the independent Board members retaining the flexibility to respond to changing circumstances and choose the board leadership structure that best fits the then-current situation. The one-size-fits-all, permanent approach espoused by the proponent is not in the best interests of the Company or its shareholders.
Our shareholders are best served if the Board has the flexibility to select the optimal leadership structure based on our business needs at any given time.
As described in its Corporate Governance Guidelines, the business of Eversource is conducted by its employees, managers and officers, under the oversight of the Board, with the goal of enhancing the long-term value of the Company for its shareholders while also fulfilling its customer, commercial, community and public service obligations. Our highly independent Board is comprised of Trustees with diverse backgrounds, experience, perspectives, and in-depth knowledge about the Company who are uniquely positioned to evaluate Eversource’s key challenges and needs at any given time, including determining the optimal leadership structure.
The offices of Chairman of the Board and Chief Executive Officer (CEO) are separate positions that may be occupied by the same person in the Board’s discretion. Currently, the Board has appointed Joseph R. Nolan, Jr. to serve as both Chairman and CEO because it believes it is in the best interests of Eversource and our shareholders for the roles to be combined at this time. The Board believes the combined role of Chairman and CEO, with the oversight of independent Trustees, along with a strong Lead Independent Trustee, currently strikes an appropriate balance between strong and consistent executive leadership and independent and effective oversight. This current approach promotes unified leadership and direction for Eversource and ensures that the Company is represented by a single individual to shareholders, customers,

84 2025 Proxy Statement

Item 5: Shareholder Proposal Regarding Support of an Independent Chairman
government officials and other stakeholders in the communities we serve.
Eversource’s highly independent Board, combined with its strong corporate governance practices and policies, enable effective Board oversight in the best interests of our shareholders.
The Eversource Board is highly independent. All members of our Board are independent Trustees, except for the one seat held by Mr. Nolan. All committees are chaired by and consist solely of independent Trustees, including our Audit Committee, Compensation Committee, Finance Committee and Governance, Environmental and Social Responsibility Committee (Governance Committee). Further, our independent Trustees meet in executive sessions, which the Lead Independent Trustee chairs, during at least three regular Board meetings per year, and any Trustee may call for an executive session at any Board meeting. The members of the Audit Committee, Compensation Committee, Finance Committee and Governance Committee meet in executive sessions at every committee meeting. Further, our Chairman and CEO’s performance is evaluated annually by the Compensation Committee, which is composed entirely of independent Trustees.
Our Board has added a significant number of new independent Trustees over the last several years as part of our refreshment process, with six of our eight current independent trustee nominees having joined our board since 2018. The average tenure of our Trustee nominees is 8.1 years. In addition, of our eight independent trustee nominees, four have served five or fewer years, two have served between six and seven years and only two have served longer than 10 years. We believe that shareholders are best served by a Board composed of a select group of longer-tenured Trustees who can share their wealth of experience with the full Board and serve on particular committees where their expertise may be most valuable, mixed with some shorter-tenured Trustees who can offer new and fresh ideas and perspectives to the discourse of the Board and its committees.
The strength and experience of our independent Trustees, many of whom currently serve or have served as CEOs, combined with the corporate governance practices reflected in our Corporate Governance Guidelines and other governance policies and practices, reinforce the Board’s alignment with, and accountability to, shareholders. The strength and varied backgrounds of our independent Trustees, the strong role of our Lead Independent Trustee, as well as Board processes that ensure the transparent flow of information to our Trustees, all provide ample opportunity for our independent Trustees to deliberate amongst themselves to ensure the independent functioning of the Board and effective oversight of the Company.
Lead Independent Trustee Provides Strong Independent Leadership
On an annual basis, the Governance Committee and the Board of Trustees recommends, and the Board elects, the Chairman of the Board and the CEO. If the same individual is elected to serve as Chairman of the Board and CEO, then the Governance Committee also recommends, and the Board elects, a Lead Independent Trustee. The Lead Independent Trustee, and his or her responsibilities and authorities, are robust and similar to that of an independent Chairman. The Lead Independent Trustee:
•
Presides at executive sessions of the independent Trustees.

•
Facilitates communication between the CEO and the Trustees.

•
Provides ongoing information to the CEO about his performance.

•
Meets separately with each Trustee as part of the Board’s annual self-evaluation assessment.

•
Serves as Chair of the Compensation Committee of the Board.

•
Leads the Committee’s annual evaluation of the CEO.

The Board understands the importance of a Lead Independent Trustee and has elected Daniel J. Nova, who was elected a Trustee in 2023, to serve as our Lead Independent Trustee. Mr. Nova has been a General Partner of Highland Capital Partners, a global venture capital firm, since 1996, and brings to the role the outside perspectives of a shorter-tenured Trustee. Mr. Nova’s experience as a director of several public and private companies along with his corporate governance experience, enables him to serve as an effective and Lead Independent Trustee.
Company Performance
The proponent of this proposal calls attention to our stock price as a factor for separating the role of Chairman and CEO, pointing to a five-year high share price in 2019, before Mr. Nolan was elected CEO in 2021, and later elected Chairman on December 31, 2022.
In May 2023, shortly after being elected Chairman, Mr. Nolan announced a strategic review of our offshore wind investments as part of a strategy to reduce corporate risk and strengthen the Company’s balance sheet. That review ultimately concluded that full divestiture of the offshore wind investments was in the best long-term interest of the Company and our shareholders. In September 2024, Mr. Nolan successfully completed the full divestiture of our offshore wind investments. The sale

2025 Proxy Statement 85

Item 5: Shareholder Proposal Regarding Support of an Independent Chairman
reduces our future cash requirements and includes future tax benefits that will be utilized in coming years, including in 2025. Under Mr. Nolan’s leadership, in January 2025, the Company announced the execution of a definitive agreement to sell the Aquarion water companies. Subject to receipt of required regulatory approvals, the transaction is expected to close in the second half of 2025. We expect that the Aquarion divestiture will reduce our exposure to the challenging regulatory environment in Connecticut; increase our cash flow; reduce our equity and future debt requirement; and will be accretive when compared to issuing equity.
These corporate strategic initiatives, led by Mr. Nolan as Chairman and CEO, and fully supported by the Board of Trustees, have positioned the Company as a pure-play regulated “pipes and wires” energy utility with strong investment opportunities for the future.
Positive Shareholder Feedback on Our Board Leadership Structure
We believe our board structure is responsive to the overall desires of our shareholders. In our shareholder engagement efforts, we engaged with holders of greater than 50 percent of our outstanding common shares on a variety of matters, including their views on our board leadership structure. Among the shareholders with whom we engaged, many either expressed no preference for an independent Chairman of the Board or expressed no preference for an independent Chairman of the Board after taking into account certain additional factors, including the existence of the Lead Independent Trustee with significant duties, as is the case at Eversource. Based upon this feedback and various other factors, the Board believes its existing flexible leadership structure is consistent with the preferences of our shareholders.
Conclusion
The Board believes that it should retain the flexibility to select the leadership structure that is best-suited to meet the needs of Eversource and our shareholders in light of prevailing circumstances. In addition, our Board believes that the adoption of an independent chair policy as suggested by the proponent would unduly impair the Board’s ability to select the individual it considers to be best-suited to serve as the Chairman of the Board at any particular time, and that the adoption of the proposal is unnecessary due to Eversource’s strong governance practices, including our robust Lead Independent Trustee role, independent membership of key Board committees and consistently strong history of Board independence.
The affirmative vote of a majority of votes cast at the meeting is required to approve the shareholder proposal. This means that the number of shares voted “FOR” the item must exceed the number voted “AGAINST.” You may vote either “FOR” or “AGAINST” the item or you may abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the vote, as they do not count as votes cast.
The Board of Trustees recommends that you vote “AGAINST” Item 5.

86 2025 Proxy Statement

Item 5: Shareholder Proposal Regarding Support of an Independent Chairman
Other Matters
The Board of Trustees knows of no matters other than those presented in this proxy statement to come before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.
Shareholder Proposals
If you would like us to consider including a proposal in our proxy statement for the 2026 Annual Meeting of Shareholders, your proposal must be received by the Secretary’s office no later than November 21, 2025, and must satisfy the conditions established by the SEC. Written notice of proposals of shareholders to be considered at the 2026 Annual Meeting without inclusion in next year’s proxy statement must be received on or before February 4, 2026. If a notice is received after February 4, 2026, then the notice will be considered untimely and the proxies held by management may provide the discretion to vote on such proposal, even though the proposal is not discussed in the proxy statement. Eversource Energy considers these dates to be reasonable deadlines for submission of proposals before we begin to print and mail our proxy materials for the 2026 Annual Meeting of Shareholders. We reserve the right to reject, rule out of order, exercise discretionary authority to vote against, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Proposals should be addressed to:
James W. Hunt, III
Executive Vice President and Secretary
Eversource Energy
800 Boylston Street, 17th Floor
Boston, Massachusetts 02199-7050
2024 Annual Report and
Annual Report on Form 10-K
The Company’s Annual Report for the year ended December 31, 2024, including financial statements, was mailed with this proxy statement or made available to shareholders on the Internet. We will mail a copy of the 2024 Annual Report to any shareholder upon request. We will provide shareholders with a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 14, 2025, including the financial statements and schedules thereto, without charge, upon receipt of a written request sent to the Secretary at the address set forth above.

2025 Proxy Statement 87

Questions and Answers About the Annual Meeting and Voting

Q:
WHAT AM I VOTING ON?

A:
The Board of Trustees of Eversource Energy is asking you to vote on five separate items, as summarized in the following table:

Item	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Discussion Beginning on Page
Election of Trustees (Item 1)	FOR All Nominees	Majority of all common shares issued and outstanding	Against	Against	7
Advisory vote on executive compensation (Item 2)	FOR	Majority of votes cast	No effect	No effect	78
Ratify Deloitte & Touche LLP as Independent Registered Public Accounting Firm (Item 3)	FOR	Majority of votes cast	No effect	Not applicable	80
Amendments to the Declaration of Trust (Item 4)	FOR	Majority of votes cast	Against	Against	83
Shareholder Proposal Regarding Independent Chairman of the Board (Item 5)	AGAINST	Majority of votes cast	No effect	No effect	84
Q:
WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?

A:
Time and Date:

10:30 a.m., Eastern Time,
Thursday, May 1, 2025
Location:
Ropes & Gray LLP
800 Boylston Street
Boston, Massachusetts 02199
Q:
WILL ANY OTHER MATTERS BE VOTED ON AT THE ANNUAL MEETING?

A:
We do not expect any other matters to be presented at the Annual Meeting. However, if a matter not described in this proxy statement is properly brought before the Annual Meeting by a shareholder, the individuals designated as proxies will act on the matter in accordance with legal requirements and their judgment of what is in the best interests of Eversource Energy.

Q:
WHO IS ENTITLED TO VOTE?

A:
You are entitled to vote at the Annual Meeting if you held common shares on the record date, March 4, 2025. As of the record date, 367,081,902 common shares were outstanding and entitled to vote. You are entitled to one vote on each Item to be voted on at the Annual Meeting for each common share that you held on the record date.

Q:
HOW DO I VOTE?

A:
If you hold common shares registered directly in your name, you are considered to be the “Shareholder of Record,” and the printed proxy materials or Notice of Internet Availability of Proxy Materials have been sent directly to you by the Company.

The Notice of Internet Availability of Proxy Materials also includes instructions for requesting printed proxy materials by mail. If you requested and received a paper proxy card, you may vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope included with the proxy card. You can vote in any one of the following ways:
•
You can vote using the Internet.   Follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card. The Internet procedures are designed to authenticate a shareholder’s identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

Internet voting facilities for shareholders of record are available 24 hours a day and will be available until the polls close during the meeting. You may access this proxy statement and related materials by going to www.envisionreports.com/ES
•
You may vote by telephone.   Follow the instructions on the Notice of Internet Availability of Proxy Materials or on the proxy card that you received in

88 2025 Proxy Statement

the mail. Voting by telephone is available 24 hours a day and will be available until the polls close during the meeting.
•
You may vote by mail.   If you received a paper proxy card, you can vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope accompanying the proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

•
You may vote in person at the Annual Meeting by delivering your completed proxy card in person at the Annual meeting or by completing a ballot available upon request at the meeting.

If you hold common shares through a brokerage firm, bank, other financial intermediary or nominee (known as shares held in “street name”), you should receive instructions directly from that person or entity that you must follow in order to vote your common shares. You may vote by mail by requesting a voting instruction form in accordance with the instructions received from your broker or other agent. Complete, sign and date the voting instruction form provided by the broker or other agent and return it in the pre-addressed, postage-prepaid envelope provided to you. You will also be able to vote these shares by Internet or telephone. Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.
Q:
IS MY VOTE CONFIDENTIAL?

A:
Individual votes of shareholders are kept confidential from Eversource’s Trustees, officers and employees, except for certain specific and limited exceptions. Comments from shareholders written on proxies or ballots are transcribed and provided to Eversource’s Secretary. Votes are counted by Computershare Investor Services and certified by an independent Inspector of Elections.

Q:
AS A PARTICIPANT IN THE EVERSOURCE 401(k) PLAN OR SAVINGS PLAN FOR EMPLOYEES OF AQUARION WATER COMPANY, HOW DO I VOTE MY SHARES HELD IN MY PLAN ACCOUNT?

A:
If you are a participant in the Eversource 401(k) Plan or the Savings Plan for Employees of Aquarion Water Company, you may vote the common shares held in your plan account by voting through the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials that you received in the mail. Internet voting and voting by telephone are available 24 hours a day and will close for plan participants at 12:01 a.m., Eastern Time on April 29, 2025.
The Notice of Internet Availability of Proxy Materials also includes instructions for requesting printed proxy materials by mail. If you requested and received a paper proxy card, you may vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope included with the proxy card.
Whether you vote through the Internet, by telephone or by returning a proxy card in the mail, the plan trustee will vote the common shares held in your plan account in accordance with your instructions. If you do not provide the plan trustee with instructions by 12:01 a.m., Eastern Time on April 29, 2025, the common shares in your Eversource 401(k) Plan or Savings Plan for Employees of Aquarion Water Company account will be voted by the plan trustee in the same proportion as the votes cast by participants in each plan.
Q:
WHAT CONSTITUTES A QUORUM AND HOW ARE VOTES COUNTED?

A:
To conduct business at the Annual Meeting, a quorum consisting of a majority of all common shares issued and outstanding and entitled to vote must be present in person or represented by proxy.

Representatives of Computershare Investor Services (Computershare), the Company’s Registrar and Transfer Agent, will count the votes. In determining whether we have a quorum, Computershare counts all properly submitted proxies and ballots as present and entitled to vote. Because the election of each Trustee requires the affirmative vote of at least a majority of the common shares outstanding and entitled to vote at the Annual Meeting, broker non-votes, votes against and abstentions with respect to a particular Trustee nominee will have the same effect as a vote against such Trustee nominee. Broker non-votes and abstentions are not considered votes cast and will not affect the advisory Say-on-Pay or the shareholder proposal. Abstentions are not considered votes cast and will not be counted for or against the item to ratify the selection of Deloitte & Touche LLP.
Q:
WHAT ARE BROKER NON-VOTES?

A:
Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders. If a broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a

2025 Proxy Statement 89

“broker non-vote.” For our Annual Meeting, this means that absent voting instructions, brokers are not permitted to vote on the election of Trustees, the non-binding advisory “Say-on-Pay” item and the shareholder proposal. If your shares are held by a broker and you wish to vote on those items, you should complete the voting instruction card you receive from the broker or request one from the broker as necessary. You will also be able to vote these shares by Internet or telephone. A broker may vote on the ratification of the selection of our independent registered public accounting firm if the shareholder does not give instructions.
Q:
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD?

A:
If you receive more than one Notice of Internet Availability of Proxy Materials and proxy card, then you have multiple accounts in which you own common shares. Please follow all instructions to ensure that all of your shares are voted. In addition, for your convenience and to reduce costs, we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. If you have any questions concerning common shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, you may contact our transfer agent, Computershare Investor Services, by mail at P. O. Box 43078, Providence, Rhode Island 02940-3078, by telephone at (800) 999-7269, or on the Internet at www-us.computershare.com.

Q:
HOW CAN I CHANGE MY VOTE?

A:
Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke a proxy and change your vote at any time before the polls close at the Annual Meeting by:

•
Delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to:

James W. Hunt, III
Executive Vice President and Secretary
Eversource Energy
800 Boylston Street, 17th Floor
Boston, Massachusetts 02199-7050;
•
Re-voting on the Internet or by telephone before 10:30 a.m., Eastern Time on May 1, 2025, if you are not attending the meeting; or

•
Attending the Annual Meeting and voting in person.

If you are a participant in the Eversource 401(k) Plan or the Savings Plan for Employees of Aquarion Water Company, you may revoke your proxy card and change your vote by re-voting on the Internet or by telephone until 12:01 a.m., Eastern Time on April 29, 2025.
Q:
WHO PAYS THE COST OF SOLICITING THE PROXIES REQUESTED?

A:
Eversource Energy will bear the cost of soliciting proxies on behalf of the Board of Trustees. In addition to the use of the mails, proxies may be solicited by telephone or electronic mail by officers or employees of Eversource Energy or its service company affiliate, Eversource Energy Service Company, who will not be specially compensated for such activities, and by employees of Computershare, our transfer agent and registrar. We have also retained D.F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement of certain out-of-pocket expenses. We will request persons, firms and other companies holding common shares in their names or in the name of their nominees, which are beneficially owned by others as of March 4, 2025, to send proxy materials to and obtain voting instructions from the beneficial owners, and we will reimburse those holders for any reasonable expenses that they incur.

90 2025 Proxy Statement

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APPENDIX A
EVERSOURCE ENERGY
PROPOSED REVISIONS TO THE DECLARATION OF TRUST
The specific Articles of the Eversource Energy Declaration of Trust proposed for amendment, as described in Item 4 of the proxy statement, are listed below.
SUPERMAJORITY PROVISIONS
In each Article listed below, the phrase “two-thirds (2/3)” will be deleted and replaced with “a majority.” Text that will be deleted is shown with a strikethrough, while text that will be inserted is underlined and bolded.
1.
Article 11(d):

“(11) Until the termination of the trust hereby created, the Trustees in the control and management of the trust estate and in the conduct of the business of the association shall have power at any time and from time to time, subject however to the limitations and conditions herein contained in this or any other article hereof:
. . .
(d)   To borrow money and to issue bonds or other obligations therefor and to secure the payment thereof by mortgage, pledge or charge of the whole or any part of the trust estate then owned or thereafter acquired, except that no such mortgage, pledge or charge of the trust estate as a whole or substantially as a whole shall be created unless authorized in each and every such case by a vote of at least ~~two-thirds (2/3)~~ a majority in number of all the shares then outstanding hereunder of such class or classes as then have general voting power, provided, however, that no such authorization shall be required to secure bonds or obligations issued to refund at any time and in any manner any secured bonds or obligations whenever issued.”
2.
Article 19:

“(19) The transferable certificate of beneficial interest known as shares issued or to be issued hereunder may consist either of common shares with or without par value or of preferred shares with or without par value of any class or classes, or of both common and preferred shares. Shares, either common or preferred, may be issued from time to time for cash, property or services, or as a distribution to Shareholders, and may be issued by the Trustees only upon authority so to do granted by the Shareholders. Common shares, in addition to the three million (3,000,000) of such common shares authorized by the Shareholders prior to March 18, 1964, shall be issued only when authorized by the affirmative vote of at least a majority in interest of all shares previously issued and then outstanding of such class or classes as have general voting power. Preferred shares shall be issued only when authorized by the affirmative vote of at least ~~two-thirds (2/3)~~ a majority in interest of shares having general voting power as aforesaid and also by such vote or consent of the holders of each class of preferred shares previously issued and then outstanding as may be required by the rights, privileges and preferences of said outstanding class established as hereinafter provided. All preferred shares issued shall have such par value, if any, such priority as to dividends which may be cumulative, such priority in liquidation, such voting rights and such other rights, privileges, preferences, restrictions and limitations as may be established and authorized by the votes and consents of Shareholders pursuant to which they are issued. The holders of common shares shall have preemptive rights as follows: Upon the offering or sale by the Trustees for cash of any common shares or convertible securities each holder of common shares shall have the preemptive right subject to the provisions of this Article to purchase such shares or convertible securities in proportion to the number of common shares held by him, within the time and on the terms fixed by the Trustees. Such preemptive rights, however, shall not be applicable to the issue of common shares, or the grant of rights or options on such shares, to Trustees, Directors, officers, or employees, as such, of the association, or of a subsidiary thereof, if such issue or grant is approved by the holders of common shares, at a meeting duly held for the purpose or is authorized by and consistent with a plan theretofore so approved. Whenever any rights to subscribe to common shares or convertible securities have not been exercised by the holders thereof, and by the terms thereof such subscription rights have ceased to be exercisable, the Trustees may authorize the disposal of the common shares or convertible securities theretofore subject to such unexercised rights in such manner as the Trustees may deem proper.
A-1 2025 Proxy Statement

Common shares shall not be subject to preemptive rights if they are issued on the conversion of convertible securities and such securities were offered or issued to holders of common shares in satisfaction of their preemptive rights or were not subject to preemptive rights. Common shares and convertible securities shall not be subject to preemptive rights if they are (1) common shares or convertible securities theretofore offered to holders of common shares in satisfaction of their preemptive rights and not purchased thereby; (2) issued pursuant to a plan adjusting any rights to fractional shares or fractional interests in order to prevent the issue of such fractional shares or fractional interests in such shares; (3) issued in connection with a merger or consolidation, or pursuant to order of a court of competent jurisdiction unless such order otherwise provides; (4) issued in a public offering or to or through underwriters who shall have agreed to make a public offering of such common shares or convertible securities; (5) released from such preemptive rights by the affirmative vote or written consent of the holders of at least ~~two-thirds (2/3)~~ a majority of the common shares then outstanding; or (6) shares or convertible securities held in the treasury. Except as herein specifically provided, no holder of shares of any class shall have any preemptive rights to subscribe to any shares or securities of any class issued at any time. No fractional shares shall be issued and in connection with the issue of shares of any class the Trustees may take such action as they deem desirable in order to avoid or prevent the issue of fractional shares. As used in this Article “convertible securities” means securities which are convertible into, or entitle the holder thereof to purchase, common shares.”
3.
Article 39:

“(39) The trust hereby created may be terminated at any time and any of the terms, powers, and provisions herein contained may be altered, amended, added to, or rescinded at any time by the affirmative vote of at least ~~two-thirds (2/3)~~ a majority of the Trustees but any such termination or alteration, amendment, addition or rescission before becoming effective shall be approved either by the affirmative vote or the consent thereto in writing of the holders of ~~two-thirds (2/3)~~ a majority of all shares previously issued and then outstanding of such class or classes as have general voting power; provided however that no alteration, amendment, addition or rescission adversely affecting the preferences or priorities of any preferred shares then outstanding shall become effective without the affirmative vote or the consent in writing, if such consent be provided for, of the holders of at least ~~two-thirds (2/3)~~ a majority of the preferred shares the preferences or priorities of which are so affected.”
VIRTUAL ANNUAL MEETING PROVISIONS
Article 28, listed below, will be revised to allow to virtual annual and special meetings of shareholders to be conducted by Eversource Energy by adding language that allows annual and special meetings of shareholders to be held in person or virtually, as the Board may determine. Inserted text is underlined and bolded.
1.
Article 28

“(28) An annual meeting of the Shareholders shall be held during the month of April, May or June in each year on such day and at such hour as the Trustees may from time to time determine, at such place either within or outside of Massachusetts as may be designated by the Trustees, for the purpose of electing new Trustees in place of and to succeed those whose terms of office expire at that time and for such other purposes as may be specified by the Trustees. Annual and special meetings of shareholders may be held solely by means of remote communication, or in a hybrid format that includes both physical and remote participation, as permitted by applicable law. If a meeting is conducted wholly or partially by remote communication, reasonable measures shall be implemented to (i) verify shareholder identity by ensuring that each person deemed present and entitled to vote at the meeting is a shareholder or a valid proxyholder, (ii) provide shareholders a reasonable opportunity to participate in the meeting, including the ability to hear and be heard, vote, and ask questions in real time, and (iii) maintain a record of votes and other shareholder actions taken during the meeting. The Trustees shall have sole discretion to determine whether any meeting of shareholders will be held in person, virtually, or in a hybrid format, subject to applicable laws and regulations. Notice of the meeting shall specify the format and provide the necessary information for shareholders to access and participate. If such annual meeting shall not be held as above provided, a special meeting may be held in lieu thereof at any time and any business which might have been transacted at such annual meeting may be transacted at such special meeting and for all purposes hereof such special meeting shall be deemed to be an annual meeting duly held as herein provided. Special meetings of the Shareholders shall be held whenever ordered by the Trustees, the Chairman of the Board or the President or requested by the holders of one-tenth (1/10) in interest of all the shares outstanding of any class or classes having the general right to vote and any business which may be transacted at an annual meeting of Shareholders may be transacted at a special meeting. Special meetings shall be held at such place as may be designated by the Trustees or the Chairman of the Board or the President. Notice of each meeting of the Shareholders, whether annual or special, specifying the time, place and purposes thereof, shall be given to all Shareholders entitled to vote thereat by delivering such notice to such Shareholders at least seven (7) days before such meeting. Notice delivered
2025 Proxy Statement A-2

via electronic transmission shall be considered notice for purposes of the preceding sentence provided that such notice is, (i) if given by facsimile telecommunication, directed to a number furnished by the Shareholder for such purpose, (ii) if given by electronic mail, directed to an electronic mail address furnished by the Shareholder for such purpose, (iii) if delivered by posting on an electronic network accompanied by a separate notice to the Shareholder of such posting, directed to an electronic mail address furnished by the Shareholder for the purpose, and (iv) if by any other form of electronic transmission, directed to the Shareholder in such manner as the Shareholder shall have specified. For purposes of this paragraph “electronic transmission” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient. If the Secretary shall refuse or fail to give any such notice of any special meeting such notices may be given by the persons or person by whom such meeting was called or requested. At all meetings of the Shareholders every holder of common shares shall have one (1) vote for every such share held by him, and every holder of preferred shares of any class or classes thereof shall have such voting rights as may be authorized in accordance with the provisions of Article (19). Every Shareholder entitled to vote at any meeting shall have the same right to vote thereat or at any adjournment or adjournments thereof, either in person or by proxy as in the case of a stockholder in a corporation. Any vote, consent, waiver, proxy appointment or other action by a Shareholder or by the proxy or other agent of any Shareholder, shall be considered given in writing, dated and signed if, in lieu of any other means permitted by this Declaration of Trust, it consists of an electronic transmission that sets forth or is delivered with information from which it can be determined (i) that the electronic transmission was transmitted by the Shareholder, proxy or agent or by a person authorized to act for the Shareholder, proxy or agent; and (ii) the date on which such Shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received if it has been sent to any address specified for the purpose or, if no address has been specified, to the principal office of the association, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Shareholders. At all meetings a majority of all shares issued and outstanding and having the general right to vote shall constitute a quorum for the transaction of business, but less than such majority may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting all matters properly brought before the meeting shall be decided by the majority vote of the Shareholders present or represented at such meeting and voting upon such questions, except as otherwise provided herein and as may be otherwise provided hereafter as to particular questions in the provisions for the establishment of the rights, privileges and preferences of any class or classes of preferred shares. The Trustees may fix in advance a time not more than sixty (60) days before the date of any meeting of the Shareholders or the date for the payment of any dividend or the making of any distribution of any kind to Shareholders or the last day on which the consent or dissent of Shareholders may be effectively expressed for any purpose as the record date for determining the Shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the association after the record date. In lieu of fixing such record date, the Trustees may for any of such purposes close the transfer books of the association for all or any portion of said sixty (60) day period.”
A-3 2025 Proxy Statement

002CSNF75A

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes from participants in the Eversource 401K Plan or the Savings Plan for Employees of Aquarion Water Company must be received by April 29, 2025, at 12:01 a.m., Eastern Time. OInf lninoeelectronic voting, Gdoetloetwe wQwR.ecnovdiesiaonndrecpoonrttrso.lc#om/ES or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ES 1234 5678 9012 345 ▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼ A Items — The Board of Trustees recommends a vote FOR all nominees, FOR Items 2, 3, and 4, and AGAINST Item 5. 1. Election of Trustees: For Against Abstain For Against Abstain For Against Abstain 01 - Cotton M. Cleveland 04 - Loretta D. Keane 07 - Joseph R. Nolan, Jr. 02 - Linda Dorcena Forry 05 - John Y. Kim 08 - Daniel J. Nova 03 - Gregory M. Jones 06 - David H. Long 09 - Frederica M. Williams 2. Consider an advisory proposal approving the compensation of our Named Executive Officers. For Against Abstain For Against Abstain 3. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2025. 4. Approve proposed amendments to our Declaration of Trust to eliminate supermajority voting requirements and allow virtual annual meetings of shareholders. For Against Abstain For Against Abstain 5. Vote on a shareholder proposal titled “Support an Independent Board Chairman,” if properly brought before the meeting. 6. Transact any other business that may properly come before the meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appear(s) above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 P C F 6 4 5 1 8 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 04431D

You can access your account online. You can access your registered shareholder information on the following secure Internet site: http://www.computershare.com/investor Step 1: Register (1st time users only) Step 3: View your account details and perform multiple transactions, such as: Click on “Register” and follow the instructions. Step 2: Log In (Returning users) Click “Login” and follow the instructions. • View account balances • View transaction history • View payment history • View common share quotes • Change your address • View electronic shareholder communications • Buy or sell shares • Request check replacements If you are not an Internet user and wish to contact Computershare, you may use one of the following methods: Call: 1-800-999-7269 Write: Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders The proxy statement and 2024 Annual Report to shareholders are available at www.envisionreports.com/ES Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ES ▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼ Proxy/Vote Authorization Form – EVERSOURCE ENERGY Annual Meeting of Shareholders May 1, 2025 Proxy/Vote Authorization Form is Solicited by the Board of Trustees of the Company The undersigned appoints Joseph R. Nolan, Jr. and Gregory B. Butler, and each of them, proxies of the undersigned, with power to act without the other and full power of substitution, to act for and to vote all common shares of Eversource Energy that the undersigned would be entitled to cast if present in person at the 2025 Annual Meeting of Shareholders to be held on May 1, 2025, and at any postponement or adjournment thereof, upon the matters indicated on the reverse side of this card. This card also constitutes voting instructions for participants in the Eversource 401K Plan and the Savings Plan for Employees of Aquarion Water Company. The undersigned hereby directs the applicable trustee to vote all common shares credited to the undersigned’s account at the Annual Meeting and any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE YOUR COMMON SHARES CONSISTENT WITH THE RECOMMENDATIONS OF OUR BOARD OF TRUSTEES AND IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.